Exhibit 10.3

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

Dated as of July 13, 2018

AMKOR TECHNOLOGY SINGAPORE HOLDING PTE. LTD.,

and

CERTAIN OF ITS SUBSIDIARIES OR AFFILIATES PARTY HERETO

as Borrowers

BANK OF AMERICA, N.A.,

as Agent

DBS BANK LTD.,

as Documentation Agent

and

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Bookrunner

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION	1

1.1	Definitions	1

1.2	Accounting Terms	36

1.3	Uniform Commercial Code	36

1.4	Certain Matters of Construction	36

1.5	Currency Equivalents	37

SECTION 2.	CREDIT FACILITIES	38

2.1	Revolver Commitment	38

2.2	Reserved	40

2.3	Letter of Credit Facility	40

SECTION 3.	INTEREST, FEES AND CHARGES	43

3.1	Interest	43

3.2	Fees	45

3.3	Computation of Interest, Fees, Yield Protection	45

3.4	Reimbursement Obligations	45

3.5	Illegality	46

3.6	Inability to Determine Rates	46

3.7	Increased Costs; Capital Adequacy	47

3.8	Mitigation	49

3.9	Funding Losses	49

3.10	Maximum Interest	49

SECTION 4.	LOAN ADMINISTRATION	49

4.1	Manner of Borrowing and Funding Revolver Loans	49

4.2	Defaulting Lender	51

4.3	Number and Amount of Interest Period Loans; Determination of Rate	52

4.4	Borrower Agent	52

4.5	One Obligation	53

4.6	Effect of Termination	53

SECTION 5.	PAYMENTS	53

5.1	General Payment Provisions	53

5.2	Repayment of Revolver Loans	53

5.3	Reserved	53

5.4	Payment of Other Obligations	53

5.5	Marshaling; Payments Set Aside	54

5.6	Application and Allocation of Payments	54

5.7	Dominion Account	55

5.8	Account Stated	55

5.9	Taxes	55

5.10	Lender Tax Information	57

5.11	Nature and Extent of Each Borrower’s Liability	59

SECTION 6.	CONDITIONS PRECEDENT	62

6.1	Conditions Precedent to Initial Revolver Loans	62

6.2	Conditions Precedent to All Credit Extensions	64

SECTION 7.	COLLATERAL	65

7.1	Grant of Security Interest	65

7.2	Lien on Deposit Accounts; Cash Collateral	66

7.3	Reserved	66

7.4	Other Collateral	66

7.5	Limitations	67

7.6	Further Assurances	67

7.7	Foreign Subsidiary Stock	67

SECTION 8.	COLLATERAL ADMINISTRATION	67

8.1	Borrowing Base Reports	67

8.2	Accounts	67

8.3	Inventory	69

8.4	Equipment	69

8.5	Deposit Accounts	69

8.6	General Provisions	70

8.7	Power of Attorney	71

SECTION 9.	REPRESENTATIONS AND WARRANTIES	72

9.1	General Representations and Warranties	72

9.2	Complete Disclosure	78

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	78

10.1	Affirmative Covenants	78

10.2	Negative Covenants	83

10.3	Financial Covenants	95

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	95

11.1	Events of Default	95

11.2	Remedies upon Default	97

11.3	Right to Cure	98

11.4	License	99

11.5	Setoff	99

11.6	Remedies Cumulative; No Waiver	99

SECTION 12.	AGENT	100

12.1	Appointment, Authority and Duties of Agent	100

12.2	Agreements Regarding Collateral and Borrower Materials	101

12.3	Action Upon Default	102

12.4	Reliance By Agent	102

12.5	Ratable Sharing	102

12.6	Indemnification	103

12.7	Limitation on Responsibilities of Agent	103

12.8	Successor Agent and Co-Agents	103

12.9	Due Diligence and Non-Reliance	104

12.10	Remittance of Payments and Collections	105

12.11	Individual Capacities	105

12.12	Titles	106

12.13	Bank Product Providers	106

12.14	No Third Party Beneficiaries	106

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	106

13.1	Successors and Assigns	106

13.2	Participations	106

13.3	Assignments	107

13.4	Replacement of Certain Lenders	109

SECTION 14.	MISCELLANEOUS	109

14.1	Consents, Amendments and Waivers	109

14.2	Indemnity	110

14.3	Notices and Communications	111

14.4	Performance of Borrowers’ Obligations	112

14.5	Credit Inquiries	112

14.6	Severability	113

14.7	Cumulative Effect; Conflict of Terms	113

14.8	Counterparts; Execution	113

14.9	Entire Agreement	113

14.10	Relationship with Lenders	113

14.11	No Advisory or Fiduciary Responsibility	113

14.12	Confidentiality	114

14.13	Certifications Regarding Indentures	115

14.14	GOVERNING LAW	115

14.15	Consent to Forum; Bail-In of EEA Financial Institutions	115

14.16	Waivers by Borrowers	116

14.17	Patriot Act Notice	117

14.18	NO ORAL AGREEMENT	117

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Assignment and Acceptance
Exhibit B	Assignment Notice
Exhibit C	Compliance Certificate
Exhibit D	Notice of Borrowing

Schedule 1.1	Revolver Commitments
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Locations of Collateral
Schedule 9.1.4	Capital Structure
Schedule 9.1.11	Intellectual Property
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Burdensome Contracts
Schedule 9.1.16	Litigation
Schedule 9.1.18	ERISA
Schedule 9.1.12	Labor Relations
Schedule 9.1.21	Prior Names; Locations
Schedule 10.2.2	Existing Liens

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of July 13, 2018, among AMKOR TECHNOLOGY SINGAPORE HOLDING PTE. LTD., a company incorporated under the laws of Singapore (“Amkor Singapore”) and other entities now or hereafter joined hereto as borrowers (together with Amkor Singapore, each a “Borrower” and collectively, the “Borrowers”), the financial institutions (which are qualified licensed money lenders under the laws of Singapore) party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.    DEFINITIONS; RULES OF CONSTRUCTION

1.1    Definitions. As used herein, the following terms have the meanings set forth below:

Account: with respect to any Person, any of such Person’s accounts receivable arising from the sale of goods or supply of services, including the right to payment of any interest or other finance charges, late payment or delinquency charges and any extension or collection fees, and including all “accounts” as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor Approved Countries: (i) any member state of the European Union as of April 30, 2004, (ii) Australia, (iii) Hong Kong, (iv) New Zealand, (v) Norway, (vi) Singapore, and (vii) Switzerland, in each case, together with any state or province or territory thereof (as applicable); provided, that during the continuance of a Triggered Activation Period, Agent may, in its Permitted Discretion and as a condition to such jurisdiction remaining an Account Debtor Approved Country, require that Borrowers provide local law security documentation in respect of Accounts of Account Debtors organized outside of the jurisdiction of organization of such Borrowers to ensure that Agent has a duly perfected and enforceable Lien under the applicable law of such jurisdiction.

Acquired Indebtedness: with respect to any specified Person (a) Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Debt is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person and (b) Debt secured by a Lien encumbering any asset acquired by such specified Person.

Affiliate: with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person. Neither Agent nor any Lender or any of their respective Affiliates shall be considered an Affiliate of Parent or any Subsidiary thereof.

Agent: as defined in the recitals.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement Currency: as defined in Section 1.5.

Allocable Amount: as defined in Section 5.11.3.

Amkor Singapore: as defined in the recitals.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: the margin set forth below, as determined by the Average Availability calculated for Borrower for the preceding completed Fiscal Quarter of Borrower:

Level	Average Availability for preceding completed Fiscal Quarter	Base Rate Revolver Loans	Interest Period Loans and Singapore Base Rate Revolver Loans
I	Less than $50,000,000	0.75%	1.75%
II	Greater than or equal to $50,000,000 and equal to or less than $100,000,000	0.50%	1.50%
III	Greater than $100,000,000	0.25%	1.25%

Until September 30, 2018, the above margins shall be determined based on Level II. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate Average Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, the Applicable Margin shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.

Approved Fund: any Person (other than a natural Person) that is owned or Controlled by a Lender or Affiliate of a Lender, and is engaged in making or investing in commercial loans in its ordinary course of activities.

Asset Sale: as defined in Section 10.2.5.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or in such other form as is reasonably satisfactory to Agent.

Attributable Debt: in respect of a sale and leaseback transaction involving an operating lease, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

Available Currency: Dollars, Singapore Dollars and any other currency approved by Agent and Lenders in their sole discretion.

Availability: the Borrowing Base minus Revolver Usage.

Availability Reserve: the sum (without duplication) of (a) the Rent and Charges Reserve; (b) [Reserved]; (c) the aggregate amount of liabilities secured by Liens upon Collateral that are or may be senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (d) the Dilution Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

Average Availability: for any period of a completed Fiscal Quarter, the average of the daily amount of Availability for such period, provided, that solely for purposes of calculating the Applicable Margin, Average Availability shall be determined without reference to clause (a) of the definition of Borrowing Base.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bank of America: as defined in the recitals.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products or services extended to Parent or a Subsidiary of Parent by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services, other than Letters of Credit.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: a per annum rate equal to the sum of (a) the LIBOR for a 1 month interest period as in effect on the first day of the current calendar month, and (b) 1.00%; provided that if the Base Rate shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Beneficial Owner: as assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

Beneficial Ownership Certificate: each certificate regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Person, without duplication, its (a) debt that (i) arises from the lending of money to such Person or (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; and (b) the capitalized amount of any Capital Leases, in each case, if and to the extent such obligation would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP.

Borrower: as defined in the recitals.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Borrowing Base Reports, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder.

Borrowing: a group of Revolver Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base: on any date of determination, subject to the restrictions in Section 4.09 of each of the Senior Notes Indentures as in effect on the Closing Date, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, or (b) the result of (i) up to 85.0% of the Value of Eligible Accounts and Eligible Foreign Accounts, minus (ii) Availability Reserves.

Borrowing Base Report: a report of the Borrowing Base, in form and substance satisfactory to Agent.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of North Carolina, the State of California, Hong Kong or Singapore and if such day relates to an Interest Period Loan, any such day on which dealings in applicable Available Currency deposits are conducted in the London interbank market.

Capital Expenditures: for any period, expenditures made by a Borrower or Subsidiary during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries; provided, that Capital Expenditures shall not include any such expenditures that are: (a) made with Net Proceeds of an Asset Sale, insurance proceeds or condemnation awards; (b) made with the proceeds of any contribution of capital to Parent or sale or issuance by Parent of Equity Interests which are substantially contemporaneously used for the making of such Capital Expenditure; (c) financed with Borrowed Money other than Revolver Loans; or (d) Strategic Investments or incurred by any Person acquired in any Strategic Investment prior to (but not in anticipation of) the closing of such Strategic Investment.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) Dollars or currency of any other sovereign nation in which Obligors or any Subsidiary conducts business; (b) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within 12 months of the date of acquisition; (c) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (d) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (b) and (c) entered into with any bank described in clause (c); (e) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; (f) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (g) in the case of any Obligor that is not organized in the U.S., other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Obligor for cash management purposes.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, provided, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued, but only to the extent such rules, regulations, or published interpretations or directives are applied to Parent and its Subsidiaries by Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.

Change of Control: the occurrence of any of the following: (a) the adoption of a plan relating to the liquidation or dissolution of Parent or any Borrower, (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 35.0% of the Voting Stock of Parent, measured by voting power rather than number of shares, and such percentage represents more than the aggregate percentage of the Voting Stock of Parent, measured by voting power rather than number of shares, as to which any Permitted Holder is the Beneficial Owner, or (c) Parent fails to own and control, directly or indirectly, 100% of all Equity Interests in each Borrower. For purposes of this definition, any transfer of an Equity Interest of any Person that was formed for the purpose of acquiring Voting Stock of Parent will be deemed to be a transfer of such portion of Voting Stock as corresponds to the portion of the equity of such Person that has been so transferred. Notwithstanding the foregoing, if at any time Parent is a direct or indirect wholly-owned subsidiary of one or more entities (each, a “Holding Company”), references to “Parent” in clause (a) and (b) of this definition will be deemed to be references to that Holding Company which is not a subsidiary of any other Holding Company, for so long as Parent remains wholly-owned, directly or indirectly, by such Holding Company.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1 (excluding, for the avoidance of doubt, any Excluded Property), all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Competitor: (a) any competitor of Parent or its Subsidiaries that is in the same or substantially similar line of business as Parent or any of its Subsidiaries and (b) any customer or supplier of Parent or any of its Subsidiaries (other than any customer or supplier that is a bank, financial institution, other institutional lender or an Affiliate thereof.

Compliance Certificate: a certificate, substantially in the form of Exhibit C or in such other form as is reasonably satisfactory to Agent.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated Cash Flow: with respect to Parent and its Subsidiaries for any period, the Consolidated Net Income for such period, plus (a) an amount equal to any extraordinary loss, plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (b) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (c) consolidated interest expense of Parent and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Leases, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (d) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Parent and its Subsidiaries for such period to the extent that such depreciation, amortization, and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (e) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) decreasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP, minus (f) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of Parent shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Parent only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Parent by such Subsidiary without prior governmental approval (that has not been obtained), or pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules, and governmental regulations applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or other payments has been legally waived; provided, however, that Consolidated Net Income shall be increased by the amount of dividends or other payments actually paid in cash (or to the extent converted into cash) to Parent or a Subsidiary of Parent in respect of such period, to the extent not already included therein.

Consolidated Net Assets: with respect to any specified Person as of any date, the total assets of such Person as of such date less (a) the total liabilities of such Person as of such date, (b) the amount of any Disqualified Stock as of such date, and (c) any minority interests reflected on the balance sheet of such Person as of such date.

Consolidated Net Income: the aggregate of the Net Income of Parent and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof (and if such Net Income is a loss it shall be included only to the extent that such loss has been funded with cash by the specified Person or a Subsidiary of the specified Person), (b) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or other distributions has been legally waived, (c) the Net Income of any Subsidiary shall be excluded if not distributed to the specified Person or one of its Subsidiaries, (d) the cumulative effect of a change in accounting principles shall be excluded, (e) non-cash compensation charges or other non-cash expenses or charges arising from the grant or issuance or repricing of stock, stock options or other equity-based awards to the directors, officers and employees of Parent and its Subsidiaries shall be excluded, (f) any impairment charge or asset write-off under GAAP and the amortization of intangibles arising under GAAP shall be excluded, (g) any increase in amortization or depreciation or other non-cash charges resulting from any application of purchase accounting in relation to any acquisition and adjustments related to purchase accounting in connection with an acquisition, including fair value measurements of acquired assets and liabilities in accordance with GAAP, net of taxes, shall be excluded, (h) any unrealized gains and losses related to fluctuations in currency exchange rates for such period shall be excluded, and (i) any gains and losses from any early extinguishment of Debt shall be excluded.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the lesser of (x) the stated or determinable amount of the primary obligation, (y) the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation and (z) if recourse is limited to a specific asset, the fair market value of such asset; provided, that if none of the foregoing are determinable, the maximum reasonably anticipated liability with respect thereto.

Control: possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.

Credit Facilities: with respect to any Obligor, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

Cure Period: as defined in Section 11.3.1.

Cure Right: as defined in Section 11.3.1.

CWA: the Clean Water Act (33 U.S.C. §§1251 et seq.).

Debt: with respect to any Person and without duplication, any indebtedness of such Person, including Contingent Obligations, in respect of (a) Borrowed Money, (b) letters of credit or reimbursement obligations in respect thereof, (c) banker’s acceptances, (d) the balance deferred and unpaid of the purchase price of any Property, except any such balance that constitutes an accrued expense or trade payable, and (e) obligations under Hedging Agreements, if and to the extent any of such indebtedness (other than letters of credit and obligations under Hedging Agreements) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Debt” includes all Debt of others secured by a Lien on any asset of the specified Person (whether or not such Debt is assumed by the specified Person measured as the lesser of the fair market value of the assets of such Person so secured or the amount of such Debt) and, to the extent not otherwise included, the guarantee by such Person of any Debt of any other Person. The amount of any Debt outstanding as of any date shall be the accreted value thereof, in the case of any Debt issued with original issue discount. In addition, the amount of any Debt shall also include the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of Parent, any preferred stock of such Subsidiary.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by Applicable Law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder (unless such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Event of Default) has not been satisfied), and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect (unless such notification or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Event of Default) to funding a loan cannot be satisfied) or; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner reasonably satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Deposit Account Control Agreement: an agreement, in form and substance reasonably satisfactory to Agent, between Agent and a depository institution which maintains a Deposit Account for an Obligor, which establishes control of such Deposit Account for purposes of perfection of Agent’s Lien in such Deposit Account and the funds held therein.

Designated Jurisdiction: a country or territory that is the target of a Sanction.

Dilution Percent: the percent, determined for Borrowers’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

Dilution Reserve: an amount equal to 1.0% of the sum of the Value of Eligible Accounts and Eligible Foreign Accounts for each percentage point (or portion thereof) that the Dilution Percent exceeds 5.0%.

Distribution: any (a) declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); or (b) purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Disqualified Institution: (a) any bank, financial institution, institutional lender or other Person and Affiliates of the foregoing identified in writing by Borrower Agent to Agent (and provided to the Lenders by Agent) on or prior to the Closing Date, (b) any Competitor and/or any Affiliate of a Competitor identified in writing by Borrower Agent to Agent on or prior to the Closing Date, and (c) any known Affiliate of any Person referred to in clauses (a) or (b) above that is readily identifiable as such on the basis of such Affiliate’s name; provided that Borrower Agent, upon notice to Agent (which notice shall be provided to the Lenders by Agent) and with Agent’s consent (not to be unreasonably withheld or delayed), shall be permitted to supplement in writing the list of Persons that are Disqualified Institutions pursuant to clauses (a) and (b); provided further that any such supplement shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Revolver Loans and/or Revolver Commitments.

Disqualified Stock: any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Termination Date. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require Parent to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Equity Interest provide that Parent may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 10.2.2.

Dollars: lawful money of the United States.

Domestic Subsidiary: – a Subsidiary of Parent that is (a) formed under the laws of the U.S. or a state or territory thereof or (b) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for U.S. federal income tax purposes.

Dominion Account: a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eligible Account: an Account owing to a Borrower (or during the 120 day period immediately after the Closing Date, Parent) that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date, (b) 50.0% or more of the Accounts owing by the Account Debtor are not Eligible Accounts or Eligible Foreign Accounts under any other provision of this definition or the definition of Eligible Foreign Accounts, (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds (i) in the case of Broadcom at 25.0%, Intel at 25.0%, ST Microelectronics at 25.0%, and Qualcomm at 30.0% (in each case, together with their respective subsidiaries), in each case, of the aggregate Eligible Accounts and Eligible Foreign Accounts and (ii) in the case of any other Account Debtor, 15.0% of the aggregate Eligible Accounts and Eligible Foreign Accounts (or, in either such case, (A) such higher percentage with the consent of the Required Lenders or (B) lesser percent as Agent may determine in its discretion, as Agent may establish for any such Account Debtor and its Affiliates from time to time), (d) it does not conform with a covenant or representation herein, (e) it is owing by a creditor or supplier, or is otherwise subject to a offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit, or allowance (but ineligibility shall be limited to the amount thereof), (f) an Insolvency Proceeding has been commenced by or against the Account Debtor, or the Account Debtor has failed, has suspended, or ceased doing business, is liquidating, dissolving, or winding up its affairs, or is not Solvent, or is subject to any Sanction or on any specially designated nationals list maintained by OFAC or any Borrower or Parent, as applicable, is not able to bring suit or enforce remedies against the Account Debtor through judicial process, (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, (h) it is owing by a Government Authority, (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (except a Permitted Accounts Lien), (j) (i) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, or (ii) the services giving rise to it have not been accepted by the Account Debtor or it otherwise does not represent a final sale, unless, (A) in the case of clause (j)(i) preceding, the Account Debtor on such Account has instructed such Borrower or Parent, as applicable, in writing to deliver such goods to a designated area at or near such Borrower’s or Parent’s facility, as applicable, or otherwise store such goods for the account of such Account Debtor and has agreed, pursuant to the terms of the quotation or purchase order for such Account or by separate agreement, that such delivery or storage constitutes delivery of such goods by such Borrower or Parent, as applicable, or (B) in the case of clause (j)(ii) preceding, such Borrower or Parent, as applicable, has delivered to Agent a written agreement signed by the Account Debtor on such Account authorizing such Borrower or Parent, as applicable, to bill for such goods or services, agreeing to pay the invoice for such billing and agreeing not to assert claims or defenses to payment thereof that might arise with respect to any assembly, test or other services performed or to be performed by a Borrower or Parent, as applicable, or any Affiliate of a Borrower or Parent with respect to such goods after the time of such billing and prior to the time of final shipment to the Account Debtor, in any such case in form and substance reasonably satisfactory to Agent, (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment, (l) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis, (m) it arises from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, unless, in the case of any such bill-and-hold arrangement, the Account Debtor on such Account has instructed such Borrower or Parent, as applicable, to deliver such goods to a designated area at or near such Borrower’s or Parent’s facility, as applicable, or otherwise store such goods for the account of such Account Debtor and has agreed, in the purchase order for such Account or by separate agreement, that such delivery or storage constitutes delivery of such goods by such Borrower or Parent, as applicable, in any such case in form and substance reasonably satisfactory to Agent, (n) it represents a progress billing or retainage, unless, in the case of a progress billing arrangement, such Borrower or Parent, as applicable, has delivered to Agent a written agreement signed by the Account Debtor on such Account authorizing such Borrower or Parent, as applicable, to progress bill for such goods or services, agreeing to pay the invoice for such billing and agreeing not to assert claims or defenses to payment thereof, in any such case in form and substance reasonably satisfactory to Agent, (o) it includes a billing for interest, fees, or late charges, but ineligibility shall be limited to the extent of such billing, or (p) it arises from a retail sale to a Person who is purchasing for personal, family, or household purposes.

Eligible Assignee: a Person (other than a Disqualified Institution) that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within 10 Business Days after notice of the proposed assignment) that extends asset-based lending facilities in its ordinary course of business; or (c) during an Event of Default under Section 11.1(a) (solely with respect to principal and interest payments) or Section 11.1(j), any Person acceptable to Agent in its discretion.

Eligible Foreign Account: an Account owing to a Borrower (or during the 120 day period immediately after the Closing Date, Parent) from an Account Debtor that is organized or has its principal offices or assets outside the United States or Canada, that (a) arises in the Ordinary Course of Business from the sale of goods or rendition of services, (b) is payable in Dollars, (c) is owing from an Account Debtor that is organized or has its principal offices in an Account Debtor Approved Country, (d) is owing from an Account Debtor that is organized or has its principal offices outside of an Account Debtor Approved Country; provided that such Account Debtor is a subsidiary of a parent company that is organized and has its principal offices within the United States and such parent company has an investment grade debt rating of BBB- or better by S&P or Baa3 or better by Moody’s; provided, further that the Accounts owing from Account Debtors and their Affiliates under this clause (d) when aggregated with other Accounts owing by other Account

Debtors and their respective Affiliated under this clause (d) shall not exceed 20% of the sum of all Eligible Accounts and all Eligible Foreign Accounts, (e) is owing from an Account Debtor that is organized or has its principal offices outside of an Account Debtor Approved Country which is not deemed to be an Eligible Foreign Account under clause (d) above but is deemed to be an Eligible Foreign Account by Agent in its Permitted Discretion; provided that such Account Debtor is a subsidiary of a parent company that is organized and has its principal offices within the United States; provided, further that the Accounts owing from Account Debtors and their Affiliates under this clause (e) when aggregated with other Accounts owing by other Account Debtors and their respective Affiliated under this clause (e) shall not exceed 6% of the sum of all Eligible Accounts and all Eligible Foreign Accounts and (f) meets all of the requirements in clause (a) through clause (p) of the definition of Eligible Accounts other than clause (g) thereof.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or other response action.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security, share capital or ownership interest that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c)

complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or receipt by an Obligor or ERISA Affiliate of notification that a Multiemployer Plan is in reorganization under Title IV of ERISA; (d) filing of a notice of intent to terminate, treatment of an amendment as a termination of a Pension Plan under Section 4041 of ERISA or the termination or treatment of an amendment as a termination of a Multiemployer Plan under Section 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA; (e) determination that a Pension Plan is considered an at-risk plan under Section 430 of the Code or Section 303 of ERISA or receipt by an Obligor or ERISA Affiliate of notification that any Multiemployer Plan is in critical or endangered status under Section 432 of the Code or Section 305 of ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 11.

Excluded Account: any Deposit Account (a) that is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefits payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits); (b) that is used for the sole purpose of paying taxes, including sales taxes; (c) that is used solely as an escrow account, a fiduciary or a trust account or otherwise held exclusively for the benefit of an unaffiliated third party; or (d) that is not otherwise subject to the provisions of this definition and, individually or together with any other Deposit Account, has an average daily balance for any fiscal month of less than $500,000 in the aggregate for all such Deposit Accounts under this clause (d).

Excluded Domestic Subsidiaries: Guardian Assets, Inc., a Delaware corporation, and Amkor Worldwide Services LLC, a Delaware limited liability company, each of which owns de minimis assets, conducts little or no business or operations and generates little or no revenues.

Excluded Property: (a) any Property for which a security interest may not be granted in such Property as a matter of Applicable Law, or under the terms of the property or the governing document applicable thereto, after giving effect to the UCC or any other applicable law (including the Bankruptcy Code or principles of equity), without the consent of any Governmental Authority pursuant to such Applicable Law or one or more parties thereto other than any Obligor, but only for so long as such consent has not been obtained; (b) assets subject to Capital Leases or purchase money financings to the extent such Capital Leases or purchase money financings are permitted under the Loan Documents and prohibit the granting of a Lien; and (c) any property as to which Agent has determined in its sole discretion that the property value is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein; provided, that

“Excluded Property” shall not include any proceeds, products, substitutions or replacements of such Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Taxes: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) withholding Taxes imposed by the U.S. federal government or by the Republic of Singapore on amounts payable to or for the account of a Lender with respect to its interest in a Revolver Loan or Revolver Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, except to the extent such Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.10; and (d) U.S. federal or Singapore withholding Taxes imposed pursuant to FATCA. In no event shall “Excluded Taxes” include any withholding Tax described in (b) of this definition imposed by a jurisdiction other than the U.S. federal government or the Republic of Singapore to a Recipient that has complied with Section 5.10.

Existing Indebtedness: Debt of any Obligor in existence on the date of this Agreement, until such amounts are repaid.

Existing Parent Letters of Credit: the following outstanding letters of credit issued by Bank of America for the benefit of Parent: (i) standby Letter of Credit bearing number 7420662 in the face amount of $147,404 issued for the benefit of Credit Suisse AG London Branch, (ii) standby Letter of Credit bearing number 68101486 in the face amount of $257,541 issued for the benefit of Credit Suisse AG London Branch and (iii) standby Letter of Credit bearing number 3096430 in the face amount of $127,652 issued for the benefit of Salt River Project Agricultural.

Extraordinary Expenses: subject to the express exclusions with respect to the indemnity of Claims set forth in Section 14.2, all reasonable and documented out-of-pocket costs, expenses or advances that Agent or any Lender may incur during an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any

Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Fee Letter: that certain fee letter executed by Agent and Borrower, dated as of even date herewith.

Federal Funds Rate: (a) the weighted average per annum interest rate on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if such rate is not so published, the average rate per annum (rounded up to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided, that in no event shall the Federal Funds Rate be less than zero.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Parent and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: with respect to Parent and its Subsidiaries for any period, the ratio of (a) an amount equal to Consolidated Cash Flow minus an amount equal to any extraordinary gain minus any net gain realized in connection with an Asset Sales minus any net gain realized in connection with prepayment, retirement or cancellation of Debt, in each case to the extent any such gains were included in computing Consolidated Net Income but not excluded in computing Consolidated Cash Flow, to (b) Fixed Charges, in each case determined for such period for Parent and its Subsidiaries.

Fixed Charges: the sum of (a) Capital Expenditures, (b) cash interest expense, (c) cash taxes, (d) scheduled principal payments made on Borrowed Money, other than payments (i) made with proceeds of Permitted Refinancing Debt, or (ii) with respect to which Parent or its Subsidiaries have established a cash account pursuant to a Dominion Account at Bank of America or an additional reserve against the Borrowing Base in an amount equal to the amount of such payment, and (e) Distributions made to the extent permitted by this Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Floating Rate Loan: a Base Rate Revolver Loan or Singapore Base Rate Revolver Loan.

Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary of Parent that is not a Domestic Subsidiary.

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment: with respect to any Obligations (other than unasserted contingent indemnification and reimbursement obligations), (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); or (b) if such Obligations are LC Obligations, Secured Bank Product Obligations, or asserted contingent indemnification and reimbursement obligations, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral), or entry into other arrangements acceptable to the applicable counterparty. No Revolver Loans shall be deemed to have been paid in full unless all Revolver Commitments related to such Revolver Loans are terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantor Payment: as defined in Section 5.11.3.

Guarantors: Parent and each other Person that guarantees payment or performance of Obligations.

Guaranty and Security Agreement: that certain Guaranty and Security Agreement executed by Parent as of the Closing Date, any other Guarantor party thereto from time to time and Agent.

Hedging Agreement: a “swap agreement” as defined in Bankruptcy Code Section 101(53B)(A).

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, receiver and manager, trustee, liquidator, administrator, judicial manager, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Period: as defined in Section 3.1.3.

Interest Period Loan: a LIBOR Revolver Loan or a SIBOR Revolver Loan.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Investment: with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Contingent Obligations with respect to Debt), advances or capital contributions (excluding payroll, commission, travel, and similar advances to directors, officers, employees and the like made in the Ordinary Course of

Business and Accounts or trade credit in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all other payments that are or would be classified as investments on a the financial statements prepared in accordance with GAAP.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Judgment Currency: as defined in Section 1.5.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank and Agent.

LC Conditions: upon giving effect to issuance of a Letter of Credit, (a) the conditions in Section 6 are satisfied; (b) total LC Obligations do not exceed the Letter of Credit Subline and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency reasonably satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the Letter of Credit are reasonably satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Borrowers for drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form reasonably satisfactory to Agent and Issuing Bank.

Lender Indemnitees: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans) and any Person who hereafter becomes a “Lender” pursuant to an Assignment, in each case, which may be acting through one or more of its Lending Offices.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Borrower Agent and, if applicable, Agent.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of a Borrower or Affiliate of a Borrower.

Letter of Credit Subline: $15,000,000.

LIBOR: the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; and provided further, that in no event shall LIBOR be less than zero.

LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date or an anniversary thereof.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has a material adverse effect on (i) the business, results of operations or financial condition of the Obligors, taken as a whole, (ii) on the value of any material Collateral, (iii) the enforceability of any Loan Document, or (iv) the validity or priority of Agent’s Liens on a material portion of the Collateral (other than as a result of any action or inaction on the part of Agent or any Lender); (b) materially impairs the ability of the Obligors, as a whole, to perform their obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise materially impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral (other than as a result of any action or inaction on the part of Agent or any Lender).

Material Contract: any agreement or arrangement to which an Obligor is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933, (b) for which breach, termination, nonperformance, or failure to renew would reasonably be expected to have a Material Adverse Effect or (c) that relates to the Senior Notes or any other Debt of such Obligor in excess of $15,000,000.

Moody’s: Moody’s Investors Service, Inc. or any successor thereto.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Income: the net income (or loss) of Parent and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (a) any gain, together with any related provision for taxes on such gain, realized in connection with (i) any Asset Sale or (ii) the disposition of any securities by Parent or any of its Subsidiaries or the extinguishment of any Debt of such Person or any of its Subsidiaries, (b) any extraordinary gain, together with any related provision for taxes on such extraordinary gain, (c) any gain or loss relating to foreign currency translation or exchange, and (d) any income or loss related to any discontinued operation.

Net Proceeds: the aggregate cash proceeds received by Parent or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, and investment banking fees, and sales commissions, any relocation expenses incurred as a result thereof, and taxes paid or payable as a result thereof, in each case after taking into account (a) any available tax credits or deductions and any tax sharing arrangements, (b) amounts required to be applied to the repayment of Indebtedness, other than the Obligations, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (c) any reserve for adjustment in respect of the sale price of such asset or assets disposed of established in accordance with GAAP, (d) any reserve against liabilities associated with the asset or assets disposed of and retained by Parent or any of its Subsidiaries established in accordance with GAAP and (e) all distributions and other payments required to be made to third party interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

Notice of Borrowing: a request by Borrower Agent for a Borrowing of Revolver Loans, in the form attached as Exhibit D or otherwise satisfactory to Agent.

Notice of Conversion/Continuation: a request by Borrower Agent for conversion or continuation of a Revolver Loan as an Interest Period Loan, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Revolver Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of Parent or its Subsidiaries, undertaken in good faith and/or consistent with past practices.

Organic Documents: with respect to any Person, its constitution, charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: the Fee Letter and each LC Document, Lien Waiver, Borrowing Base Report, Compliance Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person (provided that an Obligor is party thereto) to Agent or a Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Revolver Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Overadvance: as defined in Section 2.1.5.

Parent: Amkor Technology, INC., a Delaware corporation.

Participant: as defined in Section 13.2.

Participant Register: as defined in Section 13.2.3.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Account Liens: any of the following Liens: (a) Liens in favor of Agent; (b) Liens for Taxes not yet due or being Properly Contested; (c) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary; and (d) Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 30 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens.

Permitted Bank Debt: Debt incurred by an Obligor pursuant to the Credit Facilities, any Receivables Program, any indenture, or one or more other term loan and/or revolving credit or commercial paper facilities (including any letter of credit subfacilities) entered into with commercial banks and/or institutional lenders, and any replacement, extension, renewal, refinancing or refunding thereof, but excluding the Obligations.

Permitted Business: the business of Parent and its Subsidiaries, taken as a whole, operated in a manner consistent with past operations, and any business that is reasonably related thereto or supplements such business or is a reasonable extension thereof.

Permitted Discretion: means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

Permitted Holder: each of (a) James J. Kim and his estate, spouse, siblings, ancestors, heirs, and lineal descendants, and spouses of any such persons, the legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the principal beneficiaries or the grantors, (b) any other Person that is controlled by any of the foregoing or (c) any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) that is controlled by any of the persons referred to in the immediately preceding clauses (a) and (b), so long as (1) each member of such group has voting rights approximately proportional to the percentage of ownership interests held or acquired by it (or, in the case of members who are persons referred to in the immediately preceding clauses (a) and (b), such members collectively have voting rights that are approximately proportional to all interests owned by such persons in the aggregate) and (2) no Person or group (other than the Permitted Holders specified in clauses (a) and (b) above) beneficially owns more than 50% (on a fully diluted basis) of the Voting Stock held by such group.

Permitted Investments: (a) any Investment in any Obligor, whether made directly in such Obligor or indirectly through an Investment in each parent company of such Obligor which is ultimately and substantially contemporaneously with the initial making thereof, made in such Obligor, (b) any Investment in Cash Equivalents, (c) any Investment by an Obligor in a Person, if as a result of such Investment or in connection with the transaction pursuant to which such Investment is made (i) such Person becomes an Obligor, or (ii) such Person is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Obligor and in each case any Investment held by such Person not acquired in contemplation thereof, (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 10.2.5 hereof or any disposition not constituting an Asset Sale, (e) any acquisition of assets (including Equity Interests) solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Parent, (f) any Investment in connection with Hedging Agreements, (g) any Investments received (i) in satisfaction of judgments or (ii) as payment on a claim made in connection with any bankruptcy, liquidation, receivership, or other insolvency proceeding, (h) Investments in (i) prepaid expenses and negotiable instruments held for collection, (ii) accounts receivable arising in the Ordinary Course of Business (and Investments obtained in exchange or settlement of accounts receivable for which an Obligor has determined that collection is not likely), and (iii) lease, utility, and worker’s compensation, performance, and other similar deposits arising in the Ordinary Course of Business, (i) so long as no Default or Event of Default exists immediately before and after giving effect thereto, any Strategic Investment, provided that the aggregate amount of all Investments by Obligors in Strategic Investments shall not exceed the greater of (x) $100,000,000 or (y) 5% of Parent’s consolidated total assets determined as of the date of the last day of Parent’s most recently ended Fiscal Quarter, (j) Investments purchased or received in exchange for Permitted Investments existing as of the Closing Date or made thereafter; provided that any additional consideration provided by an Obligor in such exchange shall not be permitted pursuant to this clause (j); and provided, further, that such purchased or exchanged Investments shall have a fair market value (as determined by an Officer of Parent unless such fair market value exceeds $25,000,000 in which case, as determined by the board of directors) equal to or exceeding the Permitted Investments exchanged therefor; provided, further, that, notwithstanding the preceding, any extension of credit or advance by an Obligor to a customer or supplier of Obligors in the Ordinary Course of Business shall be a Permitted Investment, (k) (A) accounts and chattel paper owing to any Obligor, (B) endorsements for collection or deposit in the Ordinary Course of Business, (C) any extension of credit represented by a bank deposit other than a time deposit; and (D) deposits set forth in clause (k) of the definition of Permitted Liens, (l) Investments accordance with the 2018 Tax Restructuring, and (m) guarantees otherwise permitted by the terms of this Agreement, including guarantees of Debt, performance guarantees and guarantees of operating leases or other obligations that do not constitute Debt, in each case entered into in the Ordinary Course of Business. The amount of Investments outstanding at any time pursuant to clause (i) above shall be reduced by the net reduction after the date of this Agreement in Investments made after the date of this Agreement pursuant to such clause relating from dividends, repayments of loans or advances or other transfers of property, net cash proceeds realized on the sale of any such Investments and net cash proceeds representing the return of capital, in each case any Obligor in respect of any such Investment, less the cost of the disposition of any such Investment.

Permitted Liens: the following Liens on property of any Obligor (a) Liens on the assets, excluding the Collateral, of any such Obligor securing Permitted Bank Debt that was permitted by the terms of this Agreement to be incurred; (b) [reserved]; (c) Liens in favor of an Obligor; provided that any such Lien on property of any Borrower shall not extend to any Collateral; (d) Liens on property of a Person or any of its Subsidiaries existing at the time such Person is merged with or into or consolidated with any Obligor; provided, that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets which constitute Collateral; (e) Liens on property existing at the time of acquisition thereof by any Obligor; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any assets which constitute Collateral; (f) Liens to secure the performance of statutory obligations, letters of credit, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business; (g) Liens to secure obligations in respect of Debt (including obligations under Capital Lease) permitted by Section 10.2.4(b)(iv) covering only the assets acquired with such Debt, including accessions, additions, parts, attachments, improvements, fixtures, leasehold improvements, or proceeds, if any, related thereto; (h) Liens existing on the effective date of any of the Senior Notes Indentures, excluding Liens on Collateral; (i) Liens for taxes, assessments, or governmental charges or claims that are not yet delinquent or that are being Properly Contested; (j) Liens imposed by law or arising by operation of law, including, landlords’, mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’, and vendors’ Liens, Liens for master’s and crew’s wages and other similar Liens, in each case which are incurred in the Ordinary Course of Business for sums not yet delinquent or being Properly Contested; (k) Liens incurred or pledges and deposits made in the Ordinary Course of Business in connection with workers’ compensation and unemployment insurance, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance and other types of social security; (l) Liens to secure any extension, renewal, refinancing, or refunding (or successive extensions, renewals, refinancings, or refundings), in whole or in part, of any Debt secured by Liens referred to in clause (d), clause (e), clause (g), and clause (h) of this definition; provided that such Liens do not extend to any other property of any Obligor and the principal amount of the Debt secured by such Lien is not increased; (m) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree, or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (n) Liens on property of a Obligor other than Collateral securing obligations of an Obligor under Hedging Agreements permitted by Section 10.2.4(b)(vii) or any collateral for the Debt to which such Hedging Agreements relate; (o) Liens upon specific items of Inventory or other goods and proceeds securing such Obligor’s obligations in respect of banker’s acceptances issued or credited for the account of such Obligor to facilitate the purchase, shipment, or storage of such inventory or goods; (p) Liens securing reimbursement obligations with respect to commercial letters of credit, banker’s acceptances or other sureties which encumber documents and other property relating to such letters of credit, banker’s acceptances or other sureties and products and proceeds thereof; (q) Liens arising out of consignment or similar arrangements for the sale of goods in the Ordinary Course of Business; (r) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of duties in connection with the importation of goods; (s) Liens on property of a Obligor, other than the Collateral, securing other Debt not exceeding the greater of (A) $200,000,000 and (B) an amount equal to 7.5% of Parent’s Total Tangible Assets determined as of Parent’s most recent fiscal quarter, at any time outstanding; (t) Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to any other property of such Obligor and the principal amount of such Debt secured by such Lien is not increased; (u) Liens on the Equity Interests of Subsidiaries securing obligations of Obligor not otherwise prohibited by this Agreement; (v) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Debt and that do not, individually or in the aggregate, materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (w) any provision for the retention of title to an asset by the vendor or transferor of such asset (including any lessor) which transaction is otherwise permitted under this Agreement; (x) leases, licenses, subleases or sublicenses granted to others in the Ordinary Course of Business that do not (A) interfere in any material respect with the business of any Obligor or (B) secure any Debt; (y) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection or (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (z) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (aa) Liens solely on any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement permitted under this Agreement; (bb) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into in the ordinary course of business; and (cc) the Liens specified in Schedule 10.2.2.

Permitted Refinancing Indebtedness: any Debt of an Obligor issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge, or refund other Debt of an Obligor (other than intercompany Indebtedness); provided that: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest or premium (including any make-whole premium), if any, on, the Debt so extended, refinanced, renewed, replaced, defeased, discharged, or refunded (plus, upfront fees, original issue discount and the amount of reasonable expenses incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased, discharged or refunded; provided that if the original maturity date of such Indebtedness is after the Revolver Termination Date (as in effect on the date such Permitted Refinancing Indebtedness was incurred), then such Permitted Refinancing Indebtedness shall have a maturity at least 180 days after the Revolver Termination Date (as in effect on the date such Permitted Refinancing Indebtedness was incurred); (c) if the Debt being extended, refinanced, renewed, replaced, defeased, discharged, or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased, discharged, or refunded; and (d) in the case of Debt of an Obligor, such Permitted Refinancing Indebtedness is incurred by such Obligor.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

Platform: as defined in Section 14.3.3.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Revolver Commitment by the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate outstanding Revolver Loans and LC Obligations or, if all Revolver Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d)

non-payment would not have a Material Adverse Effect, nor result in forfeiture or sale of any material assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Qualified Proceeds: any of the following or any combination of the following: (a) any Cash Equivalents other than certificates of deposit, eurodollar time deposits, bankers’ acceptances, and overnight bank deposits with any commercial bank organized under the laws of a foreign country, (b) any liabilities (as would be shown on Parent’s balance sheet if prepared in accordance with GAAP on the date of the corresponding Asset Sale) of Parent or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases or indemnifies Parent or such Subsidiary from further liability, (c) any securities, notes, or other obligations received by Parent or any such Subsidiary from such transferee that are converted by Parent or such Subsidiary into cash or Cash Equivalents within 90 days after such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion), (d) long-term assets that are used or useful in a Permitted Business, and (e) all or substantially all of the assets of, or a majority of the voting Equity Interests of, any Permitted Business; provided that in the case of clause (d) and clause (e) preceding, the Asset Sale transaction shall be with a non-Affiliate and the amount of long-term assets or voting Equity Interests received in the Asset Sale transaction shall not exceed 10.0% of the consideration received.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Rate Determination Date: two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Agent; provided that to the extent such market practice is not administratively feasible for Agent, such other day as otherwise reasonably determined by Agent).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Receivables Program: with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale, or other transfer of encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.

Receivables Program Assets: all of the following property and interests in property, including any undivided interest in any pool of any such property or interests, whether now existing or existing in the future or hereafter arising or acquired: (a) accounts; (b) accounts receivable, general intangibles, instruments, contract rights, documents, and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance); (c) all unpaid seller’s or lessor’s rights (including, without limitation, rescission, replevin, reclamation, and stoppage in transit) relating to any of the foregoing or arising therefrom; (d) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods); (e) all reserves and credit balances with respect to any such accounts receivable or account debtors; (f) all letters of credit, security, or Guarantees of any of the foregoing; (g) all insurance policies or reports relating to any of the foregoing; (h) all collection or deposit accounts relating to any of the foregoing; (i) all books and records relating to any of the foregoing; (j) all instruments, contract rights, chattel paper, documents, and general intangibles relating to any of the foregoing; and (k) all proceeds of any of the foregoing.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Reimbursement Date: as defined in Section 2.3.2.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

Required Lenders: (a) if there are one or two Lenders, all of such Lenders (other than any such Lender that is a Defaulting Lender) and (b) if there are more than two Lenders, at least two unaffiliated Lenders (subject to Section 4.2) holding in excess of 50% of (i) the aggregate outstanding Revolver Commitments; or (i) after termination of the Revolver Commitments, the aggregate outstanding Revolver Loans and LC Obligations or, upon Full Payment of all Revolver Loans and LC Obligations, the aggregate remaining Obligations; provided, that Revolver Commitments, Revolver Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Revolver Loan or LC Obligation by the Lender that funded the applicable Revolver Loan or issued the applicable Letter of Credit.

Restricted Investment: any Investment which is not a Permitted Investment.

Restricted Payment: as defined in Section 10.2.2(a).

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Section 2.1.7 or an Assignment and Acceptance to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: any loan made pursuant to Section 2.1 or as a Swingline Loan.

Revolver Termination Date: July 13, 2023.

Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized by Borrowers.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor thereto.

Sanction: any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government or other sanctions authority.

SEC: the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by Parent or its Subsidiaries to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance reasonably satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents: the Singapore Debenture, Singapore Share Pledge, Guaranty and Security Agreement, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Notes Indentures: (a) the Senior Notes (2021) Indenture and (b) the Senior Notes (2022) Indenture.

Senior Notes: (a) Parent’s 6.625% Senior Notes due June 1, 2021 issued pursuant to the Senior Notes (2021) Indenture and (b) Parent’s 6.375% Senior Notes due 2022 issued pursuant to the Senior Notes (2022) Indenture.

Senior Notes (2021) Indenture: that certain Indenture between Parent and U.S. Bank National Association, as Trustee, dated as of May 20, 2011, as such Indenture may be amended or supplemented from time to time, relating to Parent’s 6.625% Senior Notes due 2021.

Senior Notes (2022) Indenture: that certain Indenture between Parent and U.S. Bank National Association, as Trustee, dated as of September 21, 2012, as such Indenture may be amended or supplemented from time to time, relating to Parent’s 6.375% Senior Notes due 2022.

Senior Officer: the chairman of the board, director, president, chief executive officer, chief financial officer or treasurer of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

SIBOR: a per annum rate of interest (rounded up to the nearest 1/8th of 1%) equal to the Singapore Interbank Offered Rate, or comparable or successor rate approved by Agent, determined by it at or about 11:00 a.m. (Singapore time) on the Rate Determination Date, for a term equivalent to the applicable interest period, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that in no event shall SIBOR be less than zero.

SIBOR Loan: each set of SIBOR Revolver Loans having a common length and commencement of Interest Period.

SIBOR Revolver Loan: a Revolver Loan denominated in Singapore Dollars that bears interest based on SIBOR.

Singapore Base Rate: for any day, the per annum rate of interest designated by Bank of America, N.A. (or its affiliates or branches) from time to time as its prime lending rate for commercial loans made by it in Singapore in Singapore Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; provided, that in no event shall the Singapore Base Rate be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day.

Singapore Base Rate Revolver Loan: a Revolver Loan denominated in Singapore Dollars that bears interest based on the Singapore Base Rate.

Singapore Debenture: the Singapore law governed debenture over all of the assets of Amkor Singapore dated on or about the date of this Agreement and made between Amkor Singapore and Agent.

Singapore Share Pledge: the Singapore law governed pledge over all of the shares of Amkor Singapore dated on or about the date of this Agreement and made between Amkor Technology Singapore Investment Pte. Ltd. and Agent.

Singapore Dollars: the lawful currency of Singapore.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Allowance Condition: either (A) pro-forma Availability is greater than 20.0% of Revolver Commitments or (B) pro-forma Availability is greater than 12.5% of Revolver Commitments and pro forma Fixed Charge Coverage Ratio equals or exceeds 1.10 to 1.00.

Specified Equity Contribution: as defined in Section 11.31.1.

Specified Event of Default: any Event of Default occurring as a result of a breach of any of the following Sections of this Agreement: Section 7.2, 8.1, 8.2.4, 8.2.5, 10.1.1, 10.1.2, 10.2.2, 10.2.4, 10.2.7, 10.2.11, 10.2.13, 10.3, 11.1(a), or 11.1(j).

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).

Spot Rate: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

Stated Maturity: with respect to any installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, redeem, or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

Strategic Investment: any Investment in any Person whose primary business is related, ancillary, or complementary to a Permitted Business, and such Investment is determined in good faith by the board of directors of Parent (or senior officers of Parent to whom the board of directors has duly delegated the authority to make such a determination), whose determination shall be conclusive and evidenced by a resolution, to promote or significantly benefit the businesses of Parent and its Subsidiaries on the date of such Investment; provided, that, with respect to any Strategic Investment or series of related Strategic Investments involving aggregate consideration in excess of $20,000,000, Parent shall deliver to Agent a resolution of its board of directors set forth in an Officer’s Certificate certifying that such Investment qualifies as a Strategic Investment pursuant to this definition.

Subordinated Debt: Debt incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by Parent or a Borrower or combination of Parent or Borrowers (including indirect ownership through other entities in which Parent or a Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swingline Loan: any Borrowing of Floating Rate Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Total Tangible Assets: with respect to Parent, as of any date, the total consolidated assets of Parent and its Subsidiaries as of such date less the amount of the consolidated intangible assets of Parent and its Subsidiaries as of such date.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Triggered Activation Period: (a) solely for purposes of Section 10.3, any period beginning on any day on which Availability is below an amount equal to 12.50% of the aggregate Revolver Commitments on such day, and continuing through and including the first day, if any, when no Specified Event of Default has existed and Availability has exceeded, in each case, for sixty (60) consecutive days, 12.50% of the aggregate Revolver Commitments on each of such consecutive days; (b) solely for purposes of Section 8.1, any period beginning on any day on which Availability is below an amount equal to 15.00% of the aggregate Revolver Commitments on such day, and continuing through and including the first day, if any, when no Specified Event of Default has existed and Availability has exceeded, in each case, for sixty (60) consecutive days, 15.00% of the aggregate Revolver Commitments on each of such consecutive days and (c) solely for purposes of Sections 5.7, 8.2.4, 8.3.1 and 10.2.9 any period beginning on any day on which an Event of Default occurs or Availability is below an amount equal to the Triggered Threshold Percentage of the aggregate Revolver Commitments on such day, and continuing through and including the first day, if any, when no Event of Default has existed and Availability has exceeded, in each case, for sixty (60) consecutive days, Triggered Threshold Percentage of the aggregate Revolver Commitments on each of such consecutive days.

Triggered Threshold Percentage: (a) 20%, if the Dominion Account is located within the United States and (b) 25% if the Dominion Account is located outside of the United States.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unused Line Fee Rate: a per annum rate equal to (a) 0.375%, if average daily Revolver Usage was 50% or less of the Revolver Commitments during the preceding calendar month, or (b) 0.25%, if average daily Revolver Usage was more than 50% of the Revolver Commitments during such month.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).

Value: for an Account, the face amount of such Account, minus any returns, rebates, discounts (calculated on the shortest terms), credits, allowances, or Taxes (including sales, excise, and other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Voting Stock: with respect to any Person as of any date, the Equity Interests of such Person that are at the time entitled to vote in the election of the board of directors (or other equivalent governing body) of such Person.

Weighted Average Life to Maturity: when applied to any Debt at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.

Wholly Owned Subsidiary: with respect to any Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than directors’ qualifying shares or similar shares required by law to be held by third parties) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

Write-Down and Conversion Powers: the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

2018 Tax Restructuring: the proposed restructuring of Parent and its Subsidiaries as disclosed to Agent prior to the Closing Date.

1.2    Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date; provided, that if Borrower Agent notifies Agent that Borrower Agent requests an amendment to any provision (including any definitions) hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if Agent notifies Borrower Agent that Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, in the event of an accounting change (including the implementation of Topic 842) requiring additional leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the Closing Date) that would constitute Capital Leases in conformity with GAAP on the Closing Date (e.g. before the implementation of Topic 842) shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. For the avoidance of doubt, “Capital Lease” shall exclude any lease, concession, license of property or other arrangement (or guarantee thereof) which would be considered an operating lease under GAAP as at the Closing Date (e.g. before the implementation of Topic 842) which subsequently requires capitalization as a result of any change to the treatment of such leases or other arrangements under GAAP.

1.3    Uniform Commercial Code. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC (including, without limitation, “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “Farm Products,” “Fixtures,” “General Intangibles,” “Inventory,” “Investment Property,” “Instrument,” “Letters of Credit, Letter-of-Credit-Right,” “Promissory Note,” “Proceeds,” “Securities Account” and “Supporting Obligation”) shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Loan Agreement.

1.4    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day in Singapore; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person (acting reasonably) exercised at any time. All determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent in its Permitted Discretion (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5    Currency Equivalents.

1.5.1    Calculations. All references in the Loan Documents to Revolver Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Available Currency, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Borrowing Base components to Agent in the currency invoiced by Borrowers (for Accounts) or shown in Borrowers’ financial records (for all other assets), and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if an Obligation is funded or expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

1.5.2    Judgments. If, in connection with obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Borrower shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Agent of payment in the Judgment Currency, Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, Agent shall return the excess amount to such Borrower (or to the Person legally entitled thereto).

SECTION 2.    CREDIT FACILITIES

2.1    Revolver Commitment.

2.1.1    Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if Revolver Usage at such time plus the requested Revolver Loan would exceed the Borrowing Base.

2.1.2    Notes. Revolver Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers shall deliver promissory note(s) to such Lender, evidencing its Revolver Loans.

2.1.3    Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital needs and for general corporate purposes. Borrowers shall not, directly or indirectly, use any Letter of Credit or Revolver Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Revolver Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Revolver Loan, is the target of any Sanction, to the extent such actions would result in a violation of a Sanction by any Person; or (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction); or (iii) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 or similar law in any jurisdiction.

2.1.4    Voluntary Reduction or Termination of Revolver Commitments.

(a)    The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 10 days prior written notice to Agent at any time, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable; provided, that a notice of termination of the Revolver Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of an acquisition, in which case such notice may be revoked or otherwise modified by notice to Agent prior to the specified effective date if such condition is not satisfied. On the Commitment Termination Date, Borrowers shall make Full Payment of all Obligations.

(b)    Borrowers may permanently reduce the Revolver Commitments, on a ratable basis for all Lenders, upon at least 10 days prior written notice to Agent,

which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $25,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5    Overadvances. If Revolver Usage exceeds the Borrowing Base (“Overadvance”) at any time, the excess shall be payable by Borrowers on demand by Agent and shall constitute an Obligation secured by the Collateral and be entitled to all benefits of the Loan Documents. Agent may require Lenders to fund Floating Rate Loans that cause or constitute an Overadvance (unless Required Lenders have notified Agent in writing that no such Revolver Loans are to be made) and to forbear from requiring Borrowers to cure an Overadvance, as long as the total Overadvance does not exceed $25,000,000 and does not continue for more than 30 consecutive days without the consent of Required Lenders. In no event shall Revolver Loans be required that would cause Revolver Usage to exceed the aggregate Revolver Commitments. No funding or sufferance of an Overadvance shall constitute a waiver by Agent or Lenders of the Event of Default caused thereby. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6    Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Floating Rate Loans (“Protective Advances”) (a) up to an aggregate amount of $25,000,000 outstanding at any time, if Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Revolver Loans do not cause Revolver Usage to exceed the aggregate Revolver Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7    Increase in Revolver Commitments. Borrowers may request an increase in Revolver Commitments from time to time upon not less than 30 days’ notice to Agent, as long as (a) the requested increase is in a minimum amount of $25,000,000 and is offered on the same terms as existing Revolver Commitments, except for a closing fee specified by Agent and Borrowers, and (b) total increases under this Section do not exceed $75,000,000 and no more than three increases are made. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, provided the conditions set forth in Section 6.2 are satisfied at such time. Agent, Borrowers, and the new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments. On the effective date of an increase, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.

2.2    Reserved.

2.3    Letter of Credit Facility.

2.3.1    Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until the Commitment Termination Date, on the terms set forth herein, including the following:

(a)    Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements reasonably satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit until such notice is withdrawn in writing by Agent or until the Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)    Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Issuing Bank may require a new LC Application in its discretion.

(c)    Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Borrowers shall take all action to avoid and mitigate any damages relating to any Letter of Credit or claimed against Issuing Bank, Agent or any Lender, including through enforcement of any available rights against a beneficiary. Issuing Bank shall be fully subrogated to the rights and remedies of any beneficiary whose claims against any Borrower are discharged with proceeds of a Letter of Credit. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.

(d)    In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2    Reimbursement; Participations.

(a)    If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, by no later than the next Business Day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Floating Rate Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Floating Rate Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)    Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession at such time.

(c)    The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)    No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence, willful misconduct or bad faith. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.

2.3.3    Cash Collateral. At Agent’s or Issuing Bank’s request, Borrowers shall Cash Collateralize (a) the Fronting Exposure of any Defaulting Lender, and (b) all outstanding Letters of Credit if an Event of Default exists, the Commitment Termination Date occurs or the Revolver Termination Date is scheduled to occur within five Business Days. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.3.4    Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of its resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. A replacement Issuing Bank may be appointed by written agreement among Agent, Borrower Agent and the new Issuing Bank.

SECTION 3.    INTEREST, FEES AND CHARGES

3.1    Interest.

3.1.1    Rates and Payment of Interest.

(a)    The Obligations shall bear interest (i) if a Base Rate Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin, (ii) if a Singapore Base Rate Revolver Loan, at the Singapore Base Rate in effect from time to time, plus the Applicable Margin, (iii) if a LIBOR Revolver Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; (iv) if a SIBOR Revolver Loan, at SIBOR for the applicable Interest Period, plus the Applicable Margin; (v) if any other Obligation denominated in Dollars (including, to the extent permitted by Applicable Law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans; and (vi) if any other Obligation denominated in Singapore Dollars (including, to the extent permitted by Applicable Law, interest not paid when due), at the Singapore Base Rate in effect from time to time, plus the Applicable Margin for Singapore Base Rate Revolver Loans. Interest shall accrue from the date the Revolver Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.

(b)    During an Insolvency Proceeding with respect to any Borrower, or during the existence and continuation of any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.

(c)    Interest shall accrue from the date a Revolver Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on the Revolver Loans shall be due and payable monthly in arrears, (i) on the fifth day of each month with respect to the prior month; (ii) on any date of prepayment, with respect to the principal amount being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the applicable agreements or, if no payment date is specified, on demand.

3.1.2    Application of LIBOR and/or SIBOR to Outstanding Revolver Loans.

(a)    Borrowers may on any Business Day elect to convert any portion of the Floating Rate Loans to, or to continue any Interest Period Loan at the end of its Interest Period as, an Interest Period Loan. During any Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Revolver Loan may be made, converted or continued as an Interest Period Loan.

(b)    To convert or continue Revolver Loans as Interest Period Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period for any Interest Period Loan, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Revolver Loan into a Floating Rate Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definitions of LIBOR and/or SIBOR.

3.1.3    Interest Periods. Borrowers shall select an interest period (“Interest Period”) of 1, 2 or 3 months to apply to each Interest Period Loan; provided, that:

(a)    the Interest Period shall begin on the date the Revolver Loan is made or continued as, or converted into, a Interest Period Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)    if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)    no Interest Period shall extend beyond the Revolver Termination Date.

3.2    Fees.

3.2.1    Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily Revolver Usage during any month. Such fee shall be payable in arrears, on the fifth day of each month (with respect to the prior month) and on the Commitment Termination Date.

3.2.2    LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for Interest Period Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the fifth day of each month with respect to the prior month; (b) to Agent, for its own account, a fronting fee equal to 0.250% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the fifth day of each month with respect to the prior month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. When an Event of Default has occurred and is continuing, if Agent or Required Lenders so elect, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3    Fee Letters. Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.

3.3    Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365 days with respect to SIBOR Loans and 360 days with respect to all other Obligations. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9 (together with reasonably detailed calculations thereof), submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 30 days following receipt of the certificate.

3.4    Reimbursement Obligations. Borrowers shall reimburse all Extraordinary Expenses promptly upon written request, including documentation reasonably supporting such request (provided that any legal fees and expenses to be limited to the reasonable and documented out-of-pocket fees and expenses of one (1) lead firm of counsel representing Agent and the Lenders, if necessary, one (1) local counsel in each relevant local jurisdiction to Agent and the Lenders; provided in the case of an actual conflict between Agent and Lenders, one additional firm of counsel representing all Lenders). Borrowers shall also reimburse Agent for all reasonable and documented out-of-pocket legal (with such legal fees and expenses to be limited to the reasonable and documented out-of-pocket fees and expenses of one (1) lead firm of counsel representing Agent and, if necessary, one (1) local counsel in each relevant local jurisdiction to Agent; provided in the case of an actual conflict between Agent and Lenders, one additional firm of counsel representing all Lenders), accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party. If, for any reason (including inaccurate reporting in any Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand. If due to an error by Agent it is determined that a lower Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Agent shall establish a credit for Borrower in an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid for such period to Lenders. All amounts payable by Borrowers under this Section shall be due promptly following demand therefor.

3.5    Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder, to make, maintain, fund, participate in, or charge applicable interest or fees with respect to, any Revolver Loan or Letter of Credit, or to determine or charge interest based on LIBOR or SIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Available Currency in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to perform such obligations, to make, maintain, fund or participate in the Revolver Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue or convert Revolver Loans as Interest Period Loans, shall be suspended until such Lender notifies Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay the applicable Revolver Loan, Cash Collateralize the applicable LC Obligations or, if applicable, convert Interest Period Loan(s) of such Lender to Floating Rate Loan(s), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the Interest Period Loan to such day, or immediately, if such Lender may not lawfully continue to maintain the Interest Period Loan. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6    Inability to Determine Rates.

3.6.1    Agent will immediately notify Borrower Agent and Lenders if, in connection with any Revolver Loan or request for a Revolver Loan, (a) Agent determines that (i) deposits in the applicable Available Currency are not being offered to banks in the London interbank Eurodollar market for the applicable Revolver Loan amount or Interest Period, or (ii) adequate and reasonable means do not exist for determining LIBOR or SIBOR on any applicable date or that any Interest Period is not available on the basis provided herein; or (b) Agent or Required Lenders determine for any reason that LIBOR or SIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Revolver Loan. Thereafter, Lenders’ obligations to make or maintain affected Interest Period Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, the conversion of any Borrowing to, or the continuation of any Borrowing as, an Interest Period Loan, or, failing that, will be deemed to have requested a Floating Rate Loan.

3.6.2    If at any time Agent determines (which determination shall be conclusive absent manifest error) that (a) the circumstances set forth in Section 3.6.1 have arisen and such circumstances are unlikely to be temporary or (b) the circumstances set forth in Section 3.6.1 have not arisen but the supervisor for the administrator of LIBOR or SIBOR or a Governmental Authority having jurisdiction over Agent has made a public statement identifying a specific date after which LIBOR or SIBOR shall no longer be used for determining interest rates for loans, then Agent and Borrower Agent shall endeavor to establish an alternate rate of interest to the LIBOR or SIBOR, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Such alternative rate of interest shall at no time be less than 0%. Notwithstanding anything to the contrary in Section 14.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.6.2, only to the extent the LIBOR or SIBOR is not available or published at such time on a current basis, (i) any requests for the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR or SIBOR Borrowing shall be ineffective, and (y) if any Borrowing Request requests a LIBOR or SIBOR Borrowing, such Borrowing shall be made as an Base Rate Borrowing.

3.7    Increased Costs; Capital Adequacy.

3.7.1    Increased Costs Generally. If any Change in Law shall:

(a)    impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR and/or SIBOR) or Issuing Bank;

(b)    subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes,

and (iii) Connection Income Taxes) with respect to any Revolver Loan, Letter of Credit, Revolver Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)    impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense (other than Taxes) affecting any Revolver Loan, Letter of Credit, participation in LC Obligations, Revolver Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Revolver Loan or Revolver Commitment, or converting to or continuing any interest option for a Revolver Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, within 10 Business Days of the request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2    Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Revolver Commitments, Revolver Loans, Letters of Credit or participations in LC Obligations or Revolver Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3    Interest Period Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each Interest Period Loan equal to the costs of such reserves allocated to the Revolver Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Revolver Loan; provided, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers’ receipt of the notice.

3.7.4    Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8    Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9    Funding Losses. If for any reason (other than a default by any Lender of its funding obligations hereunder or the application of Section 3.5 or Section 3.6) (a) any Borrowing, conversion or continuation of an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay an Interest Period Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign an Interest Period Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding. For purposes of calculating amounts payable under this Section, a Lender shall be deemed to have funded an Interest Period Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Revolver Loan was in fact so funded.

3.10    Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.    LOAN ADMINISTRATION

4.1    Manner of Borrowing and Funding Revolver Loans.

4.1.1    Notice of Borrowing.

(a)    To request Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing by 11:00 a.m. (i) on the requested funding date, in the case of Floating Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of Interest Period Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Floating Rate Loan or Interest Period Loan, and (D) in the case of an Interest Period Loan, the applicable Interest Period (which shall be deemed to be one month if not specified).

(b)    Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Floating Rate Loan or Swingline Loan (as determined by Agent) on the due date in the amount due and the Revolver Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Agent.

(c)    If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Floating Rate Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Revolver Loan may be disbursed directly to the account.

4.1.2    Fundings by Lenders. Except for Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Floating Rate Loans or by 3:00 p.m. three Business Days before a proposed funding of Interest Period Loans. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by Borrower Agent and acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. Agent, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3    Swingline Loans; Settlement.

(a)    To fulfill any request for a Floating Rate Loan hereunder, Agent may (through one or more of its Lending Offices) in its discretion advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $25,000,000. Swingline Loans shall constitute Revolver Loans for all purposes, except that payments thereon shall be made to Agent for its own account until settled with or funded by Lenders hereunder.

(b)    Settlement of Revolver Loans, including Swingline Loans, among Lenders and Agent (or its applicable Lending Office) shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrowers or anything herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Revolver Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

4.1.4    Notices. If Borrowers request, convert or continue Revolver Loans, select interest rates or transfer funds based on telephonic or electronic instructions to Agent, Borrowers shall confirm the request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Agent and Lenders are not liable for any loss suffered by a Borrower as a result of Agent acting on its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give instructions on a Borrower’s behalf.

4.2    Defaulting Lender. Notwithstanding anything herein to the contrary:

4.2.1    Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Revolver Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent shall reallocate Pro Rata shares by excluding a Defaulting Lender’s Revolver Commitments and Revolver Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2    Payments; Fees. Agent shall receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Revolver Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3    Status; Cure. Agent may determine in its Permitted Discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Revolver Commitments and Revolver Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated Interest Period Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Revolver Commitments and Revolver Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Revolver Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

4.3    Number and Amount of Interest Period Loans; Determination of Rate. Each Borrowing of Interest Period Loans when made shall be in a minimum amount of $5,000,000, plus an increment of $100,000 in excess thereof. No more than ten (10) aggregated Interest Period Loans may be outstanding at any time. Upon determining LIBOR or SIBOR, as applicable, for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4    Borrower Agent. Each Borrower hereby designates Amkor Singapore (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing or Notice of Conversion/Continuation) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.

4.5    One Obligation. The Revolver Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers (unless otherwise expressly provided in any Loan Document) and are secured by Agent’s Lien on all Collateral; provided, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6    Effect of Termination. On the effective date of the termination of all Revolver Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case reasonably satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5.    PAYMENTS

5.1    General Payment Provisions. All payments of Obligations shall be made in the Available Currency in which such Obligation was incurred, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, unless otherwise provided in Section 5.9, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended until the next Business Day and such extension of time shall be included in any computation of interest and fees. Borrowers may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate. Any payment of an Interest Period Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Revolver Loans shall be applied first to Floating Rate Loans and then to Interest Period Loans.

5.2    Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Subject to Section 2.1.5, if an Overadvance exists at any time, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to the Borrowing Base.

5.3    Reserved.

5.4    Payment of Other Obligations. Obligations other than Revolver Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5    Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6    Application and Allocation of Payments.

5.6.1    Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

5.6.2    Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, when an Event of Default under Section 11.1(j) has occurred and is continuing, or when any other Event of Default has occurred and is continuing at the discretion of Agent or Required Lenders, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)    first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)    second, to all other amounts owing to Agent, including Swingline Loans, Protective Advances, and Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;

(c)    third, to all amounts owing to Issuing Bank;

(d)    fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e)    fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f)    sixth, to Cash Collateralize all LC Obligations;

(g)    seventh, to all Revolver Loans;

(h)    eighth, to all Secured Bank Product Obligations; and

(i)    last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within three days following request, Agent may assume the amount is zero unless a prior calculation has been provided by the applicable Secured Bank Product Provider, in which case the amount set forth on such prior calculation shall be the amount of the Secured Bank Product Obligation. The allocations in this Section are solely to determine the priorities among Secured Parties and may be changed by agreement of affected Secured Parties without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and no Obligor has any right to direct the application of payments or Collateral proceeds subject to this Section.

5.6.3    Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7    Dominion Account. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Triggered Activation Period. Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists.

5.8    Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9    Taxes.

5.9.1    Payments Free of Taxes; Obligation to Withhold; Tax Payment

(a)    All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined in the good faith discretion of Agent or applicable Obligor) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.10.

(b)    If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)    If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.2    Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.9.3    Tax Indemnification.

(a)    Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Borrower shall make payment within 10 days after written demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)    Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so),

(ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant Register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.9.4    Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.

5.9.5    Treatment of Certain Refunds. If a Recipient determines in its discretion that it has received a refund of Taxes that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrowers shall, upon request by the Recipient, repay to the Recipient such amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9.6    Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Revolver Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.10    Lender Tax Information.

5.10.1    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.10.2    Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a)    Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of IRS Form W-9 (or applicable successor form), certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or applicable successor form) or, as applicable, W-8BEN-E (or applicable successor form) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN (or applicable successor form) or, as applicable, W-8BEN-E (or applicable successor form)establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)    executed copies of IRS Form W-8ECI (or applicable successor form);

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form reasonably satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN (or applicable successor form) or, as applicable, W-8BEN-E (or applicable successor form); or

(iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or applicable successor form), accompanied by IRS Form W-8ECI (or applicable successor form), IRS Form W-8BEN (or applicable successor form) or, as applicable, W-8BEN-E (or applicable successor form), a U.S. Tax Compliance Certificate in form reasonably satisfactory to Agent, IRS Form W-9 (or applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such partner;

(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)    if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent, at the time(s) prescribed by Applicable Law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.10.3    Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or promptly notify Borrowers and Agent in writing of its legal inability to do so.

5.10.4    Defined Terms. For purposes of this Section 5.10, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.

5.11    Nature and Extent of Each Borrower’s Liability.

5.11.1    Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

5.11.2    Waivers.

(a)    To the extent permitted by Applicable Law, each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. To the extent permitted by Applicable Law, each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the extent permitted by Applicable Law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Revolver Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)    Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. To the extent permitted by Applicable Law, each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3    Extent of Liability; Contribution.

(a)    Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount.

(b)    If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)    Section 5.11.3(a) shall not limit the liability of any Borrower to pay or guarantee Revolver Loans made directly or indirectly to it (including Revolver Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Revolver Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Revolver Loans and Letters of Credit to a Borrower based on that calculation.

(d)    Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.11.4    Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5    Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

SECTION 6.    CONDITIONS PRECEDENT

6.1    Conditions Precedent to Initial Revolver Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Revolver Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied or waived by Agent and Required Lenders:

(a)    Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)    Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral (excluding acknowledgment of stamping or registration of the Singapore Debenture), as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)    Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, reasonably satisfactory to Agent.

(d)    Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable director or Senior Officer, as applicable, of each Borrower certifying that, after giving effect to the initial Revolver Loans and transactions hereunder, (i) such Borrower and its Subsidiaries, on a consolidated basis, are Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects.

(e)    Agent shall have received a certificate of a duly authorized officer or director, as applicable, of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)    Agent shall have received a written opinion of Dechert, LLP in respect of New York law and of Norton Rose Fulbright (Asia) LLP in respect of Singapore law, each in form and substance reasonably satisfactory to Agent.

(g)    Agent shall have received copies of the charter documents of each Obligor, in each case other than with respect to Amkor Singapore, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates (to the extent such or similar concept exists) for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

(h)    Agent shall, where applicable, have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.

(i)    Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. Since December 31, 2017, no event, occurrence or development or state of circumstances or facts shall have occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

(j)    Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(k)    Agent has confirmed that Parent has delivered cash collateral in the amount of $559,226.85 to Bank of America with respect to the Existing Parent Letters of Credit.

(l)    Evidence that Corporation Services Company has accepted its appointment as agent for service of process for Amkor Singapore.

(m)    Agent shall have received a Borrowing Base Report as of May 31, 2018. Upon giving effect to the initial funding of Revolver Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $50,000,000.

6.2    Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall in no event be required to make any credit extension hereunder (including funding any Revolver Loan, arranging any Letter of Credit, or granting any other accommodation to or for the benefit of any Borrower), if the following conditions are not satisfied on such date and upon giving effect thereto:

(a)    No Default or Event of Default shall have occurred and be continuing;

(b)    The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects; provided that such materiality qualifier shall not apply to those representations and warranties which are qualified by materiality (except for representations and warranties that relate solely to an earlier date); and

(c)    With respect to a Letter of Credit issuance, all LC Conditions are satisfied.

Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Agent may request any other information, certification, document, instrument or agreement as it reasonably deems appropriate.

SECTION 7.    COLLATERAL

7.1    Grant of Security Interest. To secure the prompt payment and performance of its Obligations, each Borrower (other than Amkor Singapore) and each other Obligor party hereto hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all personal Property (excluding Excluded Property) of such Borrower and such Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)    all Accounts;

(b)    all Chattel Paper, including electronic chattel paper;

(c)    all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)    all Deposit Accounts, excluding any Excluded Accounts;

(e)    all Documents;

(f)    all General Intangibles, including Intellectual Property, excluding intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other Intellectual Property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such Intellectual Property;

(g)    all Goods, including Inventory, Equipment and fixtures;

(h)    all Instruments, excluding any notes or other instruments payable to such Borrower from any Foreign Subsidiary;

(i)    all Investment Property, excluding (i) Equity Interests of Foreign Subsidiaries, (ii) Equity Interests of the Excluded Domestic Subsidiaries and (iii) Equity Interests of a Person that is not a Subsidiary to the extent (in the case of this clause (iii)) the grant by such Borrower of a Lien in such Equity Interests is prohibited by (A) the terms of the organizational documents of such Person (except to the extent that an appropriate waiver or consent can be obtained after such Borrower has used commercially reasonable efforts to obtain same or any such prohibition is rendered ineffective pursuant to the UCC) or (B) Applicable Law;

(j)    all Letter-of-Credit Rights;

(k)    all Supporting Obligations;

(l)    all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)    all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2    Lien on Deposit Accounts; Cash Collateral.

7.2.1    Deposit Accounts. To further secure the prompt payment and performance of its Obligations, each Borrower (other than Amkor Singapore) hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account (other than any Excluded Account) of such Borrower, including sums in any blocked, lockbox, sweep or collection account. Each Borrower (other than Amkor Singapore) hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, solely made at any time during the existence of a Triggered Activation Period exists, all balances in any Deposit Account (other than any Excluded Account) maintained for such Borrower, without inquiry into the authority or right of Agent to make such request.

7.2.2    Cash Collateral. Cash Collateral may be invested in Cash Equivalents, at Agent’s discretion (with the consent of Borrowers, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. As security for its Obligations, each Borrower hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. Agent may apply Cash Collateral to payment of such Obligations as they become due, in such order as Agent may elect. All Cash Collateral and related Deposit Accounts shall be under the sole dominion and control of Agent, and no Borrower or other Person shall have any right to any Cash Collateral until Full Payment of the Obligations.

7.3    Reserved.

7.4    Other Collateral.

7.4.1    Commercial Tort Claims. Borrowers shall promptly notify Agent in writing if any Obligor (other than Amkor Singapore) has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $5,000,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent reasonably deems appropriate to subject such claim to a duly perfected, Lien in favor of Agent.

7.4.2    Certain After-Acquired Collateral. Borrowers shall promptly (a) notify Agent if a Borrower (other than Amkor Singapore) obtains an interest in (i) any Deposit Account (other than an Excluded Account), (ii) any Chattel Paper, Document, or Letter-of-Credit Right that in each case has an aggregate fair market value in excess of $1,000,000, (iii) any Intellectual Property, or (iv) any Instrument or Investment Property for which, in each case, the face value is in excess of $500,000 individually or $1,000,000 in the aggregate, in each case of this clause (a), solely to the extent constituting Collateral, and (b) upon Agent’s written request, take such actions as Agent deems reasonably appropriate to effect its perfected Lien on such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s written request, Borrowers shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5    Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

7.6    Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Borrowers shall deliver such instruments and agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8.    COLLATERAL ADMINISTRATION

8.1    Borrowing Base Reports. By (i) the 20th day of each calendar month, or more frequently as Agent may request, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to the Lenders) a Borrowing Base Report prepared as of the last day of the preceding calendar month and (ii) during any Triggered Activation Period, the third Business Day of each week, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to the Lenders) a Borrowing Base Report prepared as of the last day of the preceding calendar week. All calculations of Availability in any Borrowing Base Report shall be certified by a Senior Officer of Borrower Agent or such other officer of Borrower Agent as may be acceptable to Agent, provided that Agent may from time to time review and adjust any such calculation (a) to reflect collections of Accounts received and (b) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect Reserves imposed by Agent.

8.2    Accounts.

8.2.1    Records and Schedules of Accounts. Parent and each Borrower shall keep accurate and complete, in all material respects, records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request. Parent and each Borrower shall also provide to Agent, on or before the 20th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $15,000,000 or more cease to be Eligible Accounts or Eligible Foreign Accounts, Parent and Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Senior Officer of Parent or any Borrower has knowledge thereof.

8.2.2    Taxes. If an Account of Parent or any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of Parent or such Borrower and to charge Parent or Borrowers therefor; provided, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Parent or Borrowers or with respect to any Collateral. Agent shall provide reasonable notice to Parent or such Borrower, as applicable, of any intention to make a payment of Taxes pursuant to this Section 8.2.2 and, following any such payment, shall promptly provide evidence of such payment to Parent or such Borrower, as applicable.

8.2.3    Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or Parent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Parent or Borrowers by mail, telephone or otherwise. Parent and Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process and Agent will, if any such verification is being conducted when no Event of Default exists, use reasonable efforts to inform Borrower Agent that Agent plans to conduct such verification.

8.2.4    Maintenance of Dominion Account. Parent and Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent. Parent and Borrowers shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Triggered Activation Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, during any Triggered Activation Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Parent or Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5    Proceeds of Collateral. Parent and Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If Parent, any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the three Business Days thereafter) deposit same into a Dominion Account.

8.3    Inventory.

8.3.1    Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; and (b) if a Triggered Activation Period exists or would result therefor, any payment received by a Borrower for a return is promptly remitted to Agent for application to the Obligations.

8.3.2    Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval (except in the Ordinary Course of Business), and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law in all material respects, including the FLSA. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity in all material respects with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4    Equipment.

8.4.1    Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records, in all material respects, of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form reasonably satisfactory to Agent. Promptly upon reasonable request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2    Condition of Equipment. Subject to casualty, condemnation and ordinary wear and tear, the Equipment is in good operating condition and repair, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.5    Deposit Accounts. Schedule 8.5 lists all Deposit Accounts maintained by Obligors, including Dominion Accounts. With respect to each Deposit Account (other than any Excluded Account), each Borrower shall use commercially reasonable efforts to establish Agent’s control of each such Deposit Account. Each Obligor shall be the sole account holder of each Deposit Account (other than any Excluded Account) and shall not allow any Person (other than Agent and the depository bank) to have control over their Deposit Accounts or any Property deposited therein. Borrowers shall promptly notify Agent of any opening or closing of a Deposit Account (other than any Excluded Account) and, with the consent of Agent (which consent shall not be unreasonably withheld or delayed), will amend Schedule 8.5 to reflect same.

8.6    General Provisions.

8.6.1    Location of Collateral. All tangible items of Collateral, other than (a) Inventory in transit, (b) Equipment being used by employees in the Ordinary Course of Business, (c) Equipment which is being refurbished or repaired in the Ordinary Course of Business, and (d) other Collateral having an aggregate value not exceeding $1,000,000, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.5; and (b) move Collateral to another location in the United States or Singapore, upon 10 Business Days prior written notice to Agent.

8.6.2    Insurance of Collateral; Condemnation Proceeds.

(a)    Each Borrower shall maintain property, casualty and liability insurance with insurers rated A+ or better by Best Rating Guide, or with insurers that such Borrower believes (in its business judgment) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance) as such Borrower believes is reasonable and prudent in light of the size and nature of its business and against at least such risks (and with such risk retentions) as such Borrower believes (in its business judgment) are reasonable and prudent in light of the size and nature of its business. All proceeds under each policy shall be payable to Agent subject to Section 8.6.2(c) below. From time to time upon reasonable request, Borrowers shall deliver the originals or certified copies of its insurance policies to Agent. Unless Agent shall agree otherwise, each policy (other than policies with respect to which such endorsements are not customary) shall include reasonably satisfactory endorsements (i) showing Agent as loss payee or additional insured, as appropriate, (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever, and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all material reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust, or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust, and compromise such claims. Agent acknowledges and agrees that the insurance currently maintained by Borrowers, as evidenced by the certificates or policies provided by Borrowers to Agent, satisfied the requirements of this Section 8.6.2(a) as of the Closing Date.

(b)    Subject to clause (c), during the existence of an Event of Default, any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent and applied to payment of the Obligations in accordance with the provisions of Section 5.6.1. Proceeds from any business interruption insurance may be used by Borrowers in the Ordinary Course of Business.

(c)    Following Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Property, Borrower may use such proceeds or awards to repair or replace such Property as long as (i) no Triggered Activation Period exists or has resulted therefrom and (ii) the repaired or replaced Property is free of Liens other than Permitted Liens.

8.6.3    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4    Defense of Title. Each Borrower shall, subject to its reasonable business judgement, defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7    Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may (but shall have no obligation to), without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)    Endorse Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)    Upon the occurrence and during the continuation of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper,

Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; (xii) after Agent shall have provided Obligors prior written notice at least five Business Days prior thereto, exercise any voting or other rights under or with respect to any Investment Property; and (xiii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9.    REPRESENTATIONS AND WARRANTIES

9.1    General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, Borrower and each other Obligor represents and warrants that:

9.1.1    Organization and Qualification. Each Obligor is duly organized or incorporated (as appropriate), validly existing, and in good standing (to the extent such or a similar concept exists) under the laws of the jurisdiction of its organization or incorporation. Each Obligor is duly qualified, authorized to do business, and in good standing (to the extent such or a similar concept exists) as a foreign corporation in each jurisdiction where failure to be so qualified would reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution.

9.1.2    Power and Authority. Each Obligor is duly authorized to execute, deliver, and perform its Loan Documents. The execution, delivery, and performance of the Loan Documents have been duly authorized by all necessary action, except for the stamping of the Singapore Debenture with the Inland Revenue Authority of Singapore and the registration of the Singapore Debenture with the Accounting and Corporate Regulatory Authority of Singapore, in each case within the prescribed statutory period, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained, (b) contravene the Organic Documents of any Obligor, (c) violate or cause a default under any Applicable Law or Material Contract, or (d) result in or require the imposition of any Lien (other than Permitted Liens and Agent’s Liens) on any Property of any Obligor.

9.1.3    Enforceability. Each Loan Document is a legal, valid, and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as (a) enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles and (b) the stamping of the Singapore Debenture with the Inland Revenue Authority of Singapore and the registration of the Singapore Debenture with the Accounting and Corporate Regulatory Authority of Singapore, in each case within the prescribed statutory period.

9.1.4    Capital Structure. As of the Closing Date, Schedule 9.1.4, shows for Parent and each of its Subsidiaries (a) its name, (b) its jurisdiction of organization or incorporation, (c) with respect to each Subsidiary, its authorized and issued Equity Interests, and the holders of its Equity Interests. Each Obligor has good title to its Equity Interests in its Subsidiaries, free of any Lien other than Agent’s Liens, Permitted Liens and all such Equity Interests are duly issued, fully paid, and non-assessable. Notwithstanding the foregoing, the requirements of this Section 9.1.4 shall not apply with respect to, and at the time of, the formation or acquisition of a newly formed or acquired Subsidiary that is formed or acquired in compliance with this Agreement.

9.1.5    Title to Properties; Priority of Liens. Each Obligor has good title (or valid interests in) all of its Property, including all Property reflected in any financial statements delivered to Agent or the Lenders, in each case free of Liens except Permitted Liens. Each Obligor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens or as are being Properly Contested. Agent’s Liens in the Collateral, excluding any Lien on Collateral (a) for which a certificate of title is issued and Agent is not in possession of such certificate of title and listed as first lienholder thereon or (b) which constitutes a Commercial Tort Claim described in the parenthetical clause of Section 7.4.1, are duly perfected Liens, except for the service of notices of assignment under the Singapore Debenture and the stamping and registration of the Singapore Debenture with the Inland Revenue Authority of Singapore and the Accounting and Corporate Regulatory Authority of Singapore, respectively, in each case within the prescribed statutory period, subject only to Permitted Liens.

9.1.6    Accounts. Agent may rely, in determining which Accounts are Eligible Accounts and Eligible Foreign Accounts, on all statements and representations made by Parent and Borrowers with respect thereto. Parent and Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account or an Eligible Foreign Account in a Borrowing Base Report, that:

(a)    it is genuine and in all material respects what it purports to be, and is not evidenced by a judgment;

(b)    it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract, or other document relating thereto;

(c)    it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)    it is not subject to any offset, Lien (other than Permitted Account Liens), deduction, defense, dispute, counterclaim, or other adverse condition except as arising in the Ordinary Course of Business, and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)    no purchase order, agreement, document, or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective);

(f)    no extension, compromise, settlement, modification, credit, deduction, or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)    to Borrowers’ actual knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account and (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet Parent’s or applicable Borrower’s customary credit standards, is Solvent (or in the case of a jurisdiction other than the US, the equivalent solvency or insolvency standard), is not contemplating or subject to an Insolvency Proceeding, and has not failed or suspended or ceased doing business.

9.1.7    Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow, and shareholder’s equity, as applicable, of Parent and its Subsidiaries that have been and are from time to time hereafter delivered to Agent and the Lenders, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated. Since December 31, 2017, there has been no change in the condition, financial or otherwise, of Parent or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

9.1.8    Surety Obligations. No Parent or Borrower is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9    Taxes. Each Obligor has filed all material federal, state, and local tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income, and its Properties that are due and payable, except to the extent being Properly Contested.

9.1.10    Brokers. There are no brokerage commissions, finder’s fees, or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11    Intellectual Property. Except as disclosed on Schedule 9.1.11, each Obligor owns or has the lawful right to use all Intellectual Property reasonably necessary for the conduct of its business, without conflict with any rights of others except for any such conflict that would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, (a) except as set forth in Schedule 9.1.11, there is no pending or threatened (in writing) Intellectual Property Claim with respect to any Obligor or any of their Intellectual Property that would reasonably be expected to have a Material Adverse

Effect, (b) except as disclosed on Schedule 9.1.11, no Obligor pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property, and (c) all Intellectual Property registered in the United States owned by any Obligor is shown on Schedule 9.1.11.

9.1.12    Governmental Approvals. Each Obligor has, and is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease, and operate its Properties, in each case in all material respects. All necessary import, export, or other licenses, permits, or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Obligors have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except, in each case, where such failure or noncompliance would not reasonably be expected to have a Material Adverse Effect.

9.1.13    Compliance with Laws. Each Obligor has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices, or orders of noncompliance issued to any Obligor under any Applicable Law, except where noncompliance could reasonably be expected to result in a Material Adverse Effect. To the extent the FLSA is applicable to such Obligor, no Inventory has been produced in violation of the FLSA.

9.1.14    Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14 or as would not reasonably be expected to have a Material Adverse Effect, no Obligor’s operations, Real Estate or, to Borrower’s knowledge, other Properties are subject to any federal, state, or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material, or environmental clean-up. No Obligor has received any Environmental Notice that is pending and unresolved. No Obligor has any contingent liability under applicable Environmental Laws with respect to any Environmental Release, environmental pollution, or the presence of hazardous materials on any Real Estate now or previously owned, leased, or operated by it.

9.1.15    Burdensome Contracts. No Obligor is a party or subject to any contract, agreement, or charter the breach of which that would reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Obligor is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

9.1.16    Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Obligor, or any of their businesses, operations or Properties that (a) relate to any Loan Documents or transactions contemplated thereby, or (b) as of the Closing Date, would reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor. No Obligor is in default with respect to any order, injunction, or judgment of any Governmental Authority.

9.1.17    No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default (after giving effect to any cure or grace period and waivers or amendments thereof), under any Material Contract. As of the Effective Date, no Obligor has actual knowledge of any basis upon which any party (other than an Obligor) could terminate a Material Contract prior to its scheduled termination date.

9.1.18    ERISA. Except as disclosed on Schedule 9.1.18:

(a)    Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination (or an opinion or advisory letter from the IRS affording equivalent reliance) or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Parent or Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements in all material respects under the Code, ERISA and the Pension Protection Act of 2006 with respect to any Plan, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Pension Plan.

(b)    There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or would reasonably be expected to have a Material Adverse Effect.

(c)    (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any reason that the funding target attainment percentage could reasonably be expected to drop below 60%, (iii) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid, (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and (v) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that would reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.

(d)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles and (iii) it has been registered as required by, and has been maintained in good standing with, applicable regulatory authorities.

9.1.19    Trade Relations. There exists no actual or threatened termination or limitation of any business relationship between any Obligor and any customer or supplier, or any group of customers or suppliers, which individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect. There exists no condition or circumstance that would reasonably be expected to materially impair the ability of any Obligor to conduct its business at any time hereafter in substantially the manner as conducted on the Closing Date.

9.1.20    Labor Relations. Except as described on Schedule 9.1.20, as of the Closing Date, no Obligor is party to or bound by any collective bargaining agreement. There are no material grievances, disputes, or controversies with any union or other organization of any Obligor’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages, or demands for collective bargaining.

9.1.21    Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on Schedule 9.1.21, no Obligor has been known as or used any corporate, fictitious, or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other places of business of the Obligors as of the Closing Date are shown on Schedule 8.6.1. Except as shown on Schedule 9.1.21, during the five years preceding the Closing Date, no Obligor has had any other office or place of business.

9.1.22    Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940, (b) [reserved], or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23    Margin Stock. No Obligor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Revolver Loan proceeds or Letters of Credit will be used by the Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U, or X of the Board of Governors.

9.1.24    OFAC. Neither Parent nor any Subsidiary, or (to the knowledge of Borrower or any Subsidiary) any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction.

9.1.25    Anti-Corruption Laws. Parent and each Subsidiary has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

9.1.26    Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

9.2    Complete Disclosure. The written information concerning Parent and its Subsidiaries, other than budgets, estimates and other projections, forward-looking information and information of a general economic or general industry nature, that has been made available to Agent or any Lender by or on behalf of any Obligor in connection with any Loan Document (including the information contained in any financial statement), in each case as modified or supplemented by other information so furnished, does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. All projections that are part of such information (including those set forth in any projections delivered subsequent to the Closing Date) are based upon good faith estimates and assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein (it being understood and agreed that financial projections are not to be viewed as factual, are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material).

SECTION 10.    COVENANTS AND CONTINUING AGREEMENTS

10.1    Affirmative Covenants. Until Full Payment of the Obligations, Obligors shall agree and covenant as follows:

10.1.1    Inspections; Appraisals.

(a)    Permit Agent from time to time, subject (unless a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligor, inspect, audit and make extracts from any Obligor’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them. Notwithstanding anything to the contrary herein, no Obligor shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Obligors or any of its Subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which access or inspection by, or disclosure to, Agent or Lender (or any of their respective representatives or contractors) is prohibited by Applicable Law; provided that, with respect to this clause (ii), Obligors shall (x) make Agent aware that information is being withheld (to the extent permitted by Applicable Law) and (y) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such Applicable Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, with respect to this clause (iii), Obligors shall (x) make Agent aware that information is being withheld and (y) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such attorney-client or similar privilege or (iv) in respect of which Obligors or any of its Subsidiaries owes confidentiality obligations (to the extent not created in contemplation of such party’s obligations hereunder) to any third party, provided that, with respect to this clause (iv), Obligors shall (x) make Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (y) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.

(b)    Reimburse Agent for reasonable and documented out-of-pocket charges, costs and expenses in connection with examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, once per Loan Year (and up to twice per Loan Year if at any time during the 12 month period immediately prior to the commencement of such examination, Availability is less than 35% of the Revolver Commitments for at least 4 consecutive Business Days); provided, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits. Borrowers shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent.

10.1.2    Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)    as soon as available, and in any event upon the earlier of 120 days after the end of each Fiscal Year or the filing of Parent’s annual report on Form 10-K, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow, and shareholders’ equity for such Fiscal Year, on both a consolidated basis for Parent and its Subsidiaries and on a consolidating basis for Borrowers with respect to balance sheets and statements of income, which consolidated statements shall be certified by a firm of independent certified public accountants of recognized national standing selected by Parent and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

(b)    as soon as available, and in any event within the earlier to occur of 60 days after the last day of each Fiscal Quarter or the filing of Parent’s quarterly report on Form 10-Q, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis and consolidating basis with respect to balance sheets and statements of income for Parent and its Subsidiaries and statements of cash flow as of the end of such Fiscal Quarter on a consolidated basis for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of the Parent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter, subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(c)    concurrently with delivery of financial statements under clauses (a) and (b) above, a Compliance Certificate executed by the chief financial officer of Parent and a Senior Officer of Borrower Agent;

(d)    concurrently with delivery of financial statements under clause (a) and clause (b) preceding, (i) a listing of each new business location of Obligors and (ii) a listing of each registration by Obligors of any patent, trademark, or copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, together with all information required by Agent to perfect Agent’s Liens in such Intellectual Property;

(e)    not later than 30 days after the end of each Fiscal Year, projections of Parent’s consolidated balance sheets, results of operations, cash flow, and Availability for the next three Fiscal Years, year by year, and for the next Fiscal Year, on a fiscal quarter basis;

(f)    at Agent’s request, a listing of Parent and each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(g)    promptly after the sending or filing thereof, (i) copies of any proxy statements, financial statements, or reports that Parent has made generally available to its shareholders, (ii) copies of any regular, periodic, and special reports or registration statements or prospectuses that Parent files with the SEC or any other Governmental Authority, or any securities exchange; and (iii) copies of any press releases or other statements made available by Parent to the public concerning material changes to or developments in the business of Parent or Borrowers;

(h)    promptly upon Agent’s request therefor, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(i)    such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 10.1.2 may be satisfied with respect to financial information of Parent by furnishing the Form 10-K or Form 10-Q (or the equivalent), as applicable, of Parent filed with the SEC, in each case, to the extent that information contained in such Form 10-K or 10-Q (or the equivalent) satisfies the requirements of clauses (a) or (b) of this Section 10.1.2, as the case may be.

10.1.3    Notices. Obligors shall notify Agent and the Lenders in writing, promptly after Parent’s or a Borrower’s obtaining knowledge thereof, of any of the following that affects any Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, that would reasonably be expected to have a Material Adverse Effect, (b) any pending or threatened labor dispute, strike, or walkout, or the expiration of any material labor contract to the extent any such dispute, strike, walkout, or expiration would reasonably be expected to cause a Material Adverse Effect, (c) any material breach of, event of default under, or termination prior to its scheduled termination date of a Material Contract, (d) the existence of any Default or Event of Default, (e) any judgment in an amount exceeding $25,000,000, (f) the assertion of any Intellectual Property Claim that would reasonably be expected to have a Material Adverse Effect, (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that would reasonably be expected to have a Material Adverse Effect, (h) any Environmental Release by an Obligor or on any Property owned, leased, or occupied by an Obligor; or receipt of any Environmental Notice that would reasonably be expected to have a Material Adverse Effect, (i) the occurrence of any ERISA Event, (j) the discharge of or any withdrawal or resignation by Parent’s independent accountants or (k) any opening of a new office or place of business.

10.1.4    Reserved.

10.1.5    Compliance with Laws. Each Borrower and each Obligor shall, and shall cause each Subsidiary to, comply with all material Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless, in each case, failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain compliance would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any material Environmental Release occurs at or on any Properties of Parent or any Borrower which requires investigation and/or reporting by Parent or Borrower pursuant to applicable Environmental Laws, as applicable, Parent or

Borrower shall act promptly and diligently to investigate and/or report to Agent and all appropriate Governmental Authorities the extent of, and to undertake appropriate remedial action with respect to such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6    Taxes. Each Obligor shall pay and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7    Insurance. Each Obligor shall, in addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers reasonably satisfactory to Agent with respect to the Properties and business of Obligors of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

10.1.8    Licenses. Each Obligor shall (a) keep each material License affecting any Collateral (including the manufacture, distribution, or disposition of Inventory), except to the extent (i) not otherwise required herein, (ii) pursuant to an Asset Sale permitted hereunder, or (iii) any failure to so maintain such License could not reasonably be expect to result in a Material Adverse Effect; (b) pay all Royalties when due unless such payment is being Properly Contested; and (c) notify Agent of any default or breach asserted by any Person to have occurred under any material License affecting any Collateral.

10.1.9    Reserved.

10.1.10    Anti-Corruption Laws. Each Borrower, each other Obligor and each Subsidiary shall conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

10.1.11    Singapore Debenture. Upon the occurrence of a Triggered Activation Period under clause (c) thereof, Borrowers shall execute and deliver to Agent such documents and take such actions as requested by Agent to grant to Agent a “fixed charge” over the Deposit Accounts (in each case which are Controlled Accounts (as defined in the Singapore Debenture)) and Accounts of Borrower, all in form and substance satisfactory to Agent.

10.1.12     Beneficial Ownership. Promptly following any request therefor, information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

10.1.13     Deposit Account Control Agreement. Within 60 days after the Closing Date (or such later date as determined by Agent), Borrowers shall execute and deliver to Agent one or more Deposit Account Control Agreements with respect to the Deposit Accounts of Borrowers maintained by Bank of America at its Singapore branch.

10.2    Negative Covenants. Until Full Payment of the Obligations, Obligors shall:

10.2.1    Stay, Extension and Usury Laws. Each Borrower and each other Obligor covenants (to the extent that it may lawfully do so) that it shall not, and that none of the other Obligors shall, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or any other Loan Document, and each Borrower and each Obligor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to Agent or the Lenders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

10.2.2    Restricted Payments.

(a)    Obligors will not directly or indirectly (w) declare or pay any dividend or make any other payment or distribution on account of the Obligor’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any Obligor) or to the direct or indirect holders of Obligors’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Obligor or to an Obligor, whether paid directly to such Obligor or indirectly through a dividend, payment or distribution to each parent company of such Obligor which is ultimately and substantially contemporaneously with the initial payment thereof, paid to such Obligor), (x) purchase, redeem, or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Obligor) any Equity Interests of an Obligor or any direct or indirect parent of an Obligor (other than any such Equity Interests owned by an Obligor), (y) make any payment on or with respect to, or purchase, redeem, defease, or otherwise acquire or retire for value any Subordinated Debt, except (A) a payment of interest or principal at the Stated Maturity thereof, or (B) the purchase, redemption, defeasance or other acquisition or retirement thereof for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, defeasance, acquisition or retirement, or (z) make any Restricted Investment (all such payments and other actions set forth in clause (w) through clause (z) preceding being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i)    no Specified Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(ii)    the Specified Allowance Condition is satisfied.

(b)    Section 10.2.2(a) preceding will not prohibit (i) the payment of any dividend or consummation of any irrevocable redemption within 60 days after the date of declaration or giving of redemption notice thereof, if at the date of declaration or notice the conditions set forth in Section 10.2.2(a) are satisfied, (ii) (x) the making of any payment on or with respect to, or in connection with, the redemption, purchase, defeasance, acquisition or retirement for value of, any Debt of any Obligor that is subordinated to the Obligations or any Equity Interests of Parent or any Subsidiary, in each case, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to an Obligor) of, (1) any subordinated Debt of Parent or (in the case of Debt of any Obligor which is a Subsidiary of Parent only) any Obligor which is a Subsidiary of Parent or (2) any Equity Interests (other than Disqualified Stock) of Parent, (iii) the making of any payment on or with respect to, or in connection with, the defeasance, redemption, repurchase, retirement, or other acquisition of Debt of an Obligor that is subordinated to the Obligations with the net cash proceeds from the incurrence of Permitted Refinancing Debt, (iv) the payment of any dividend or other distribution (including a pro rata repurchase of Equity Interests of a Subsidiary) by an Obligor to the holders of its Equity Interests so long as Parent or, if such Equity Interests are held by another Obligor, such other Obligor receives at least its pro rata share, whether paid directly to such Obligor or indirectly through a dividend or distribution to each parent company of such Obligor which is ultimately and substantially contemporaneously with the initial payment thereof, paid to such Obligor, (v) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption, or other acquisition or retirement for value of any Equity Interests of any Obligor or any distribution, loan or advance to a parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of an Obligor in each case held by any current or former employee, officer, director or the like (or their assigns, estates or heirs) of any Obligor pursuant to any employee equity subscription agreement, equity ownership plan, or equity award agreement or other compensatory agreement in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired, or retired Equity Interests shall not exceed $15,000,000 in any twelve-month period (plus the net cash proceeds from the issuance of Equity Interests to employees, officers, directors or the like)(it being understood that the cancellation of Debt owed by current or former employees, officers, directors or the like to an Obligor in connection with such repurchase, redemption or other acquisition or retirement will not be deemed to be a Restricted Payment), (vi) the making of any payment on or with respect to, or repurchase, redemption, defeasance, or other acquisition or retirement for value of any convertible notes of Parent in connection with (A) so long as no Event of Default has occurred and is continuing or would be caused thereby and the Specified Allowance Condition is Satisfied, an optional redemption of any convertible notes of Parent on or after the dates such notes become redeemable or (B) the honoring by Parent of any conversion request into Equity Interests (other than Disqualified Stock) by a holder of any convertible notes of Parent (including the payment by Parent of any cash in lieu of fractional shares) in accordance with their terms, (vii) that portion of Investments the payment for which consists exclusively of Equity Interests (other than Disqualified Stock) of Parent, (viii) other Restricted Payments in an aggregate amount not to exceed $15,000,000, (ix) the purchases, repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of Parent deemed to occur upon the exercise of stock options if such Equity Interest represents a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of Parent made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests, (x) any payments to Parent or one or more Subsidiaries of Parent in an amount not to exceed the good faith estimate of the increased Taxes of Parent or such Subsidiary of Parent for such period that are attributable to such Borrower’s income or earnings, including items includible by Parent or its Subsidiaries under Subpart F of the Code, (xi) the making of any payment on or with respect to, or in connection with, the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness of Parent or any Subsidiary of Parent to Parent or any Subsidiary of Parent (i.e., intercompany Indebtedness), provided that if such Subsidiary is not an Obligor, the Specified Allowance Condition is satisfied, (xii) the making of any payment on or with respect to, or in connection with, the defeasance, redemption, repurchase, retirement or other acquisition of Disqualified Stock of Parent or any Subsidiary with the net cash proceeds from the substantially concurrent sale of Disqualified Stock of Parent or a Subsidiary of Parent.

(c)    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by an Obligor, as the case may be, pursuant to the Restricted Payment without giving effect to subsequent changes in value. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $25,000,000 shall be evidenced by an Officers’ Certificate which shall be delivered to Agent not later than the date of making such Restricted Payment. Such Officers’ Certificate shall state that such Restricted Payment is permitted and shall set forth the basis upon which the calculations required by this Section 10.2.2 were computed, together with a copy of any fairness opinion or appraisal required by this Agreement; provided, that such Officer’s Certificate shall only be required to be delivered to Agent if pro-forma Availability after giving effect to the applicable Restricted Payment is less than 30.0% of Revolver Commitments. In the event that a payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including, without limitation, Section 10.2.2(a), Parent, in its sole discretion, may order, classify and subdivide, and from time to time may reorder, resubdivide and reclassify, such Restricted Payment in any manner that complies with this covenant.

10.2.3    Dividend and Other Payment Restrictions Affecting Subsidiaries. Obligors shall not directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a)(i) pay dividends or make any other distributions to an Obligor (A) on such Subsidiary’s Equity Interests or (B) with respect to any other interest or participation in, or measured by, such Subsidiary’s profits or (ii) pay any Debt owed to any Obligor, (b) make loans or advances to any Obligor, or (c) transfer any of its properties or assets to any Obligor, except for such encumbrances or restrictions existing under or by reasons of (I) Existing Indebtedness or other agreements as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings are not materially more restrictive, in the good faith judgment of the board of directors of Parent or the board of directors of any applicable Subsidiary, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness and other agreements, as in effect on the date hereof, (II) this Agreement, (III) applicable law, (IV) (x) any agreement or instrument governing or relating to Permitted Bank Debt, in each case that meets the criteria specified in clauses (i) and (xiii), respectively, of Section 10.2.4(b); provided, that in the case of clause (I) the board of directors or an Officer of Parent shall have determined in good faith at the time that such encumbrance or restriction is created that the encumbrance or restriction (A) would not reasonably be expected to impair the ability of Borrower to pay interest when due hereunder or to pay principal and accrued and unpaid interest when due hereunder, and (B) is not materially more disadvantageous to the Lenders than is customary in comparable financings, and (y) any instrument governing Debt or Equity Interests of a Person acquired by any Obligor as in effect at the time of such acquisition (except to the extent such Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Agreement to be incurred, (V) customary non-assignment and similar provisions in leases, licenses, and other contracts entered into in the ordinary course of business and consistent with past practices, (VI) purchase money obligations or Capital Lease obligations for property acquired or leased in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) preceding, (VII) any agreement for the sale or other disposition of a Subsidiary that restricts dividends, distributions, loans, advances, or transfers by such Subsidiary pending its sale or other disposition, (VIII) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not materially more restrictive, in the good faith judgment of the board of directors of Parent or the board of directors of any applicable Subsidiary, taken as a whole, than those contained in the agreements governing the Debt being refinanced, (IX) agreements entered into with respect to Liens securing Debt otherwise permitted to be incurred pursuant to the provisions of Section 10.2.7 that limit the right of Parent or any of its Subsidiaries to dispose of the assets subject to such Lien, (X) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (XI) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business, (XII) any Receivables Program for any Obligor which is not a Borrower, (XIII) any restriction imposed pursuant to contracts for the sale or transfer of assets with respect to the transfer of the assets to be sold pursuant to such contract, (XIV) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in contemplation of such acquisition; provided that in the case of Debt incurred in connection with or in contemplation of such acquisition, such Debt was permitted to be incurred by the terms of this Agreement; (XV) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of capital stock or issued share capital of a Person other than on a pro rata or less restrictive basis; and (XVI) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the board of directors of Parent or the board of directors of any applicable Subsidiary, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.2.4    Incurrence of Debt and Issuance of Preferred Stock.

(a)    Obligors shall not directly or indirectly, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Debt (including Acquired Debt), and Parent will not issue any Disqualified Stock and no Obligor will issue any shares of preferred stock; provided, however, that any Obligor may incur Debt (including Acquired Debt), and Parent may issue Disqualified Stock, and any Obligor that is a Subsidiary Guarantor may issue preferred stock, if the Specified Allowance Condition is satisfied for Parent’s most recently ended four full Fiscal Quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock or preferred stock is issued, on a pro forma basis, as if the additional Debt had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the proceeds thereof applied, at the beginning of such four-quarter period.

(b)    Section 10.2.4(a) preceding will not prohibit the incurrence of any of the following items of Debt (collectively, “Permitted Debt”):

(i)    the incurrence by an Obligor of any Permitted Bank Debt; provided that the aggregate principal amount of all such Debt at any one time outstanding shall not exceed $100,000,000, plus 85.0% of the consolidated accounts receivable of Parent, plus 50.0% of the consolidated inventory of Parent; provided, further, that none of such Debt (including specifically any Permitted Bank Debt other than the Obligations) may be secured by any of the Collateral;

(ii)    the incurrence by Obligors of Existing Indebtedness;

(iii)    the incurrence by the Obligors of the Obligations;

(iv)    the incurrence by Obligors of (A) Debt incurred for the purpose of financing all or any part of the purchase price or cost of design, construction or improvement of property, plant, or equipment used in the business of any Obligor and (B) Debt incurred under Capital Leases, in an aggregate amount at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance, or replace any Debt incurred pursuant to this clause (iv), not to exceed the greater of $75,000,000 or 10.0% of Parent’s Consolidated Net Assets;

(v)    the incurrence by an Obligor of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to renew, discharge, extend, refund, refinance, or replace, Debt (other than intercompany Debt) that was permitted by this Agreement to be incurred under Section 10.2.4(a) or clause (ii), clause (v), clause (viii), clause (xiii), or clause (xiv) of this Section 10.2.4(b);

(vi)    (x) the incurrence by an Obligor of intercompany Debt between or among Parent and any of its Subsidiaries; provided, however, that if any Obligor is the obligor on such Debt and such Debt is in favor of a Subsidiary that is not an Obligor, (A) the Specified Allowance Condition is satisfied with respect to such debt and (B) such Debt must be expressly subordinated to the prior payment in full in cash of the Obligations; or (y) the issuance by any of Parent’s Subsidiaries, to Parent or to any other Obligor, of shares of preferred stock;

(vii)    the incurrence by any Obligor of obligations under Hedging Agreements that are incurred for the purpose of fixing or hedging interest rate, commodity, or currency risk in the ordinary course of business for bona fide hedging purposes; provided that the notional principal amount of any such obligations under Hedging Agreements with respect to interest rates does not exceed the amount of Debt or other liability to which such obligation relates;

(viii)    the guarantee by an Obligor of Debt that was permitted to be incurred by another provision of this Section 10.2.4 or that was not otherwise prohibited from being incurred hereunder;

(ix)    the incurrence by the Obligors of Debt in accordance with the 2018 Tax Restructuring;

(x)    (a) the incurrence by any Obligor of Debt constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bid, performance, appeal, reimbursement, surety and similar bonds or completion or performance guarantees or other obligations in respect of workers’ compensation claims, health, disability, or other employee benefits or property, casualty or liability insurance or self-insurance obligations; (b) the incurrence by any Obligor of Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Debt is covered within five business days; (c) endorsement of instruments or other payment items for deposit; or (d) the incurrence by any Obligor of Debt in connection with the repurchase, redemption or other acquisition or retirement of Equity Interests held by any current or former employee, officer, director or the like of Parent or any of its Subsidiaries; provided that such repurchase, redemption or other acquisition or retirement is permitted by Section 10.2.2(b)(v);

(xi)    the incurrence of Debt arising from the agreements of an Obligor providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets, or Subsidiary; provided, however, that the maximum assumable liability in respect of all such Debt shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by Parent or any of its Subsidiaries in connection with such disposition;

(xii)    the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, and the reclassification of preferred stock as Debt due to a change in accounting principles;

(xiii)    Reserved;

(xiv)    the incurrence by Obligors of additional Debt in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance, or replace any Debt incurred pursuant to this clause (xiv), not to exceed $75,000,000;

(xv)    Reserved;

(xvi)    all premium (if any), fees, expenses, charges and additional and contingent interest on Debt incurred in compliance with this Section 10.2.4;

(xvii)    Notwithstanding any other provision of this Section 10.2.4(b), none of the Permitted Debt, other than the Obligations, may at any time be secured by a Lien on any or all of the Collateral.

(c)    [Reserved].

(d)    Obligors will not incur any Debt (including Permitted Debt) that is contractually subordinated in right of payment to any other Debt of such Obligor unless such Debt is also contractually subordinated in right of payment to the Obligations on substantially identical terms; provided, however, that no Debt of an Obligor shall be deemed to be contractually subordinated in right of payment to any other Debt of such Obligor solely by virtue of any Liens, guarantees, maturity of payments, or structural seniority.

(e)    For purposes of determining compliance with this Section 10.2.4, in the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clause (b)(i) through clause (b)(xvi) preceding, or is entitled to be incurred pursuant to Section 10.2.4(a), Borrower Agent may, in its sole discretion, classify or reclassify such item of Debt (or any part thereof) in any manner that complies with this Section 10.2.4 and such item of Debt shall be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 10.2.4(a). For purposes of determining any particular amount of Debt under this Section 10.2.4, guarantees, Liens, or obligations in support of letters of credit supporting Debt shall not be included to the extent such letters of credit are included in the amount of such Debt. Any increase in the amount of any Debt solely by reason of currency fluctuations shall not be considered an incurrence of Debt for purposes of this covenant. Accrual of interest and the payment of interest in the form of additional Debt shall not be deemed to be an incurrence of Debt for purposes of this Section 10.2.4.

10.2.5    Asset Sales.

(a)    Obligors shall not (i) sell, lease, convey, or otherwise dispose of any assets or rights (including by way of a sale-and-leaseback) other than sales of inventory in the Ordinary Course of Business, (ii) with respect to Parent, sell Equity Interests in any of its Subsidiaries, or (iii) with respect to Obligors other than Parent, issue Equity Interests (each of the foregoing, an “Asset Sale”), unless (y) Parent (or the other Obligor, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of Parent’s board of directors set forth in an Officer’s Certificate delivered to Agent) of the assets sold or otherwise disposed of and (z) at least 75.0% of the consideration received therefor by Parent or such other Obligor is in the form of cash or other Qualified Proceeds.

(b)    Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that (A) involves assets having a fair market value of less than $5,000,000 or (B) results in Net Proceeds to Parent and its Subsidiaries of less than $5,000,000; (ii) a transfer of assets between or among Obligors, whether transferred directly to such Obligors or indirectly through a transfer to each parent company or Subsidiary of such Obligors which is ultimately and substantially contemporaneously with the initial transfer thereof, transferred to such Obligors; (iii) an issuance of Equity Interests by an Obligor other than Parent to Parent; (iv) the sale, lease, conveyance, or other disposition of assets or rights (other than Accounts) by an Obligor to a Subsidiary that is not an Obligor so long as the Specified Allowance Condition is satisfied; (v) the sale, lease, conveyance, or other disposition of Accounts by an Obligor to a Subsidiary that is not an Obligor so long as the Specified Allowance Condition is satisfied and no Specified Event of Default exists immediately before and after giving effect thereto; (vi) the sale, lease, conveyance, or other disposition of assets or rights by an Obligor in accordance with the 2018 Tax Restructuring; (vii) the sale, lease, conveyance, or other disposition of any Receivable Program Assets by any Subsidiary of Parent which is an Obligor other than a Borrower in connection with a Receivables Program; (viii) the sale, lease, conveyance, or other disposition of any inventory or other current assets, excluding Accounts, by any Obligor in the Ordinary Course of Business; (ix) the granting of a Permitted Lien; (x) the licensing by an Obligor of intellectual property in the Ordinary Course of Business or on commercially reasonable terms; (xi) (A) the sale, lease, conveyance, or other disposition of obsolete, surplus, discontinued, damaged, excess or worn out equipment or other property no longer useful in Obligors’ business or (B) the lapse of registered patents, trademarks and other intellectual property or the termination of license agreements related thereto to the extent not economically desirable in the conduct of the business; (xii) the making or liquidating of any Restricted Payment or Permitted Investment that is permitted by Section 10.2.2; (xiii) the disposition of cash or Cash Equivalents in the ordinary course of business; (xiv) any condemnation or other eminent domain event or casualty event; (xv) the surrender or waiver of litigation rights or settlement, release or surrender of tort or other litigation claims of any kind if it is for the benefit of an Obligor (as determined in good faith by the board of directors of Parent); (xvi) a concurrent purchase and sale or exchange of assets used in a Permitted Business between Obligors and another Person; provided that such assets received are of a comparable fair market value (as determined by the board of directors) to the assets exchanged and any cash received must be applied in accordance with this Section 10.2.5; (xvii) the issuance or sale of directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law or the like; and (xviii) the sale or other disposition of the patents approved by Agent.

(c)    Notwithstanding any other provision of this Agreement to the contrary, no Obligor will enter into any Asset Sale or other sale, transfer, conveyance, or disposition of any asset or other property, in each such case if such Asset Sale, sale, transfer, conveyance, or disposition is of assets or other property which constitutes Collateral; provided that Obligors may (i) sell Inventory in the Ordinary Course of Business, (ii) sell, transfer, convey or dispose of property and assets, including Collateral, among Borrowers, (iii) if no Event of Default exists, sell, transfer, convey, or dispose of Collateral consisting of Equipment and Inventory in an aggregate amount not in excess of $25,000,000 during the term of this Agreement, (iv) make Permitted Investments, (v) grant licenses of Intellectual Property in the Ordinary Course of Business or on commercially reasonable terms, provided that the owner of any such Intellectual Property which is the subject of any such license retains ownership of such Intellectual Property and any such license granted is subject to Agent’s Liens, (vi) (A) sell, transfer, convey or dispose of obsolete, surplus, discontinued, damaged, excess or worn out Equipment or other property that is no longer useful in an Obligor’s business or (B) allow the lapse of registered patents, trademarks and other intellectual property approved by Agent or the termination of license agreements related thereto, to the extent not economically desirable in the conduct of the business with approval by Agent, (vii) dispose of cash or Cash Equivalents in the ordinary course of business, (viii) surrender or waive litigation rights or settle, release or surrender tort or other litigation claims of any kind if it is for the benefit of an Obligor (as determined in good faith by the board of directors of Parent), and (ix) sell or otherwise dispose of any patents approved by Agent.

10.2.6    Transactions with Affiliates.

(a)    Subject to Section 10.2.5(c), Obligors will not, make any payment to, or sell, lease, transfer, or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance, or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless (i) such

Affiliate Transaction (when viewed together with related Affiliate Transactions, if any) is on terms that are no less favorable to the relevant Obligor than those that would be obtained in a comparable transaction by the Obligor with an unrelated Person and (ii) Parent delivers to Agent (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, a resolution of the board of directors of Parent set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors (of which there must be at least one) of Parent and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50,000,000, an opinion as to the fairness to the Lenders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, or investment banking firm of national standing.

(b)    The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 10.2.6:

(i)    Payment pursuant to any employment agreement or arrangement entered into by an Obligor or any employee benefit plan available to employees of an Obligor generally, in each case in the Ordinary Course of Business of Obligors;

(ii)    Affiliate Transactions between, among or for the benefit of Obligors and/or their Subsidiaries;

(iii)    transactions pursuant to agreements or arrangements in existence or contemplated on the Closing Date or any amendment, modification or extension thereof to the extent such an amendment, modification or extension thereof and fully disclosed to Agent and Lenders;

(iv)    payment of reasonable directors fees to Persons who are not otherwise Affiliates of Parent and indemnity provided on behalf of officers, directors, and employees of Parent or any of its Subsidiaries as determined in good faith by the board of directors of Parent;

(v)    Permitted Investments;

(vi)    Debt permitted by Section 10.2.4;

(vii)    Restricted Payments that are permitted by Section 10.2.2;

(viii)    transaction in accordance with the 2018 Tax Restructuring;

(ix)    any tax sharing agreement or arrangement and payments pursuant thereto among Obligors and its Subsidiaries and any other Person with which Obligors or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the Company or any of its Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes;

(x)    transactions with a joint venture or other Person that is an Affiliate of the Company solely because an Obligor owns, directly or through a Subsidiary, an Equity Interest in, or controls, such joint venture or other Person; and

(xi)    transactions between an Obligor or any of its Subsidiaries and any Person, a director of which is also a director of an Obligor or any direct or indirect parent company of Obligor, and such director is the sole cause for such Person to be deemed an Affiliate of such Obligor or any of its Subsidiaries.

(c)    For purposes of this Section 10.2.6, any transaction or series of related Affiliate Transactions between an Obligor and an Affiliate that is approved by a majority of the disinterested members of the board of directors (of which there must be at least one to utilize this method of approval) of Parent and evidenced by a board resolution or for which a fairness opinion has been issued shall be deemed to be on terms that are no less favorable to the relevant Obligor than those that would have been obtained in a comparable transaction by such Obligor with an unrelated Person and thus shall be permitted under this Section 10.2.6, subject to the limitations in Section 10.2.5(c).

10.2.7    Liens.

(a)    Obligors will not, directly or indirectly, create, incur, assume, or suffer to exist any Lien of any kind securing Debt on any asset now owned or hereafter acquired, other than Permitted Liens and Liens in favor of Agent securing the Obligations.

(b)    The foregoing negative pledge shall not apply to any Margin Stock to the extent such application would violate or require filings or other actions by any Lender under Regulation U or any similar law.

10.2.8    Amendment of Subordination Provisions. Parent will not amend, modify, or alter the terms of the any Subordinated Debt in any way that will (a) increase the rate of or change the time for payment of interest on any Subordinated Debt, (b) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Debt, (c) alter the redemption provisions or the price or terms at which Parent is required to offer to purchase any Subordinated Debt, or (d) amend the subordination provisions of any Subordinated Debt.

10.2.9    Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries. Subject to Section 10.2.5, Obligors shall not, transfer, convey, sell, lease, or otherwise dispose of any Equity Interests in any Wholly Owned Subsidiary of an Obligor to any Person (other than an Obligor or a Wholly Owned Subsidiary of an Obligor), unless (i) such transfer, conveyance, sale, lease, or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary or immediately following such transfer, conveyance, sale, lease, or other disposition, such Wholly Owned Subsidiary is a Subsidiary and (ii) the cash Net Proceeds from such transfer, conveyance, sale, lease, or other disposition are applied, at any time an Event of Default exists and upon notice by Agent to Borrower Agent during a Triggered Activation Period, in accordance with Section 5.7, and (b) Obligors (excluding Parent) shall not issue any of its Equity Interests (other than, if necessary, shares of its capital stock or issued share capital constituting directors’ qualifying shares) to any Person other than to Parent or a Wholly Owned Subsidiary of Parent unless immediately following such issuance the Wholly Owned Subsidiary is an Obligor.

10.2.10    Limitation on Sale and Leaseback Transactions.

(a)    Obligors shall not enter into any sale and leaseback transaction; provided that Obligors may enter into a sale and leaseback transaction if (i) the transfer of assets in that sale and leaseback transaction is permitted by Section 10.2.5, and (ii) the property subject to such sale and leaseback transaction is not Collateral.

(b)    The restrictions in Section 10.2.10(a) shall not apply to any sale and leaseback transaction if (i) the transaction is solely between Obligors and their Subsidiaries and such transaction is permitted under Section 10.2.6 or (ii) the sale and leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction.

10.2.11    Merger and Consolidations. Obligors shall not, directly or indirectly, consolidate or merge with or into another Person or sell, assign, transfer, convey, or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless in connection with any such merger (but excluding an sale, assignment, transfer, conveyance, or other disposition) (i) an Obligor is the surviving corporation (if Parent is involved in such transaction, Parent is the surviving Person), (ii) immediately after such merger no Default or Event of Default exists, and (iii) Parent shall have delivered to Agent an Officers’ Certificate stating that such merger complies with the terms of this Agreement. In addition, Obligors shall not, directly or indirectly, lease (A) any of the Collateral except as permitted by Section 10.2.5 or (B) or substantially all of its Property, in one or more related transactions, to any other Person.

10.2.12     Fundamental Changes. No Obligor shall change its name, its charter or other organizational identification number, or its form or state of organization without providing Agent notice thereof within 10 days prior to such change (or such shorter period as agreed by Agent). Subject Section 10.2.5 and Section 10.2.11, no Obligor shall liquidate, wind up its affairs or dissolve itself.

10.2.13     Organic Documents. No Borrower shall amend, modify or otherwise change any of its Organic Documents in a manner that is materially adverse to the Lenders.

10.2.14     Tax Consolidation. No Obligor shall file or consent to the filing of any consolidated income tax return with any Person other than Parent and its Subsidiaries.

10.2.15     Accounting Changes. No Obligor shall make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.16     Hedging Agreements. No Obligor shall enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.17     Conduct of Business. No Obligor shall engage in any business, other than its business as conducted on the Closing Date and any activities incidental complementary or reasonably related thereto.

10.2.18     Plans. No Obligor shall become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.3    Financial Covenants. Until Full Payment of the Obligations, Parent shall:

10.3.1    Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00, measured on a trailing 4-quarter basis as of the last day of each Fiscal Quarter on a consolidated basis for Parent and Subsidiaries while a Triggered Activation Period is in effect, measured for the most recent period for which financial statements were delivered hereunder prior to the Triggered Activation Period and each period ending thereafter until the Triggered Activation Period is no longer in effect.

SECTION 11.    EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1    Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)    Any Borrower fails to pay when due (whether at stated maturity, on demand, upon acceleration or otherwise), (i) the principal amount of the Obligations or (ii) any other Obligations and such failure continues unremedied for a period of three Business Days;

(b)    Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)    A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3;

(d)    An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)    A Guarantor repudiates, revokes or attempts to revoke its guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)    Any breach or default of an Obligor occurs under (i) any Hedging Agreement or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations), in each case, in excess of $15,000,000, but solely to the extent the effect of such breach or default is to cause, or to permit (with all applicable grace periods having expired) the holder or holders of such Debt to cause, such Debt to become or be declared due and payable (or mandatorily redeemable) prior to its stated maturity or the stated maturity of any underlying obligation;

(g)    Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $15,000,000 (net of amounts paid or covered by insurance (including self-insurance) or indemnity as to which the insurer or indemnifying party, as applicable, has been notified of such judgment or order and has not disputed or otherwise contested in writing such insurance coverage or indemnification obligation), and such judgment or order remains undischarged for a period of 30 days unless a stay of enforcement of such judgment or order is in effect;

(h)    Reserved;

(i)    An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor ceases to be Solvent;

(j)    An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)    An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or would reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, in any such case, that would reasonably be expected to have a Material Adverse Effect;

(l)    any Obligor or any of its Senior Officers (excluding specifically any person who was a Senior Officer of an Obligor prior to the Closing Date but was not employed by any Obligor at any time on or after the Closing Date) is convicted for (i) a felony committed in the conduct of such Obligor’s business or (ii) any state or federal law (including the Controlled Substances Act, the Money Laundering Control Act of 1986, and the Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Collateral or would reasonably be expected to cause a Material Adverse Effect;

(m)    any Senior Notes are not paid, repurchased, redeemed or otherwise retired on or before 90 days prior to its respective final maturity date unless (i) Borrowers have established a cash account for such purpose pursuant to a Dominion Account at Bank of America or (ii) an additional Reserve against the Borrowing Base has been established for such purpose, in any such case in an amount equal to the amount required to pay such Debt in full at such final maturity date;

(n)    A Change of Control occurs; or

(o)    Any Obligor is declared by the Minister of Finance of Singapore to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies.

11.2    Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)    declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by Applicable Law;

(b)    terminate, reduce or condition any Revolver Commitment or adjust the Borrowing Base;

(c)    require Obligors to Cash Collateralize their LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)    exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3    Right to Cure.

11.3.1    Notwithstanding anything to the contrary contained in Section 11.1(c), in the event that Parent fails to comply with the requirements of the covenant set forth in Section 10.3 for any period, until the expiration of (a) with respect to a breach of such covenant that occurs on the first day of the Triggered Activation Period, the date that is 10 days after such date or (b) otherwise, the 10th day after the date on which financial statements with respect to the relevant period for which the Fixed Charge Coverage Ratio is being measured are required to be delivered pursuant to Section 10.1.2 (the “Cure Period”), Parent shall have the right to obtain a cash equity contribution (funded with proceeds of Equity Interests that are not Disqualified Capital Stock issued by Parent or other equity issued by Parent having terms reasonably acceptable to Agent) (the “Cure Right”), and upon the receipt by Parent of net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to Parent, the “Specified Equity Contribution”), the Fixed Charge Coverage Ratio shall be recalculated, giving effect to a pro forma increase to Consolidated Cash Flow for such period in an amount equal to such net cash proceeds; provided that such pro forma adjustment to Consolidated Cash Flow shall be made solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in Section 10.3 with respect to any period that includes the Fiscal Quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document; provided, further, that until the expiration of the Cure Period, neither Agent nor any Lender shall have the right to exercise any remedies against any Obligor or any Collateral as a result of the occurrence and continuance of an Event of Default under Section 11.1(c) arising from the failure to comply with Section 10.3, and then only if a Cure Right to remedy such Event of Default is available at such time under Section 11.3.2.

11.3.2    If, after the exercise of the Cure Right and the recalculations pursuant to Section 11.3.1 above, Parent shall then be in compliance with the requirements of the covenant set forth in Section 10.3 (including for purposes of Section 6.2), Borrowers shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 11.1(c) that had occurred shall be deemed cured; provided that (a) in each four Fiscal Quarter period, there shall be at least two Fiscal Quarters in which the Cure Right is not exercised, (b) there shall be no more than five Specified Equity Contributions during the term of this Agreement, (c) with respect to any exercise of the Cure Right, the Specified Equity Contribution shall be no greater than the amount required to cause Borrowers to be in compliance with the covenant set forth in Section 10.3, and (d) all Specified Equity Contributions will be disregarded for purposes of determining the availability of any baskets or carve-outs with respect to the covenant set forth in Section 10.3 hereof or for any other purpose.

11.4    License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.5    Setoff. When an Event of Default has occurred and is continuing, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such Debt. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.6    Remedies Cumulative; No Waiver.

11.6.1    Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.6.2    Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.    AGENT

12.1    Appointment, Authority and Duties of Agent.

12.1.1    Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone is authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2    Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3    Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4    Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is reasonably satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2    Agreements Regarding Collateral and Borrower Materials.

12.2.1    Lien Releases; Care of Collateral.

(a)    Secured Parties authorize Agent to release any Lien on any Collateral (i) upon Full Payment of the Obligations; (ii) that is the subject of a disposition or Lien that Borrowers certify in writing is an Asset Sale permitted hereunder or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (iii) that does not constitute a material part of the Collateral; or (iv) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. Agent shall execute and deliver to Borrowers releases and other instruments as may be necessary to terminate Agent’s Lien in the Collateral pursuant to clauses (i), (ii), (iii) or (iv) of this Section 12.2.1 and deliver to Borrowers, or such other Person as Borrowers may reasonably request of Agent, any Collateral, if any, that is held in Agent’s possession.

12.2.2    Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3    Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3    Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

12.4    Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.5    Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Dominion Account without Agent’s prior consent.

12.6    Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be (to the extent not reimbursed by Obligors) promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7    Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8    Successor Agent and Co-Agents.

12.8.1    Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor is appointed by the effective date of Agent’s resignation, then on such date, Agent may appoint a successor that is a financial institution (or agency institution who ordinarily acts as an agent in syndicated credit facilities) acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2    Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document; provided that so long as no Event of Default exists, such collateral agent or co-collateral agent is reasonably acceptable to Borrower Agent. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9    Due Diligence and Non-Reliance/Singapore Qualified MoneyLender.

12.9.1    Lender Acknowledgement. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.9.2    Moneylender Act. Each Lender represents and warrants that its entry into, and performance of its obligations under, this Agreement do not and will not conflict with the Moneylenders Act, Chapter 188 of Singapore.

12.10    Remittance of Payments and Collections.

12.10.1    Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 1:00 p.m. on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2    Failure to Pay. If any Secured Party fails to deliver when due any amount payable by it to Agent hereunder, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Floating Rate Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.

12.10.3    Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If Agent is required to return any amounts applied by it to Obligations held by a Secured Party, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

12.11    Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12    Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13    Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.6, 12, 14.3.3 and 14.16, and agrees to hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14    No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13.    BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2    Participations.

13.2.1    Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution other than a Disqualified Institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. Subject to Section 13.2.5, a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2    Voting Rights. Subject to Section 14.1.1 each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Revolver Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

13.2.3    Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Revolver Commitments, Revolver Loans (and stated interest) and LC Obligations (such register, the “Participant Register”). Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in the Participant Register except to the extent necessary to establish that a Participant’s interest is in “registered form” for U.S. federal income tax purposes.

13.2.4    Benefit of Setoff. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.2.5    Taxes. The Borrowers agree that each Participant shall be entitled to the benefits of Section 5.9 and 5.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3 (it being understood that the documentation required under Section 5.10 shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8, 5.9, 5.10 and 13.4 as if it were an assignee under Section 13.3 and (B) shall not be entitled to receive any greater payment under Section 5.9, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Sections 5.9 and 5.10 with respect to any Participant.

13.3    Assignments.

13.3.1    Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $15,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $5,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $12,500,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2    Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit B and payment by the applicable assignee or assignor of a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire reasonably satisfactory to Agent.

13.3.3    Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person (or, for the avoidance of doubt, a Disqualified Institution). Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender shall be effective only upon satisfaction of its outstanding obligations under the Loan Documents in a manner reasonably satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an aggregate amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4    Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Revolver Commitments of, and the Revolver Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4    Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it and such assignment shall be deemed effective upon delivery of such notice to the subject Lender and execution of appropriate Assignment and Acceptance(s) by the Eligible Assignee(s) and any other required parties thereto other than the replaced Lender, regardless of whether the replaced Lender executes appropriate Assignment and Acceptance(s). Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14.    MISCELLANEOUS

14.1    Consents, Amendments and Waivers.

14.1.1    Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, that

(a)    without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)    without the prior written consent of Issuing Bank, no modification shall alter Section 2.3 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c)    without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Revolver Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.1, Section 4.2 or the waiver of any Default, Event of Default, Default Interest, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of any such principal or interest amount); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d)    without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of “Borrowing Base” (or any defined term used in such definition) if the effect of such amendment is to increase borrowing availability, “Pro Rata” (or any other provision or defined term if the effect of such amendment is to alter the pro rata sharing of payments required hereunder) or “Required Lenders”; (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; and

(e)    without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.6.2.

14.1.2    Limitations. Subject to Section 14.1.1, the agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3    Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.1.4    Technical Amendments. Notwithstanding anything to the contrary contained in Section 14.1, if Agent and Borrowers shall have jointly identified any error or defect of a technical or immaterial nature in any provision of the Loan Documents, then Agent and Borrowers shall be permitted to amend such provision, and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

14.2    Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; PROVIDED THAT ANY SUCH INDEMNITY WITH RESPECT TO COSTS OF COUNSEL SHALL BE LIMITED TO THE REASONABLE AND DOCUMENTED OUT-OF-POCKET-FEES, CHARGES AND DISBURSEMENTS OF ANY ONE FIRM OF COUNSEL FOR ANY INDEMNITEE AND, IF NECESSARY, ONE LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION, IN EACH CASE FOR ALL INDEMNITEES AND IN THE CASE OF A CONFLICT BETWEEN AGENT AND ANY LENDER, ONE ADDITIONAL COUNSEL REPRESENTING LENDERS. IN NO EVENT SHALL ANY OBLIGOR HAVE ANY OBLIGATION HEREUNDER TO INDEMNIFY OR HOLD HARMLESS AN INDEMNITEE WITH RESPECT TO A CLAIM THAT IS (A) DETERMINED IN A FINAL,

NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) ARISES SOLELY FROM A DISPUTE AMONG INDEMNITEES WHICH DISPUTE IS UNRELATED TO ANY ACT OR OMISSION OF AN OBLIGOR OR (C) RESULTS FROM A CLAIM BROUGHT BY ANY OBLIGOR AGAINST AN INDEMNITEE FOR A MATERIAL BREACH OF SUCH INDEMNITEE’S FUNDING OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT. THIS SECTION 14.2 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

14.3    Notices and Communications.

14.3.1    Notice Address. Subject to Section 14.3.2, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (b) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2    Communications. Electronic and telephonic communications (including e-mail, messaging and websites) may be used only for routine communications, such as delivery of the Borrower Materials, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4 and such other communications as agreed by Agent and Borrowers. Agent and Lenders make no assurances as to the privacy or security of electronic or telephonic communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

14.3.3    Platform. The Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform (which notice may be communicated electronically in accordance with Section 14.3.2) and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in

Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

14.3.4    Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

14.3.5    Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.

14.4    Performance of Borrowers’ Obligations. To the extent any Borrower has failed to do so as required in the applicable Loan Document, Agent may, in its discretion at any time and from time to time (with, unless an Event of Default is continuing, reasonable prior notice to Borrower Agent), at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All reasonable and documented out-of-pocket payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers promptly following demand therefor, with interest from the date incurred until paid in full, at the Default Rate applicable to Floating Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5    Credit Inquiries. Agent and Lenders may (but shall have no obligation to) respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7    Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8    Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

14.9    Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10    Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents;

(b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12    Confidentiality/Personal Data Protection Act.

14.12.1    Confidentiality. Each of Agent, Lenders, Issuing Bank and other Secured Parties shall maintain the confidentiality of all Information (as defined below), except that each of such Agent, Lender, Issuing Bank or other Secured Party and its respective officers (as defined in the Banking Act, Chapter 19 of Singapore) may disclose Information (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates, in which case the Person thereby requested shall use commercially reasonable efforts to inform Borrower as soon as reasonably practicable following such request, provided, in any such case, that any delay or failure to provide any such notice shall not result in any liability of such Person or impair any rights or obligations of any Person under the Loan Documents; (c) to the extent required by Applicable Law or by any subpoena or other legal process, in which case the Person thereby requested shall use commercially reasonable efforts to inform Borrower as soon as reasonably practicable following such request, provided, in any such case, that any delay or failure to provide any such notice shall not result in any liability of such Person or impair any rights or obligations of any Person under the Loan Documents; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations (in each case, other than a Disqualified Institution); (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a non-confidential basis from a source other than Borrowers; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law. Nothing in this Clause is to be construed as constituting an agreement between the Obligors and the Lenders and Agent for a higher degree of confidentiality than that prescribed in Section 47 of, and in the Third Schedule to, the Banking Act, Chapter 19 of Singapore.

14.12.2    Personal Data Protection Act. If any Obligor provides a Lender or Agent with personal data of any individual as required by, pursuant to, or in connection with the Loan Documents, that Obligor represents and warrants to the Lenders that it has, to the extent required by law, (i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Lenders, in each case, in accordance with or for the purposes of the Loan Documents, and confirms that it is authorised by such individual to provide such consent on his/her behalf. Each Obligor agrees and undertakes to notify the Lenders promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by the Lenders of any personal data provided by that Obligor to the Lender. Any consent given pursuant to this Agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement.

14.13    Certifications Regarding Indebtedness Agreements. Parent and Borrowers certify to Agent and the Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by the Obligors (including, in the case of any increase in the aggregate Revolver Commitments pursuant to Section 2.1.7, the Loan Documents and the Obligations after giving effect to any such increase) violates the Senior Notes Indentures or any agreement, document, or instrument related thereto, respectively. Parent and Borrowers further certify that the Revolver Commitments and the Obligations constitute (including, in the case of any increase in the aggregate Revolver Commitments pursuant to Section 2.1.7, the Obligations after giving effect to any such increase as of the applicable Increase Effective Date) “Permitted Bank Debt” under the Senior Notes Indentures.

14.14    GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.15    Consent to Forum; Bail-In of EEA Financial Institutions.

14.15.1    Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN

DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

SECTION 14.3.1. Without prejudice to any other mode of service allowed under any relevant law, Amkor Singapore irrevocably appoints Corporation Services Company as its agent for service of process in relation to any proceeding before such court in connection with any Loan Document and agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.2    Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law, including bringing proceedings in Singapore against Borrower to enforce its Obligations. Nothing in this Agreement shall be deemed to preclude enforcement by any party hereto of any judgment or order obtained in any forum or jurisdiction

14.15.3    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an EEA Financial Institution, any unsecured liability of such Secured Party arising under a Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent, or a bridge institution that may be issued to the party or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

14.16    Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent, Issuing Bank, Lenders and all other Secured Parties hereby also waive) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto (and each Secured Party hereby waives any claim against any Obligor on any theory of liability for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages)); and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17    Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may reasonably request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.18    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

AMKOR TECHNOLOGY SINGAPORE HOLDING PTE. LTD.

By:
Name:
Title:

Address for notices to all Borrowers: c/o Amkor Technology, Inc. 2045 E. Innovation Circle
Tempe, Arizona 85284 Attention: Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:
Title:

Address:
333 South Hope Street
19th Floor
Los Angeles, California 90071
Attn: Amkor Asset Based Specialist

,
as a Lender

By:
Title:

Address:

Attn:
Telecopy:

,
as a Lender

By:
Title:

Address:

Attn:
Telecopy:

EXHIBIT A

to

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of             , 20    , as amended (“Loan Agreement”), among [BORROWER 1], [BORROWER 2] and [BORROWER 3] (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

                                          (“Assignor”) and                                                               (“Assignee”) agree as follows:

1.    Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $         of Assignor’s outstanding Revolver Loans and $         of Assignor’s participations in LC Obligations, and (b) the amount of $         of Assignor’s Revolver Commitment (which represents     % of the total Revolver Commitments) (the foregoing items being, collectively, “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.    Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $        , and the outstanding balance of its Revolver Loans and participations in LC Obligations is; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3.    Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.    This Agreement shall be governed by the laws of the State of                     .If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.    Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available funds in the applicable Available Currency as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.

Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                     .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

EXHIBIT B

to

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of             , 20    , as amended (“Loan Agreement”), among [BORROWER 1], [BORROWER 2] and [BORROWER 3] (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of             , 20     (“Assignment”), between                      (“Assignor”) and                      (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment (a) a principal amount of $         of Assignor’s outstanding Revolver Loans and $         of Assignor’s participations in LC Obligations, and (b) the amount of $         of Assignor’s Revolver Commitment (which represents     % of the total Revolver Commitments)(the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $        , and Assignee’s Revolver Commitment to be increased by $        .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                     .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

By
Title:

*	No signature required if Assignee is a Lender, Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A., as Agent

By
Title:

EXHIBIT C

to

Loan and Security Agreement

[FORM OF] COMPLIANCE CERTIFICATE

Financial Statement Date: [            ,         ].

Each of the undersigned, duly appointed and acting Chief Financial Officer of Amkor Technology, Inc., a Delaware corporation (the “Parent”) and a Senior Officer of Amkor Technology Singapore Holding Pte. Ltd. a company incorporated under the laws of Singapore (“Amkor Singapore”), each being duly authorized, hereby delivers this Compliance Certificate to the Agent, pursuant to Section 10.1.2(c) of that certain Loan and Security Agreement, dated as of July 13, 2018 (as such Loan and Security Agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), among Amkor Singapore and other entities joined thereto as borrowers (together with Amkor Singapore, each a “Borrower” and collectively, the “Borrowers”), the financial institutions (which are qualified licensed money lenders under the laws of Singapore) party thereto from time to time as lenders (the “Lenders”) and Bank of America, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”). Terms defined in the Loan and Security Agreement, wherever used herein, shall have the same meanings as are prescribed by the Loan and Security Agreement.

1.    The Parent hereby delivers to the Agent [check as applicable]:

☐	the Fiscal Year end financial statements on both a consolidated basis for Parent and its Subsidiaries and on a consolidating basis for the Borrowers with respect to balance sheets and statement of income, and the certificates of such accountants required by Section 10.1.2(a) each dated as of , , together with comparative form corresponding figures for the preceding Fiscal Year; or

☐	the unaudited Fiscal Quarter end financial statements, on a consolidated basis for Parent and its Subsidiaries and consolidating basis for the Borrowers with respect to balance sheets and statement of income for Parent and its Subsidiaries and statements of cash flow as of the end of such Fiscal Quarter on a consolidated basis for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of the Parent, required by Section 10.1.2(b), dated as of , .

Such financial statements fairly present the financial position and results of operations of Parent and its Subsidiaries for such Fiscal Quarter [, subject only to changes from audit and year-end adjustments] and have been prepared in accordance with GAAP (as applicable) applied consistently throughout the periods reflected therein.

2.    Each of the undersigned hereby states that, to the best of his or her knowledge and based upon an examination sufficient to enable an informed statement [check as applicable]:

☐	No Default or Event of Default exists as of the date hereof or existed during the period covered by the financial statements referenced in paragraph 1 of this Compliance Certificate.

☐	One or more Defaults or Events of Default exist as of the date hereof or existed during the period covered by the financial statements referenced in paragraph 1 of this Compliance

Certificate. Included within Exhibit A attached hereto is a written description specifying each such Default or Event of Default, its nature, when it occurred, whether it is continuing as of the date hereof and the steps being taken by the Borrowers with respect thereto. Except as so specified, no Default or Event of Default exists as of the date hereof.

5.    The Fixed Charge Coverage Ratio for the Fiscal Quarter ended [            ,        ] is [        ] to 1.00. The calculations and information set forth on Exhibit B attached hereto are true and accurate on and as of the date of this Compliance Certificate.1

[Signature Page Follows]

1	To be calculated irrespective of the existence or non-existence of a Triggered Activation Period.

AMKOR TECHNOLOGY, INC., in its capacity as the Parent

By:
Name:
Title:

AMKOR SINGAPORE PTE. LTD., in its capacity as the Borrower Agent

By:
Name:
Title:

COMPLIANCE CERTIFICATE

(AMKOR)

Signature Page

EXHIBIT A

to

COMPLIANCE CERTIFICATE

dated

            , 20

The following is attached to and made a part of the above referenced Compliance Certificate.

[specify Defaults or Events of Default]

EXHIBIT B

to

COMPLIANCE CERTIFICATE

dated

            , 20     (the “Statement Date”)

[See attached]

EXHIBIT D

to

Loan and Security Agreement

[FORM OF] NOTICE OF BORROWING

Date:             , 20

To:	Bank of America, N.A., a national banking association, as agent for the Lenders under that certain Loan and Security Agreement, dated as of July , 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Loan and Security Agreement”), among AMKOR TECHNOLOGY SINGAPORE HOLDING PTE. LTD. a company incorporated under the laws of Singapore (“Amkor Singapore”) and other entities joined thereto as borrowers (together with Amkor Singapore, each a “Borrower” and collectively, the “Borrowers”), the financial institutions (which are qualified licensed money lenders under the laws of Singapore) party thereto from time to time as Lenders and Bank of America, N.A., as the Agent for the Lenders.

Ladies and Gentlemen:

Reference is made to the above described Loan and Security Agreement. Terms defined in the Loan and Security Agreement, wherever used herein unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Loan and Security Agreement. The undersigned Borrower Agent hereby irrevocably notifies you of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is , .

2.	The aggregate amount of the proposed Borrowing is $ .

3.	The Borrowing is to be comprised of a [Base Rate Revolver Loan] [Singapore Base Rate Revolver Loan] [LIBOR Revolver Loan] [SIBOR Revolver Loan] in the amount of $ .

4.	[The duration of the Interest Period for the [LIBOR Revolver Loan] [SIBOR Revolver Loan], if any, included in the Borrowing shall be months.]2

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)	No Default or Event of Default exists or will result from the proposed Borrowing requested herein;

(b)	The representations and warranties of the Borrowers contained in the Loan Documents are true and correct in all material respects; provided that such materiality qualifier shall not apply to those representations and warranties which are qualified by materiality (except for representations and warranties that expressly relate to an earlier date); and

2	In the event the Borrowing is an Interest Period Loan, please specify the applicable Interest Period (which shall be deemed to be one month if not specified).

(c)	The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolver Loans to exceed the Borrowing Base.

This Notice of Borrowing is issued pursuant to and is subject to the Loan and Security Agreement.

[Signature Page Follows]

BORROWER AGENT:

AMKOR TECHNOLOGY SINGAPORE HOLDING PTE. LTD.

By:
Name:
Title:

SCHEDULE 1.1

to

Loan and Security Agreement

REVOLVER COMMITMENTS OF LENDERS

Name of Lender	Revolver Commitment
Bank of America, N.A.	$125,000,000.00
DBS Bank Ltd.	$75,000,000.00
JPMorgan Chase Bank, N.A., Singapore Branch	$50,000,000.00

Total:	$250,000,000.00

SCHEDULE 8.5

to

Loan and Security Agreement

DEPOSIT ACCOUNTS

Name of Obligor	Depository Bank	Type of Account
Amkor Technology Singapore Holding Pte. Ltd.	Bank of America, Singapore Branch	Current
Amkor Technology Singapore Holding Pte. Ltd.	Bank of America, Singapore Branch	Current
Amkor Technology Singapore Holding Pte. Ltd.	Bank of America, Singapore Branch	Current
Amkor Technology Singapore Holding Pte. Ltd.	Citibank N.A. Singapore Branch	Current
Amkor Technology Singapore Holding Pte. Ltd.	Citibank N.A. Singapore Branch	Current
Amkor Technology Singapore Holding Pte. Ltd.	Citibank N.A. Singapore Branch	Current
Amkor Technology Singapore Holding Pte. Ltd.	Citibank, NA	Current
Amkor Technology, Inc.	Citibank, NA	Current
Amkor Technology, Inc.	Citibank, NA	Current
Amkor Technology, Inc.	Bank of America	Current
Amkor Technology, Inc.	JP Morgan Chase	Current

SCHEDULE 8.6.1

to

Loan and Security Agreement

LOCATION OF COLLATERAL

1.	Chief Executive Office of each Obligor:

Obligor	Chief Executive Office
Amkor Technology Singapore Holding Pte. Ltd.	Valley Point Office Tower 491B River Valley Road, #15-02/04, 248373, Singapore

Amkor Technology, Inc.	2045 E. Innovation Circle Tempe, Arizona 85284

2.	Other Locations of Amkor Technology, Inc.:

a.	25 Metro Drive, Suite 700, San Jose, CA 95110

b.	3 Corporate Park, Suite 230, Irvine, CA 92612

c.	105 Central Street, suite 4300, Boston, MA 02180

d.	3021 Cornwallis Road, Research Triangle Park (RTP), NC 27409

e.	5465 Morehouse Drive, Suite 210, San Diego, CA 92121

f.	1101 Central Expressway South, Suite 215, Allen, TX 75013

g.	8140 N. Mopac, Suite 150, Austin, TX 78759

SCHEDULE 9.1.4

to

Loan and Security Agreement

CAPITAL STRUCTURE

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares	Ownership
Guardian Assets, Inc.	Delaware	1,000	1,000	100% Amkor Technology, Inc.

Amkor Worldwide Services LLC	Delaware	Not Applicable	Not Applicable	100% Amkor Technology, Inc.

Amkor Worldwide Services LLC – ROHQ	Philippines			100% Amkor Worldwide Services LLC

Amkor Assembly & Test (Shanghai) Co., Ltd.	People’s Republic of China (“PRC”)	No shares. Amkor Technology, Inc. holds 100% of the equity interest in this subsidiary. Ownership in this type of PRC (a wholly foreign owned enterprise) is not documented with certificated shares.		Amkor Technology, Inc.

Amkor Technology Euroservices, SAS	France	500	500	100% Guardian Assets, Inc. (499 shares Amkor Technology, Inc. (1 share)

Amkor Technology, Inc.	Delaware	—	—	—

Amkor Technology Limited	Cayman Islands	50,000	50,000	100% Amkor Technology Singapore Holding Pte. Ltd.

Amkor Technology Korea, Inc.	Republic of Korea	50,000,000	34,529,400	100% Amkor Technology Limited

Amkor Technology Taiwan Ltd.	Republic of China	550,000,000	539,030,849	80.19% Amkor Technology Limited 16.15% Amkor Technology, Inc.

Unitive International Ltd.	Curacao	6,899,760 Common A 2,005,000 Common B	5,196,125 Common A 1,796,810 Common B	100% Amkor Technology, Inc.

Amkor Advanced Technology Taiwan, Inc.	Republic of China	230,000,000	223,240,000	99.97% Amkor Technology Taiwan Ltd.

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares	Ownership
Amkor Technology Singapore Investment Pte. Ltd.	Singapore	1,000	1,000	100% Guardian Assets, Inc.

Amkor Technology Holding B.V.	The Netherlands	1	1	100% Amkor Technology, Inc.

Amkor Technology Holding B.V., Germany	Germany	—	—	Branch office of Amkor Technology Holding B.V.

ATEP - Amkor Technology Portugal, S.A.	Portugal	15,000,000 Common Shares	15,000,000 Common Shares	100% Amkor Technology Holding B.V.

J-Devices Corporation	Japan	160,000	64,453	100% Amkor Technology Holding B.V.

Nanium Participacoes LTDA	Brazil	N/A	N/A	99.99% Amkor Technology Portugal, S.A. 0.01% José Miranda Chaves Netto

NA NIUM FABRICAC AO e SERVICOS DE DESENVOLVIMEN TO e TEC NOLOGICA para a INDUSTRIA ELETRO-ELETRONICA LTDA. “NANIUM SERVICES”	Brazil	N/A	N/A	99.99% Amkor Technology Portugal, S.A. 0.01% José Miranda Chaves Netto

Amkor Technology Malaysia Sdn. Bhd.	Malaysia	99,000,000	99,000,000	100% Amkor Technology Holding B.V.

Amkor Technology Singapore Holding Pte. Ltd.	Singapore	201,000	201,000	100% Amkor Technology Singapore Investment Pte. Ltd.

Amkor Technology Philippines, Inc.	Philippines	—	—	100% Branch of Amkor Technology Singapore Holding Pte. Ltd.

AAPI Realty Corporation	Philippines	600,000	151,000	40% (60,398 shares) Amkor Technology Philippines, Inc.

IMI Salcedo Realty Corporation	Philippines	60,000,000	50,000,000	40% (19,999,997 shares) Amkor Technology Philippines, Inc.

SCHEDULE 9.1.11

to

Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Patents[1]

#	USPN	Issued	Title
1	5,173,338	12/22/92	Lead Frame Workholder And Transport Apparatus And Method

2	5,179,039	01/12/93	Method Of Making A Resin Encapsulated Pin Grid Array With Integral Heatsink

3	5,183,724	02/02/93	Method of Producing A Strip Of Lead Frames For Integrated Circuit Dies In A Continuous System

4	5,194,695	03/16/93	Thermoplastic Semiconductor Package

5	5,216,278	06/01/93	Semiconductor Device Having A Pad Array Carrier Package

6	5,239,806	08/31/93	Thermoplastic Semiconductor Package and Method of Producing It

7	5,241,133	08/31/93	Leadless Pad Array Chip Carrier

8	5,269,210	12/14/93	Slitter Machine For Use In Manufacturing Semiconductor Devices

9	5,289,039	02/22/94	Resin Encapsulated Semiconductor Device

10	5,305,043	04/19/94	Method Of And Apparatus For Producing A Strip Of Lead Frames For Integrated Circuit Dies In A Continuous System

11	5,328,870	07/12/94	Method For Forming Plastic Molded Package With Heat Sink For Integrated Circuit Devices

12	5,355,283	10/11/94	Ball Grid Array With Via Interconnection

13	5,378,869	01/03/95	Method For Forming An Integrated Circuit Package With Via Interconnection

14	5,381,042	01/10/95	Packaged Integrated Circuit Including Heat Slug Having An Exposed Surface

15	5,433,822	07/18/95	Method Of Manufacturing Semiconductor Device With Copper Core Bumps

[1]	All of scheduled patents are owned by Amkor Technology, Inc..

#	USPN	Issued	Title
16	5,455,462	10/03/95	Plastic Molded Package With Heat Sink For Integrated Circuit Devices

17	5,471,011	11/28/95	Homogeneous Thermoplastic Semiconductor Chip Carrier Package

18	5,478,007	12/26/95	Method For Interconnection Of Integrated Circuit Chip And Substrate

19	5,482,736	01/09/96	Method For Applying Flux Ball Grid Array Package

20	5,482,898	01/09/96	Method For Forming A Semiconductor Device Having A Thermal Dissipator And Electromagnetic Shielding

21	5,483,100	01/09/96	Integrated Circuit Package With Via Interconnections Formed In A Substrate

22	5,483,740	01/16/96	Method Of Making Homogeneous Thermoplastic Semiconductor Chip Carrier Package

23	5,485,037	01/17/96	Semiconductor Device Having A Thermal Dissipator And Electromagnetic Shielding

24	5,582,772	12/10/96	Copper Oxide-Filled Polymer Die Attach Adhesive Composition For Semiconductor Package

25	5,583,378	12/10/96	Ball Grid Array Integrated Circuit Package With Thermal Conductor

26	5,596,485	01/21/97	Plastic Packaged Integrated Circuit With Heat Spreader

27	5,629,561	05/13/97	Semiconductor Package With Integral Heat Dissipator

28	5,635,671	06/03/97	Mold Runner Removal From A Substrate-Based Packaged Electronic Device

29	5,637,273	06/10/97	Method For Molding Of Integrated Circuit Package

30	5,641,946	06/24/97	Method And Circuit Board Structure For Leveling Solder Balls In Ball Grid Array Semiconductor Packages

31	5,641,987	06/24/97	Heat Spreader Suitable For Use In Semiconductor Packages Having Different Pad Sizes

32	5,650,593	07/22/97	Thermally Enhanced Chip Carrier Package

33	5,661,338	08/26/97	Chip Mounting Plate Construction Of Lead Frame For Semiconductor Package

34	5,672,909	09/30/97	Interdigitated Wirebond Programmable Fixed Voltage Planes

35	5,701,034	12/23/97	Packaged Semiconductor Die Including Heat Sink With Locking Feature

36	5,708,567	01/13/98	Ball Grid Array Semiconductor Package With Ring-Type Heat Sink

37	5,712,570	01/27/98	Method For Checking A Wire Bond Of A Semiconductor Package

38	5,722,161	03/03/98	Method Of Making A Packaged Semiconductor Die Including Heat Sink With Locking Feature

39	5,723,899	03/03/98	Semiconductor Lead Frame Having Connection Bar And Guide Rings

40	5,729,432	03/17/98	Ball Grid Array Semiconductor Package With Improved Dissipation And Dehumidification Effect

41	5,739,588	04/14/98	Semiconductor Device

42	5,740,956	04/21/98	Bonding Method For Semiconductor Chips

43	5,767,446	06/16/98	Printed Circuit Board Having Epoxy Barrier Around A Throughout Slot And Ball Grid Array Semiconductor Package

44	5,795,818	08/18/98	Integrated Circuit Chip To Substrate Interconnection And Method

45	5,796,163	08/18/98	Solder Ball Joint

46	5,807,768	09/15/98	Method For Fabricating A Heat Sink-Integrated Semiconductor Package

47	5,827,999	10/27/98	Homogeneous Chip Carrier Package

48	5,829,988	11/03/98	Socket Assembly For Integrated Circuit Chip Carrier Packager

49	5,838,951	11/17/98	Wafer Map Conversion Method

50	5,852,870	12/29/98	Method Of Making A Grid Array Assembly

#	USPN	Issued	Title
51	5,854,511	12/29/98	Semiconductor Package Including Heat Sink With Layered Conductive Plate And Non-Conductive Tape Bonding To Leads

52	5,854,741	12/29/98	Unit Printed Circuit Board Carrier Frame For Ball Grid Array Semiconductor Packages And Method For Fabricating Ball Grid Array Semiconductor Packages Using The Same

53	5,858,149	01/12/99	Process For Bonding Semiconductor Chip

54	5,858,815	01/12/99	Semiconductor Package And Method For Fabricating the Same

55	5,859,475	01/12/99	Carrier Strip And Molded Flex Circuit Ball Grid Array

56	5,864,470	01/26/99	Flexible Circuit Board For Ball Grid Array Semiconductor Package

57	5,866,939	02/02/99	Grid Array Type Lead Frame And Lead End Grid Array Semiconductor Package Employing The Same

58	5,867,368	02/02/99	Mounting For A Semiconductor Integrated Circuit Device

59	5,872,399	02/16/99	Solder Ball Land Metal Structure of Ball Grid Semiconductor Package

60	5,894,008	04/13/99	A Method for Manufacturing an Alumina-Silicon Carbide Nanocomposite

61	5,897,334	04/27/99	Method For Reproducing Printed Circuit Boards For Semiconductor Packages Including Poor Quality Printed Circuit Board Units And Methods For Fabricating Semiconductor Packages Using The Reproduced Printed Circuit Boards

62	5,905,633	05/18/99	Method Of Producing BGA Semiconductor Packages Using Metal Carrier Frame & BGA Produced By Such Method

63	5,908,317	06/01/99	Method Of Forming Chip Bump Chip Scale Semiconductor Package, Such Package And Chip Bump

64	5,915,169	06/22/99	Semiconductor Chip Scale Package And Method Of Producing Such

65	5,939,784	08/17/99	Standing Acoustical Wave Package

66	5,949,655	09/07/99	Mounting Having An Aperture Cover With Adhesive Locking Features For Flip Chip

67	5,950,074	09/07/99	Method Of Making An Integrated Circuit Package

68	5,953,589	09/14/99	Ball Grid Array Semiconductor Package With Solder Balls Fused On Printed Circuit Board

69	5,962,810	10/05/99	Integrated Circuit Package Employing A Transparent Encapsulant And A Method Of Making The Package

70	5,971,734	10/26/99	Mold For Ball Grid Array Semiconductor

71	5,973,407	10/26/99	Integral Heat Spreader For Semiconductor Package

72	5,977,624	11/02/99	Semiconductor Package And Assembly For Fabricating The Same

73	5,981,314	11/09/99	Near Chip Size Integrated Circuit Package

74	5,981,873	11/09/99	Printed Circuit Board For Ball Grid Array Semiconductor Package And Method For Molding Ball Grid Array Semiconductor Package Using The Same

75	5,985,695	11/16/99	Method Of Making A Molded Flex Circuit Ball Grid Array

76	5,986,334	11/17/99	Semiconductor Package Having Light, Thin, Simple, And Compact Structure

77	5,998,857	12/07/99	Semiconductor Packaging Structure With The Bar On Chip

78	6,013,554	01/11/00	Method For Fabricating An LDD MOS Transistor

79	6,020,218	02/01/00	Method Of Manufacturing Ball Grid Array Semiconductor Package

80	6,021,563	02/08/00	Method For Marking Poor Quality Printed Circuit Board Units Of Printed Circuit Board Strip For Semiconductor Package

#	USPN	Issued	Title
81	6,028,354	02/22/00	A Microelectronic Device Package Having A Heat Sink Structure For Increasing The Thermal Conductivity Of The Package

82	6,034,429	03/07/00	Method Of Making An Integrated Circuit Package

83	6,090,715	07/18/00	Masking Process For Forming Self-Aligned Dual Wells Or Self-Aligned Field-Doping Regions

84	6,091,141	07/18/00	Method Of Forming Chip Bumps Of Bump Chip Scale Semiconductor Package

85	6,092,281	07/25/00	Electromagnetic Interference Shield Device And Method

86	6,101,101	08/08/00	Universal Leadframe For Semiconductor Devices

87	6,114,217	09/05/00	Method Of Forming Isolation Trenches On A Semiconductor Substrate

88	6,117,193	09/12/00	Optical Sensor Array Mounting And Alignment

89	6,117,705	09/12/00	Method Of Making Integrated Circuit Package Having Adhesive Bead Supporting Planar Lid Above Planar Substrates

90	6,124,637	09/26/00	Carrier Strip And Molded Flex Circuit Ball Grid Array

91	6,132,081	10/17/00	Method Of Forming Titanium Silicide By Heating A Silicon Substrate Having A Titanium Film And A Method Of Making

92	6,143,588	11/07/00	A Method Of Making Integrated Circuit Package Employing A Transparent Encapsulant

93	6,143,981	11/07/00	Plastic Integrated Circuit Package And Method And Leadframe For Making The Package

94	6,150,193	11/21/00	RD Shielded Device

95	6,150,709	11/21/00	Grid Array Type Leadframe Having Lead Ends In Different Planes

96	6,163,463	12/19/00	Integrated Circuit Chip To Substrate Interconnection And Method

97	6,177,731	01/23/01	Semiconductor Package

98	6,198,163	03/06/01	Thin Package Integrated Circuit Including Recessed Heatsink With Exposed Surface

99	6,200,841	03/07/01	MOS Transistor That Inhibits Punchthrough And Method For Fabricating The Same

100	6,201,302	03/13/01	Semiconductor Package Having Multi-Dies

101	6,201,305	03/13/01	Making Solder Ball Mounting Pads On Substrates

102	6,204,131	03/20/01	Trench Structure For Isolating Semiconductor Elements And Method For Forming The Same

103	6,207,562	03/27/01	Method Of Forming Titanium Silicide

104	6,211,563	04/03/01	Semiconductor Package With An Improved Leadframe

105	6,214,644	04/10/01	Flip-Chip Micromachine Package Fabrication Method

106	6,214,645	04/10/01	Method Of Molding A Printed Circuit Board For A Semiconductor Package

107	6,225,379	05/01/01	Epoxy Resin Composition For Bonding Semiconductor Chips

108	6,228,676	05/08/01	Near Chip Size Integrated Circuit Package

109	6,246,015	06/12/01	A Printed Circuit Board For Ball Grid Array Semiconductor Package

110	6,246,566	06/12/01	Electrostatic Discharge Protection Package And Method

111	6,247,229	06/19/01	Method Of Forming An Integrated Circuit Device Package Using A Plastic Tape As A Base

112	6,255,176	07/03/01	Method Of Forming Trench For Semiconductor Device Isolation

113	6,258,629	07/10/01	Method Of Making An Electronic Device Package And Lead Frame

114	6,266,197	07/24/01	Molded Window Array For Image Sensor Packages

115	6,268,568	07/31/01	Printed Circuit Board With Oval Solder Ball Lands For BGA Semiconductor Packages

116	6,268,654	07/31/01	Method Of Making Integrated Circuit Package Having Adhesive Bead Supporting Planar Lid Above Planar Substrate

#	USPN	Issued	Title
117	6,274,927	08/14/01	Plastic Package For An Optical Integrated Circuit Device And Method Of Making

118	6,281,568	08/28/01	Plastic Integrated Circuit Device Package And Leadframe Having Partially Undercut Leads And Die Pads

119	6,291,884	09/18/01	Chip-Size Semiconductor Packages

120	6,296,988	10/02/01	Method For Forming A Mental Writing Pattern On A Semiconductor Device

121	6,303,997	10/16/01	Thin, Stackable Semiconductor Packages

122	6,309,916	10/30/01	Method Of Molding Plastic Semiconductor Packages

123	6,309,943	10/30/01	Precision Marking And Singulation Method

124	6,319,755	114/20/01	Conductive Strap Attachment Process That Allows Electrical Connection Between An Integrated Circuit Die And A Leadframe

125	6,320,251	11/20/01	Stackable Package For Integrated Circuit

126	6,326,235	12/04/01	Long Wire IC Package Fabrication Method

127	6,329,606	12/11/01	Grid Array Assembly Of Circuit Boards With Singulation Grooves

128	6,331,451	12/18/01	Methods Of Making Thin Integrated Circuit Device Packages With Improved Thermal Performance And Substrates For Making The Packages

129	6,337,228	01/08/02	Low Cost Printed Circuit Board With Integral Heat Sink For Semiconductor Package

130	6,338,985	01/15/02	Making Chip Size Semiconductor Package

131	6,339,004	01/15/02	Method Of Forming Shallow Trench Isolation For Preventing Torn Oxide

132	6,339,252	01/15/02	Electronic Device Package And Leadframe

133	6,340,623	01/22/02	Method Of Fabricating Semiconductor Device

134	6,340,846	01/22/02	Semiconductor Package With Stacked Dies And Wire Bond Reinforcement

135	6,342,406	01/29/02	Flip Chip On glass Image Sensor Package Fabrication Method

136	6,356,453	03/12/02	Electronic Package Having Flip Chip Integrated Circuit And Passive Chip Component

137	6,369,454	04/09/02	Semiconductor Package And Method For Fabricating The Same

138	6,372,540	04/16/02	Moisture Resistant Integrated Circuit Chip Package And Method

139	6,389,687	05/21/02	Method Of Fabricating Image Sensor Packages In An Array

140	6,389,689	05/21/02	Method Of Fabricating Semiconductor Package

141	6,395,578	05/28/02	Semiconductor package And Method For Fabricating The Same

142	6,396,043	05/28/02	Thin Image Sensor Package Fabrication Method

143	6,396,130	05/28/02	Semiconductor Package Having Multiple Dies With Independently Biased Back Surfaces

144	6,399,418	06/04/02	Method For Forming A Reduced Thickness Packaged Electronic Device

145	6,399,463	06/04/02	Method Of Singulation Using Laser Cutting

146	6,400,033	06/04/02	Reinforcing Solder Connections Of Electronic Devices

147	6,403,978	06/11/02	Test Pattern For Measuring Variations Of Critical Dimensions Of Wiring Patterns Formed In The Fabrication Of Semiconductor Devices

148	6,404,046	06/11/02	Stackable Package For Integrated Circuit With Interposer

149	6,406,934	06/18/02	Wafer Level Production Of Chip Size Semiconductor Packages

150	6,407,381	06/18/02	A Wafer Scale Image Sensor Package

151	6,407,458	06/18/02	Moisture-Resistant Integrated Circuit Chip Package And Method

152	6,414,396	07/02/02	Package For Stacked Circuits And Method Of Making

153	6,415,505	07/09/02	Micromachine Package Fabrication Method

154	6,417,576	07/09/02	Method And Apparatus For Attaching Metal Components To Integrated Circuit Modules

155	6,420,201	07/16/02	Method For Forming A Bond Wire Pressure Sensor Die Package

156	6,420,204	07/16/02	Method Of Making A Plastic Package For An Optical Integrated Circuit Device

157	6,420,776	07/16/02	Structure Including Electronic Components Singulated Using Laser Cutting

#	USPN	Issued	Title
158	6,423,576	07/23/02	A Microelectronic Device Package Having A Heat Sink Structure For Increasing The Thermal Conductivity Of The Package

159	6,424,023	07/23/02	Leadframe And Heatsink Attached Semiconductor Package Using The Same

160	6,424,031	07/23/02	Stackable Package With Heat Sink

161	6,424,315	07/23/02	Semiconductor Chip Having A Radio-Frequency Identification Transceiver

162	6,426,277	07/31/02	Method And A Device For Heat Treating A Semiconductor Wafer Having Different Kinds Of Impurities

163	6,428,641	08/06/02	Method For Laminating Circuit Pattern Tape On Semiconductor Wafer

164	6,429,513	08/06/02	Active Heat Sink For Cooling A Semiconductor Chip

165	6,429,515	08/06/02	Long Wire IC Package

166	6,432,737	08/13/02	Method For Forming A Flip Chip Pressure Sensor Die Package

167	6,433,277	08/13/02	Plastic Integrated Circuit Package And Method And Leadframe For Making The Package

168	6,437,427	08/20/02	Leadframe Used For The Fabrication Using The Same

169	6,437,449	08/20/02	Stacked Die Semiconductor Package Construction With Backside Electrical Bias

170	6,441,485	08/27/02	Apparatus For Mounting An Electronic Device To A Substrate Without Soldering

171	6,441,503	08/27/02	A Bond Wire Pressure Sensor Die Package

172	6,441,504	08/27/02	Precision Aligned And Marked Structure

173	6,444,499	09/03/02	Method For Fabricating A Snapable Multi-Package Array Substrate, Snapable Multi-Package Array, And Snapable Packaged Electronic Components

174	6,445,075	09/03/02	Semiconductor Module Package Substrate

175	6,448,506	09/10/02	Semiconductor Package And Circuit Board For Making The Package

176	6,448,509	09/10/02	Printed Circuit Board With Heat Spreader And Method Of Making

177	6,448,633	09/10/02	Leadframe With Lead Separation Preventing Mean, Semiconductor Package Using The Leadframe And Method For Fabricating

178	6,448,635	09/10/02	Surface Acoustical Wave Flip Chip

179	6,452,278	09/17/02	Low Profile Exposed Die Package For Semiconductor Chip

180	6,455,356	09/24/02	Methods For Molding A Leadframe In Plastic Integrated Circuit Device

181	6,455,774	09/24/02	Molded Image Sensor Package

182	6,455,927	09/24/02	Micromirror Device Package

183	6,459,147	10/01/02	Copper Strap Design For Low Resistance path In An Integrated Circuit Package

184	6,462,274	10/08/02	Chip-Scale Semiconductor Package Of The Fan-Out Type And Method of Manufacturing Such Packages

185	6,465,329	10/15/02	Microcircuit Die Sawing Protector And Method

186	6,469,258	10/22/02	Circuit Board For Semiconductor Package

187	6,469,369	10/22/02	Leadframe Having A Mold Inflow Groove And Method

188	6,472,598	10/29/02	Electromagnetic Interference Shield Driver and Method

189	6,472,758	10/29/02	Semiconductor Package Including Stacked Semiconductor Dies And Bond Wires

190	6,475,827	11/15/02	Method For Making A Semiconductor package Having Improved Defect Testing And Increased Production Yield

191	6,476,331	11/05/02	Printed Circuit Board For Semiconductor Package And Method For Manufacturing The Same

192	6,476,476	11/05/02	Integrated Circuit Package Including Pin And Barrel Interconnects

193	6,476,478	11/05/02	Cavity Semiconductor Package With Exposed Leads And Die Pad

194	6,479,887	11/12/02	Circuit Pattern Tape For Wafer Scale Production Of Chip Size Semiconductor Packages

195	6,483,030	11/19/02	Snap Lid Image Sensor Package

196	6,483,101	11/19/02	Molded Image Sensor Package Having Lens Holder

197	6,486,537	11/26/02	Semiconductor Package With Warpage Resistant Substrate

198	6,486,545	11/26/02	Pre-Drilled BGA Package

#	USPN	Issued	Title
199	6,489,651 Expired	12/03/02	MOS Transistor That Inhibits Punch Through And Method For Fabricating The Same

200	6,489,667	12/03/02	Semiconductor Device And Method Of Manufacturing Such Device

201	6,492,699	12/10/02	Image Sensor Package Having Sealed Cavity Over Active Area

202	6,494,361	12/17/02	Semiconductor Module Package Substrate Fabrication Method

203	6,501,161	12/31/02	Semiconductor package Having Increased Solder Joint Strength

204	6,501,184	12/31/02	Semiconductor Package And Method For Manufacturing The Same

205	6,503,780	01/07/03	Wafer Scale Image Sensor Package Fabrication Method

206	6,507,102	01/14/03	Printed Circuit Board With Integral Heat Sink For Semiconductor Package

207	6,509,560	01/21/03	Chip Size Image Sensor In Wirebond Package With Step-Up Ring For Electrical Contact

208	6,509,637	01/21/03	Low Profile Mounting Of Thick Integrated Circuit Packages Within Low- Profile Modules

209	6,512,219	01/28/03	Fabrication Method For Integrally Connected Image Sensor Packages having A Window Support In Contact With The Window And Active Area

210	6,512,288	01/28/03	Circuit Board Semiconductor Package

211	6,515,269	02/04/03	Integrally Connected Image Sensor Package Having A Window Support In Connection With A Window And The Active Area

212	6,515,356	02/04/03	Semiconductor Package And Method For Fabricating The Same

213	6,517,656	02/11/03	Method Of Making An Integrated Circuit Package Using A Batch Step For Curing A Die Attachment Film And A Tool System For Performing The Method

214	6,518,659	02/11/03	Stackable Package having A Cavity And A Lid For An Electronic Device

215	6,521,982	02/18/03	Packaging High Power Integrated Circuit Devices

216	6,521,987	02/18/03	Plastic Integrated Circuit Device Package And Method For Making The Package

217	6,522,015	02/18/03	MicroMachine Stacked Wirebonded Package

218	6,525,406	02/25/03	Semiconductor Device Having Increased Moisture Path And Increased Solder Joint Strength

219	6,526,653	03/04/03	Method Of Assembling A Snap Lid Image Sensor Package

220	6,528,857	03/04/03	Chip Size Image Sensor Bumped Package

221	6,528,869	03/04/03	Semiconductor Package With Molded Substrate And Recessed Input/Output Terminals

222	6,528,875	03/04/03	Vacuum Sealed Package For Semiconductor Chip

223	6,530,515	03/11/03	MicroMachine Stacked Flip Chip Package Fabrication Method

224	6,530,735	03/11/03	Gripper Assembly

225	6,531,784	03/11/03	Semiconductor Package With Spacer Strips

226	6,532,157	03/11/03	Angulated Semiconductor Packages

227	6,534,338	03/18/03	Method For Overmolded Encapsulation Of Ceramic Substrate Mediums

228	6,534,391	03/18/03	Semiconductor Package Having Substrate With Laser Formed Aperture Through Solder Mask Layer

229	6,534,876	03/18/03	Flip Chip Micromachine Package

230	6,545,345	04/08/03	Mounting For A Package Containing A Chip

231	6,546,620	04/15/03	Flip Chip Integrated Circuit And Passive Chip Component Package Fabrication Method

232	6,548,759	04/15/03	Pre-Drilled Image Sensor Package

233	6,552,416	04/22/03	Multiple Die Lead Frame Package With Enhanced Die To Die Interconnect Routing Using Internal Lead Trace Wiring

234	6,555,899	04/29/03	Semiconductor Package Leadframe Assembly And Method Of Manufacture

235	6,555,917	04/29/03	Semiconductor Package Having Stacked Semiconductor Chips And Method Of Making The Same

236	6,562,655	05/13/03	Heat Spreader With Spring IC Package Fabrication Method

237	6,563,204	05/03/03	Micro Die Sawing Protector And Method

238	6,564,454	05/20/03	Method Of Making And Stacking A Semiconductor Package

#	USPN	Issued	Title
239	6,566,164	05/20/03	Exposed Copper Strap In A Semiconductor Package

240	6,570,825	05/27/03	Method And Circuit Module Package For Automatic Switch Actuator Insertion

241	6,571,466	06/03/03	Flip Chip Image Sensor Package Fabrication Method

242	6,572,944	06/03/03	Structure For Fabricating A Special Purpose Die Using A Polymerizable Tape

243	6,576,998	06/10/03	Thin Semiconductor Package With Semiconductor Chip And Electronic Discrete Device

244	6,577,012	06/10/03	Laser Defined Pads For Flip Chip On Leadframe Package

245	6,577,013	06/10/03	Chip Size Semiconductor Packages With Stacked Dies

246	6,580,153	06/17/03	Structure For Protecting A Micromachine With A Cavity In A UV Tape

247	6,580,159	06/17/03	Integrated Circuit Device Packages And Substrates For Making The Package

248	6,580,167	06/17/03	Heat Spreader With Spring IC Package

249	6,580,620	06/17/03	Matrix Type Printed Circuit Board For Semiconductor Packages

250	6,586,677	07/01/03	Plastic Integrated Circuit Device Package Having Exposed Lead Surface

251	6,586,824	07/01/03	Reduced Thickness Packaged Electronic Device

252	6,586,826	07/01/03	Integrated Circuit Package Having Posts For Connection To Other Packages And Substrates

253	6,589,801	07/08/03	Wafer Scale Production Of Chip Scale Semiconductor Package Using Wafer Mapping Techniques

254	6,593,545	07/15/03	Laser Defined Pads For Flip Chip On Leadframe Package Fabrication Method

255	6,596,212	07/22/03	Method And Apparatus For Increasing Thickness Of Molded Body On Semiconductor Package

256	6,597,059	07/22/03	Thermally Enhanced Chip Scale Lead Pm Chip Semiconductor Package

257	6,601,293	08/05/03	Method Of Making An Electromagnetic Interference Shield Device

258	6,603,072	08/05/03	Making Leadframe Semiconductor Packages With Stacked Dies And Interconnecting Interposer

259	6,603,183	08/05/03	Quick Sealing Glass-Lidded Package

260	6,605,865	08/12/03	Semiconductor Package With Optimized Leadframe Bonding Strength

261	6,605,866	08/12/03	Stackable Semiconductor Package And Method For Manufacturing The Same

262	6,608,366	08/19/03	Lead Frame With Plated End Leads

263	6,608,497	08/19/03	Apparatus And Method For Allowing Testing Of Semiconductor Devices At Different Temperatures

264	6,610,167	08/26/03	Method For Fabricating A Special Purpose Die Using A Polymerizable Tape

265	6,611,047	08/26/03	Semiconductor Package With Singulation Crease

266	6,614,102	09/02/03	Shielded Semiconductor Leadframe Package

267	6,616,436	09/09/03	Apparatus For Manufacturing Semiconductor Packages

268	6,620,646	09/16/03	Chip Size Image Sensor Wirebond Package Fabrication Method

269	6,620,862	09/16/03	Sheet Resin Composition And Process For Manufacturing Semiconductor Device Therewith

270	6,624,005	09/23/03	Semiconductor Memory Cards And Method Of Making Same

271	6,624,921	09/23/03	Micromirror Device Package Fabrication Method

272	6,627,864	09/30/03	Thin Image Sensor Package

273	6,627,976	09/30/03	Leadframe For Semiconductor Package And Mold For Molding The Same

274	6,627,977	09/30/03	Semiconductor Packages Including Isolated Ring Structure

275	6,627,987	09/30/03	Ceramic Semiconductor Package And Method For Fabricating The Package

276	6,629,633	10/07/03	Chip Size Image Sensor Bumped Package Fabrication Method

277	6,630,661	10/07/03	Sensor Module With Integrated Discrete Components Mounted On A Window

278	6,630,726	10/07/03	Power Semiconductor Package With Strap

#	USPN	Issued	Title
279	6,630,728	10/07/03	Plastic Integrated Circuit Package And Leadframe For Making The Package

280	6,632,997	10/14/03	Personalized Circuit Module Package And Method For Packaging Circuit Modules

281	6,638,789	10/28/03	Micromachine Stacked Wirebonded Package Fabrication Method

282	6,639,308	10/28/03	Near Chip Size Semiconductor Package

283	6,642,610	11/04/03	Wire Bonding Method And Semiconductor Package Using The Same

284	6,646,290	11/11/03	Optical Structure Having An Optical Diode And A Sensor In Separate Apertures Inside Double Insulating Layers

285	6,646,339	11/11/03	Thin And Heat Radiant Semiconductor Package And Method For Manufacturing

286	6,650,019	11/18/03	Method of Making A Semiconductor Package Including Stacked Semiconductor Dies

287	6,656,765	12/02/03	Fabricating Very Thin Chip Size Semiconductor Package

288	6,657,298	12/02/03	Integrated Circuit Chip Package Having An Internal Lead

289	6,660,559	12/09/03	Method Of Making A Chip Carrier Package Using Laser Ablation

290	6,661,080	12/09/03	Structure For Backside Saw Cavity Protection

291	6,667,544	12/23/03	Stackable Package Having Clips For Fastening Package And Tool For Opening Clips

292	6,670,551	12/30/03	Image Sensing Component Package And Manufacture Method Thereof

293	6,670,698	12/30/03	Integrated Circuit Package Mounting

294	6,672,773	01/06/04	Optical Fiber Having Tapered End And Optical Connector With Reciprocal Opening

295	6,677,662	01/13/04	Clamp And Heat Block Assembly For Wire Bonding A Semiconductor Package Assembly

296	6,677,663	01/13/04	End Grid Array Semiconductor Package

297	6,683,377	01/27/04	Multi-Stacked Memory Package

298	6,683,795	01/27/04	Shield Cap And Semiconductor Package Including Shield Cap

299	6,684,496	02/03/04	Method Of Making An Integrated Circuit Package

300	6,686,580	02/03/04	Image Sensor Package With Reflector

301	6,686,588	02/03/04	Optical Module With Lens Integral Holder

302	6,686,649	02/03/04	Multi-Chip Semiconductor Package With Integral Shield And Antenna

303	6,686,651	02/03/04	Multi-Layer Leadframe Structure

304	6,695,120	02/24/04	Assembly For Transporting Material

305	6,696,747	02/24/04	Semiconductor Package Having Reduced Thickness

306	6,700,187	03/02/04	Semiconductor Package And Method For Manufacturing The Same

307	6,707,138	03/16/04	Semiconductor Device Including Metal Strap Electrically Coupled Between Semiconductor Die And Metal Leadframe

308	6,707,168	03/16/04	Shielded Semiconductor Package With Single-Sided Substrate And Method For Making The Same

309	6,710,438	03/23/04	Enhanced Chip Scale Package For Wire Bond Dies

310	6,710,945	03/23/04	Injection Molded Lens-Barrel Assembly And Method For Fabricating Lens Barrel And Mount Assemblies

311	6,713,322	03/30/04	Lead Frame For Semiconductor Package

312	6,717,126	04/06/04	Method Of Fabricating And Using An Image Sensor Package With Reflector

313	6,717,248	04/06/04	Semiconductor Package And Method For Fabricating The Same

314	6,717,822	04/06/04	Lead-Frame Method And Circuit Module Assembly Including Edge Stiffner

315	6,723,582	04/20/04	Method Of Making A Semiconductor Package Having Exposed Metal Strap

316	6,730,536	05/04/04	Pre-Drilled Image Sensor Package Fabrication Method

317	6,730,544	05/04/04	Stackable Semiconductor Package And Method For Manufacturing Same

318	6,734,419	05/11/04	Method For Forming an Image Sensor Package With Vision Die In Lens Housing

319	6,737,750	05/18/04	Structures For Improving Heat Dissipation In Stacked Semiconductor Packages

#	USPN	Issued	Title
320	6,740,950	05/25/04	Optical Device Packages Having Improved Conductor Efficiency, Optical Coupling and Thermal Transfer

321	6,747,352	06/08/04	Integrated Circuit Having Multiple Power/Ground Connections To A Single External Terminal

322	6,750,545	06/15/04	Semiconductor Package Capable Of Die Stacking

323	6,753,597	06/22/04	Encapsulated Semiconductor Package Including Chip Paddle And Leads

324	6,756,658	06/29/04	Making Two Lead Surface Mounting High Power Microleadframe Semiconductor Packages

325	6,759,266	07/06/04	Quick Sealing Glass-Lidded Package Fabrication Method

326	6,759,737	07/06/04	Semiconductor Package Including Stacked Chips With Aligned Input/Output Pads

327	6,762,078	07/13/04	Semiconductor Package Having Semiconductor Chip Within Central Aperture Of Substrate

328	6,765,801	07/20/04	Optical Track Drain Package

329	6,770,961	08/03/04	Carrier Frame And Semiconductor Package Including Carrier Frame

330	6,777,789	08/17/04	Mounting For A Package Containing A Chip

331	6,784,376	08/31/04	Solderable Injection-Molded Integrated Circuit Substrate And Method Therefor

334	6,784,534	08/31/04	Thin Integrated Circuit Package Having An Optically Transparent Window

332	6,791,076	09/14/04	Image Sensor Package

333	6,791,166	09/14/04	Stackable Lead Frame Package Using Exposed Internal Lead Traces

335	6,794,740	09/21/04	Leadframe Package For Semiconductor Devices

336	6,798,046	09/28/04	Semiconductor Package Including Ring Structure Connected To Leads With Vertically Downset Inner Ends

337	6,798,047	09/28/04	Pre-Molded Leadframe

338	6,798,049	09/28/04	Semiconductor Package And Method For Fabricating The Same

339	6,803,254	10/12/04	Wire Bonding Method For A Semiconductor Package

340	6,803,645	10/12/04	Semiconductor Package Including Flip Chip

341	6,807,218	10/19/04	Laser Module And Optical Subassembly

342	6,816,032	11/09/04	Laminated Low-Profile Dual Filter Module For Telecommunications Devices And Method Therefor

343	6,816,523	11/09/04	VSCEL Package and Fabrication Method

344	6,818,973	11/16/04	Exposed Lead QFP Package Fabricated Through The Use Of A Partial Saw Process

345	6,822,323	11/23/04	Semiconductor Package Having More Reliable Electrical Conductive Patterns

346	6,825,062	11/30/04	Semiconductor Package And Method Of Making Using Leadframe Having Lead Locks To Secure Leads to Encapsulant

347	6,830,955	12/14/04	Semiconductor Package And Method For Manufacturing The Same

348	6,831,371	12/14/04	Integrated Circuit Substrate Having Embedded Wire Conductors And Method Therefor

349	6,833,609	12/21/04	Integrated Circuit Device Packages And Substrates For Making The Packages

350	6,833,619	12/21/04	Thin Profile Semiconductor Package Which Reduces Warpage and Damage During Laser Markings

351	6,838,309	01/04/05	Flip-Chip Micromachine Package Using Seal Layer

352	6,841,414	01/11/05	Saw and Etch Singulation Method for a Chip Package

353	6,841,874	01/11/05	Wafer-Level Chip-Scale Package

354	6,844,615	01/18/05	Leadframe Package For Semiconductor Devices

355	6,846,704	01/25/05	Semiconductor Package and Method for Manufacturing the Same

356	6,847,099	01/25/05	Offset Etched Corner Leads For Semiconductor Package

357	6,847,103	01/25/05	Semiconductor Package With Exposed Die Pad and Body-Locking Leadframe

358	6,849,916	02/01/05	Flip Chip on Glass Sensor Package

359	6,853,059	02/08/05	Semiconductor Package Having Improved Adhesiveness and Ground Bonding

#	USPN	Issued	Title
360	6,853,060	02/08/05	Semiconductor Package Using A Printed Circuit Board and A Method of Manufacturing the Same

361	6,858,919	02/22/05	Semiconductor Package

362	6,861,720	03/01/05	Placement Template and Method For Placing Optical Dies

363	6,867,071	03/15/05	Leadframe Including Corner Leads And Semiconductor Package Using Same

364	6,869,861	03/22/05	Back-Side Wafter Singulation Method

365	6,873,032	03/29/05	Thermally Enhanced Chip Scale Lead On Chip Semiconductor Package And Method Of Making Same

366	6,873,041	03/29/05	Power Semiconductor Package With Strap

367	6,875,379	04/05/05	Tool and Method For Forming An Integrated Optical Circuit

368	6,876,068	04/05/05	Semiconductor Package With Increased Number Of Input And Output Pins

369	6,879,034	04/12/05	Semiconductor Package Including Low Temperature Co-Fired Ceramic Substrate

370	6,879,047	04/12/05	Stacking Structure For Semiconductor Devices Using A Folded Over Flexible Substrate And Method Therefor

371	6,884,695	04/26/05	Sheet Resin Composition And Process For Manufacturing Semiconductor Device Therewith

372	6,885,086	04/26/05	Reduced Copper Lead Frame For Saw-Singulated Chip Package

373	6,888,242	05/03/05	Color Contacts For A Semiconductor Package

374	6,889,813	05/10/05	Material Transport Method

375	6,893,900	05/17/05	Method Of Making An Integrated Circuit Package

376	6,897,550	05/24/05	Fully Molded Leadframe Stand-Off Feature

377	6,900,527	05/31/05	Lead-Frame Method And Assembly For Interconnecting Circuits Within A Circuit Module

378	6,905,914	06/14/05	Wafer Level Package And Fabrication Method

379	6,910,635	06/28/05	Die Down Multi-Media Card And Method Of Making Same

380	6,911,718	06/28/05	Double Downset Double Dambar Suspended Leadframe

381	6,919,620	07/19/05	Compact Flash Memory Card With Clamshell Leadframe

382	6,919,631	07/19/05	Structure For Improving Heat Dissipation In Stacked Semiconductor Packages

383	6,921,967	07/26/05	Reinforced Die Pad Support Structure

384	6,927,478	08/09/05	Reduced Size Semiconductor Package With Stacked Dies

385	6,927,483	08/09/05	Semiconductor Package Exhibiting Efficient Lead Placement

386	6,930,256	08/16/05	Integrated Circuit Substrate Having Laser-Embedded Conductive Patterns And Method Therefor

387	6,930,257	08/16/05	Integrated Circuit Substrate Having Laminated Laser-Embedded Circuit Layers

388	6,930,378	08/16/05	Stacked Semiconductor Die Assembly Having At Least One Support

389	6,936,922	08/30/05	Semiconductor Package Structure Reducing Warpage And Manufacturing Method Thereof

390	6,943,429	09/13/05	Wafer Having Alignment Marks Extending From A First To A Second Surface Of The Wafer

391	6,946,316	09/20/05	Method Of Fabricating And Using An Image Sensor Package

392	6,946,323	09/20/05	Semiconductor Package Having One Or More Die Stacked On A Prepackaged Device And Method Therefor

393	6,953,988	10/11/05	Semiconductor Package

394	6,956,201	10/18/05	Image Sensor Package Fabrication Method

395	6,962,829	11/08/05	Method Of Making Near Chip Size Integrated Circuit Package

396	6,963,141	11/08/05	Semiconductor Package For Efficient Heat Spreading

397	6,965,157	11/15/05	Semiconductor Package With Exposed Die Pad and Body-Locking Leadframe

398	6,965,159	11/15/05	Reinforced Lead-Frame Assembly For Interconnecting Circuits Within A Circuit Module

399	6,967,124	11/22/05	Imprinted Integrated Circuit Substrate And Method For Imprinting An Integrated Circuit Substrate

400	6,967,395	11/22/05	Mounting For A Package Containing A Chip

#	USPN	Issued	Title
401	6,977,431	12/20/05	Stackable Semiconductor Package And Manufacturing Method Thereof

402	6,982,485	01/03/06	Stacking Structure For Semiconductor Chips And A Semiconductor Package Using It

403	6,982,488	01/03/06	Semiconductor Package And Method For Fabricating The Same

404	6,984,879	01/10/06	Clamp For Pattern Recognition

405	6,987,314	01/17/06	Stackable Semiconductor Package With Solder On Pads On Which Second Semiconductor Package Is Stacked

406	6,987,319	01/17/06	Wafer-Level Chip-Scale Package

407	6,987,661	01/17/06	Integrated Circuit Substrate Having Embedded Passive Components And Methods Therefor

408	6,990,226	01/24/06	Pattern Recognition Method

409	6,995,448	02/07/06	Semiconductor Package Including Passive Elements And Method Of Manufacture

410	6,995,459	02/07/06	Semiconductor Package With Increased Number Of Input And Output Pins

411	6,998,702	02/14/06	Front Edge Chamfer Feature For Fully-Molded Memory Cards

412	7,001,799	02/21/06	Method Of Making A Leadframe For Semiconductor Devices

413	7,005,326	02/28/06	Method Of Making An Integrated Circuit Package

414	7,008,825	03/07/06	Leadframe Strip Having Enhanced Testability

415	7,009,283	03/07/06	Nonexposed Heat Sink For Semiconductor Package

416	7,009,296	03/07/06	Semiconductor Package With Substrate Coupled To A Peripheral Side Surface Of A Semiconductor Die

417	7,011,251	03/14/06	Die Down Multi-Media Card And Method Of Making Same

418	7,019,387	03/28/06	Lead-Frame Connector And Circuit Module Assembly

419	7,028,400	04/18/06	Integrated Circuit Substrate Having Laser-Exposed Terminals

420	7,030,474	04/18/06	Plastic Integrated Circuit Package And Method And Leadframe For Making The Package

421	7,030,508	04/18/06	Substrate For Semiconductor Package And Wire Bonding Method Using Thereof

422	7,042,068	05/09/06	Leadframe And Semiconductor Package Made Using The Leadframe

423	7,042,072	05/09/06	Semiconductor Package And Method Of Manufacturing The Same Which Reduces Warpage

424	7,045,396	05/16/06	Stackable Semiconductor Package And Method For Manufacturing Same

425	7,045,882	05/16/06	Semiconductor Package Including Flip Chip

426	7,045,883	05/16/06	Thermally Enhanced Chip Scale Lead On Chip Semiconductor Package And Method Of Making Same

427	7,045,893	05/16/06	Semiconductor Package And Method For Manufacturing The Same

428	7,049,682	05/23/06	Multi-Chip Semiconductor Package With Integral Shield And Antenna

429	7,057,268	06/06/06	Cavity Case With Clip/Plug For Use On Multimedia Card

430	7,057,280	06/06/06	Leadframe Having Lead Locks To Secure Leads To Encapsulant

431	7,059,040	06/13/06	Optical Module With Lens Integral Holder Fabrication Method

432	7,061,120	06/13/06	Stackable Semiconductor Package Having Semiconductor Chip Within Central Through Hole Of Substrate

433	7,064,009	06/20/06	Thermally Enhanced Chip Scale Lead On Chip Semiconductor Package and Method of Making Same

434	7,067,908	06/27/06	Semiconductor Package Having Improved Adhesiveness And Ground Bonding

435	7,071,541	07/04/06	Plastic Integrated Circuit Package And Method And Leadframe For Making The Package

436	7,071,568	07/04/06	Stacked-Die Extension Support Structure And Method Thereof

437	7,074,654	07/11/06	Tape Supported Memory Card Leadframe Structure

438	7,091,571	08/15/06	Image Sensor Package And Method For Manufacturing Thereof

439	7,091,594	08/15/06	Leadframe Type Semiconductor Package Having Reduced Inductance And Its Manufacturing Method

440	7,095,103	08/22/06	Leadframe Based Memory Card

441	7,102,208	09/05/06	Leadframe And Semiconductor Package With Improved Solder Joint Strength

#	USPN	Issued	Title
442	7,102,214	09/05/06	Pre-Molded Leadframe

443	7,102,216	09/05/06	Semiconductor Package And Leadframe With Horizontal Leads Spaced In The Vertical Direction And Method Of Making

444	7,102,891	09/05/06	Circuit Module Having Interconnects For Connecting Functioning And Non- Functioning Add Ons And Method Therefor

445	7,112,474	09/26/06	Method Of Making An Integrated Circuit Package

446	7,112,875	09/26/06	Secure Digital Memory Card Using Land Grid Array Structure

447	7,115,445	10/03/06	Semiconductor Package Having Reduced Thickness

448	7,126,111	10/24/06	Camera Module Having A Threaded Lens Barrel And A Ball Grid Array Connecting Device

449	7,126,218	10/24/06	Embedded Heat Spreader Ball Grid Array

450	7,132,753	11/07/06	Stacked Die Assembly Having Semiconductor Die Overhanging Support

451	7,138,707	11/21/06	Semiconductor Package Including Leads And Conductive Posts For Providing Increased Functionality

452	7,144,517	12/05/06	Manufacturing Method For Leadframe And For Semiconductor Package Using The Leadframe

453	7,145,238	12/05/06	Semiconductor Package And Substrate Having Multi-Level Vias

454	7,145,251	12/05/06	Colored Conductive Wires For A Semiconductor Package

455	7,145,253	12/05/06	Encapsulated Sensor Device

456	7,146,106	12/05/06	Optic Semiconductor Module And Manufacturing Method

457	7,154,171	12/26/07	Stacking Structure For Semiconductor Devices Using A Folded Over Flexible Substrate And Method Therefor

458	7,170,150	01/30/07	Lead Frame For Semiconductor Package

459	7,170,183	01/30/07	Wafer Level Stacked Package

460	7,176,062	02/13/07	Lead-Frame Method And Assembly For Interconnecting Circuits Within A Circuit Module

461	7,183,630	02/27/07	Lead Frame With Plated End Leads

462	7,185,426	03/06/07	Method Of Manufacturing A Semiconductor Package

463	7,190,062	03/13/07	Embedded Leadframe Semiconductor Package

464	7,190,071	03/13/07	Semiconductor Package And Method For Fabricating The Same

465	7,192,807	03/20/07	Wafer Level Package And Fabrication Method

466	7,193,305	03/20/07	Memory Card ESC Substrate Insert

467	7,199,359	04/03/07	Camera Module Fabrication Method Including Singulating A Substrate

468	7,201,327	04/10/07	Memory Card And Its Manufacturing Method

469	7,202,554	04/10/07	Semiconductor Package And Its Manufacturing Method

470	7,211,471	05/01/07	Exposed Lead QFP Package Fabricated Through The Use Of A Partial Saw Process

471	7,211,879	05/01/07	Semiconductor Package With Chamfered Corners And Method Of Manufacturing The Same

472	7,211,900	05/01/07	Thin Semiconductor Package Including Stacked Dies

473	7,214,326	05/08/07	Increased Capacity Leadframe And Semiconductor Package Using The Same

474	7,217,991	05/15/07	Fan-In Leadframe Semiconductor Package

475	7,220,915	05/22/07	Memory Card And Its Manufacturing Method

476	7,227,236	06/05/07	Image Sensor Package And Its Manufacturing Method

477	7,245,007	07/17/07	Exposed Lead Interposer Leadframe Package

478	7,247,523	07/24/07	Two-Sided Wafer Escape Package

479	7,253,503	08/07/07	Integrated Circuit Device Packages And Substrates For Making The Packages

480	7,293,716	11/13/07	Secure Digital Memory Card Using Land Grid Array Structure

481	7,297,562	11/20/07	Circuit-On-Foil Process For Manufacturing A Laminated Semiconductor Package Substrate Having Embedded Conductive Patterns

482	7,312,103	12/25/07	Method For Making An Integrated Circuit Substrate Having Laser- Embedded Conductive Patterns

483	7,317,245	01/08/08	Method For Manufacturing A Semiconductor Device Substrate

484	7,321,162	01/22/08	Semiconductor Package Having Reduced Thickness

#	USPN	Issued	Title
485	7,322,507	01/29/08	Transducer Assembly, Capillary And Wire Bonding Method Using The Same

486	7,332,375	02/19/08	Method Of Making An Integrated Circuit Package

487	7,332,712	02/19/08	Camera Module Fabrication Method Including The Step Of Removing A Lens Mount And Window From The Mold

488	7,334,326	02/26/08	Method For Making An Integrated Circuit Substrate Having Embedded Passive Components

489	7,335,986	02/26/08	Wafer Level Chip Scale Package

490	RE40,112	02/26/08	Semiconductor Package And Method For Fabricating The Same

491	7,342,303	03/11/08	Semiconductor Device Having RF Shielding And Method Therefor

492	7,358,174	04/15/08	Methods Of Forming Solder Bumps On Exposed Metal Pads

493	7,358,600	04/15/08	Interposer for Interconnecting Components In A Memory Card

494	7,359,204	04/15/08	Multiple Cover Memory Card

495	7,359,579	04/15/08	Image Sensor Package And Its Manufacturing Method

496	7,361,533	04/22/08	Stacked Embedded Leadframe

497	7,362,038	04/22/08	Surface Acoustic Wave (SAW) Device Package And Method For Packaging A SAW Device

498	7,365,006	04/29/08	Semiconductor Package And Substrate Having Multi-Level Vias Fabrication Method

499	7,375,975	05/20/08	Enhanced Durability Memory Card

500	7,385,408	06/10/08	Apparatus and Method For Testing Integrated Circuit Devices Having Contacts on Multiple Surfaces

501	7,399,661	07/15/08	Method For Making An Integrated Circuit Substrate Having Embedded Back-side Access Conductors And Vias

502	7,408,254	08/05/08	Stack Land Grid Array Package And Method For Manufacturing The Same

503	7,420,272	09/02/08	Two-Sided Wafer Escape Package

504	7,425,750	09/16/08	Snap Lid Camera Module

505	7,429,799	09/30/08	Land Patterns For A Semiconductor Stacking Structure And Method Therefor

506	7,446,422	11/04/08	Wafer Level Chip Scale Package and Manufacturing Method For The Same

507	7,459,349	12/02/08	Method Of Forming A Stack Of Semiconductor Packages

508	7,459,776	12/02/08	Stacked Die Assembly Having Semiconductor Die Projecting Beyond Support

509	7,473,584	01/06/09	Method For Fabricating A Fan-In Leadframe Semiconductor Package

510	7,485,490	02/03/09	Method Of Forming A Stacked Semiconductor Package

511	7,485,491	02/03/09	Secure Digital Memory Card Using Land Grid Array Structure

512	7,485,952	02/03/09	Drop Resistant Bumpers For Fully Molded Memory Cards

513	7,501,338	03/10/09	Semiconductor Package Substrate Fabrication Method

514	7,507,603	03/24/09	Etch Singulated Semiconductor Package

515	7,521,294	04/21/09	Lead Frame For Semiconductor Package

516	7,535,085	05/19/09	Semiconductor Package Having Improved Adhesiveness And Ground Bonding

517	7,548,430	06/16/09	Buildup Dielectric And Metallization Process And Semiconductor Package

518	7,550,857	06/23/09	Stacked Redistributed Layer (RDL) Die Assembly Package

519	7,554,194	06/30/09	Thermally Enhanced Semiconductor Package

520	7,556,986	07/07/09	Tape Supported Memory Card Leadframe Structure

521	7,560,804	07/14/09	Integrated Circuit Package And Method Making The Same

522	7,564,122	07/21/09	Semiconductor Package And Method Of Making Using Leadframe Having Lead Locks To Secure Leads to Encapsulant

523	7,572,681	08/11/09	Embedded Electronic Component Package

524	7,576,401	08/18/09	Direct Glass Attached On Die Optical Module

525	7,589,398	09/15/09	Embedded Metal Features Structure

526	7,598,598	10/06/09	Offset Etched Corner Leads For Semiconductor Package

527	7,609,461	10/27/09	Optical Module Having Cavity Substrate

528	7,629,674	12/08/09	Shielded Package Having Shield Fence

529	7,632,753	12/15/09	Wafer Level Package Utilizing Laser-Activated Dielectric Material

#	USPN	Issued	Title
530	7,633,144	12/15/09	Semiconductor Package

531	7,633,763	12/15/09	Double Mold Memory Card And Its Manufacturing Method

532	7,633,765	12/15/09	Semiconductor Package Including A Top-Surface Metal Layer For Implementing Circuit Features

533	7,652,361	01/26/10	Land Patterns For A Semiconductor Stacking Structure And Method Thereof

534	7,670,962	03/02/10	Substrate Having Stiffener Fabrication Method

535	7,671,457	03/02/10	Semiconductor Package Including Top-Surface Terminals For Mounting Another Semiconductor Package

536	7,674,701	03/09/10	Methods Of Forming Metal Layers Using Multi-Layer Lift-Off Patterns

537	7,675,180	03/09/10	Stacked Electronic Component Package Having Film-On-wire Spacer

538	7,687,893	03/30/10	Semiconductor Package Having Leadframe With Exposed Anchor Pads

539	7,687,899	03/30/10	Dual Laminate Package Structure With Embedded Elements

540	7,691,745	04/06/10	Land Patterns For A Semiconductor Stacking Structure And Method Thereof

541	7,692,286	04/06/10	Tow-Sided Fan-Out Wafer Escape Package

542	7,714,431	05/11/10	Electronic Component Package Comprising Fan-Out And Fan-In Traces

543	7,718,523	05/18/10	Solder Attach Film And Method Of Forming Solder Ball Using The Same

544	7,719,845	05/18/10	Chamfered Memory Card Module And Method Of Making Same

545	7,723,210	05/25/10	Direct-Write Wafer Level Chip Scale Package

546	7,723,852	05/25/10	Stakced Semiconductor Package And Method Of making Same

547	7,732,899	06/08/10	Etch Singulated Semiconductor Package

548	7,737,542	06/15/10	Stackable Semiconductor Package

549	7,745,910	06/29/10	Semiconductor Device Having RF Shielding And Method Therefor

550	7,745,918	06/29/10	Package In Package (PIP)

551	7,750,250	07/06/10	Blind Via Capture Pad Structure And Fabrication Method

552	7,752,752	07/13/10	Embedded Circuit Pattern Fabrication Method And Structure

553	7,755,164	07/13/10	Capacitor And Resistor Having Anodic Metal And Anodic Metal Oxide Structure

554	7,755,176	07/13/10	Die-Mounting Substrate And Method Incorporating Dummy Traces For Improving Mounting Film Planarity

555	7,768,135	08/03/10	Semiconductor Package With Fast Power-Up Cycle And Method Of Making Same

556	7,777,351	08/17/10	Thin Stacked Interposer Package

557	7,781,852	08/24/10	Membrane Die Attach Circuit Element Package And Method Therefor

558	7,786,429	08/31/10	Camera Module With Window Mechanical Atachment

559	7,808,084	10/05/10	Semiconductor Package With Half-Etched Locking Features

560	7,808,105	10/05/10	Semiconductor Package And Fabricating Method Thereof

561	7,810,695	10/12/10	Wire Bonding Machine Capable Of Removing Particles From Capillary And Cleaning Method Of Capillary Bottom Tip

562	7,825,520	11/02/10	Stacked Redistribution Layer (RDL) Die Assembly Package

563	7,829,990	11/09/10	Stackable Semiconductor Package Including Laminate Interposer

564	7,832,097	11/16/10	Shielded Trace Structure And Fabrication Method

565	7,837,120	11/23/10	Modular Memory Card And Method Of Making Same

566	7,839,136	11/23/10	System And Method For Testing Radio Frequency (RF) Shielding Defects

567	7,842,541	11/30/10	Ultra Thin Package And Fabrication Method

568	7,843,052	11/30/10	Semiconductor Devices And Fabricating Methods Thereof

569	7,843,072	11/30/10	Semiconductor ackage And Fabricating Method Thereof

570	7,847,386	12/07/10	Reduced Size Stackaed Semiconductor Package And Method Of Making The Same

571	7,847,392	12/07/10	Semiconductor Device Including Leadframe With Increased I/O

572	7,847,398	12/07/10	A Semiconductor Package And Method Of Manufacturing

573	7,851,894	12/14/10	A System And Method For Shielding Of Package On Package (PoP) Assemblies

#	USPN	Issued	Title
574	7,859,107	12/28/10	Solder Attach Film And Assembly

575	7,859,116	12/28/10	Exposed Metal Bezel For Use In Sensor Devices And Method Therefor

576	7,859,119	12/28/10	Stacked Flip Chip Die Assembly

577	7,863,723	01/04/11	Adhesive On Wire Stacked Semiconductor Package

578	7,871,899	01/18/11	Methods Of Forming Back Side Layers For Thinned Wafers

579	7,872,341	01/18/11	Semiconductor Device

580	7,872,343	01/18/11	Dual Laminate Package Structure With Embedded Elements

581	7,875,963	01/25/11	Semiconductor Device Including Leadframe Having Power Bars And Increased I/O

582	7,898,066	03/01/11	Semiconductor Device Having EMI Shielding And Method Therefor

583	7,898,093	03/01/11	Exposed Die Overmolded Flip Chip Package and Fabrication Method

584	7,902,660	03/08/11	Substrate For Semiconductor Device And Manufacturing Method Thereof

585	7,906,845	03/15/11	Semicondcutor Device Having Reduced Thermal Interface Material (TIM) Degradation And Method Therefor

586	7,906,855	03/15/11	Stacked Semiconductor Package And Method Of Making Same

587	7,911,017	03/22/11	Direct Glass Attach On Die Optical Module

588	7,911,037	03/22/11	Method And Structure For Creating Embedded Metal Features

589	7,915,715	03/29/11	System And Method To Privide RF Shielding For MEMS Microphone Package

590	7,919,853	04/05/11	Semiconductor Package And Fabrication Method Thereof

591	7,923,645	04/12/11	Metal Etch Stop Fabrication Method And Structure

592	7,928,542	04/19/11	Leadframe For Semiconductor Package

593	7,932,170	04/26/11	Flip Chip Bump Structure And Fabrication Method

594	7,932,595	04/26/11	Electronic Component Package Comprising Fan-Out And Traces

595	7,932,615	04/26/11	Electronic Devices Including Solder Bumps On Compliant Dielectric Layers

596	7,936,033	05/03/11	Micro-Optical Device Packaging System

597	7,938,308	05/10/11	Wire Bonder For Improved Bondability Of A Conductive Wire And Method Therefor

598	7,944,043	05/17/11	A Semiconductor Device Having Improved Contact Interface Reliability And Method Therefor

599	7,951,697	05/31/11	Embedded Die Metal Etch Stop Fabrication Method And Structure

600	7,956,453	06/07/11	Semiconductor Package With Patterning Layer And Method Of Making Same

601	7,958,626	06/14/11	Embedded Passive Component Network Substrate And Fabrication Method

602	7,960,818	06/14/11	Conformal Shiled On Punch QFN Semiconductor Package

603	7,960,827	06/14/11	Thermal Via Heat Spreader Package And Method

604	7,968,998	06/28/11	Side Leaded, Bottom Exposed Pad And Bottom Exposed Lead Fusion Quad Flat Semiconductor Package

605	7,977,163	07/12/11	Embedded Electronic Component Package Fabrication Method

606	7,977,774	07/12/11	Fusion Quad Flat Semiconductor Package

607	7,977,783	07/12/11	Wafer Level Chip Size Package And Method Of Manufacturing The Same

608	7,982,297	07/19/11	Stackable Semiconductor Package Having Partially Exposed Semiconductor Die And Method Of Fabricating Of The Same

609	7,982,298	07/19/11	Package In Package Semiconductor Device

610	7,982,306	07/19/11	Stackable Semiconductor Package

611	7,982,316	07/19/11	Semiconductor Package And Fabricating Method Thereof

612	7,989,933	08/02/11	Increased I/O Semiconductor Package And Method Of Making Same

613	7,994,043	08/09/11	Lead Free Alloy Bump Structure And Fabrication Method

614	7,994,045	08/09/11	Bumped Chip Package Fabrication Method And Structure

615	7,999,371	08/16/11	Heat Spreader Package And Method

616	8,004,078	08/23/11	Adhesive Composite For Semiconductor Device

617	8,008,753	08/30/11	System And Method To Reduce Shorting Of Radis Frequency (RF) Shielding

618	8,008,758	08/30/11	Semiconductor Device With Increased I/O Leadframe

#	USPN	Issued	Title
619	8,012,868	09/06/11	Semiconductor Device Having EMI Shielding And Method Therefor

620	8,017,436	09/13/11	Thin Substrate Fabrication Method And Structure

621	8,018,068	09/13/11	Semiconductor Package Including A Top-Surface Metal Layer For Implementing Circuit Features

622	8,018,072	09/13/11	Semiconductor Package Having A Heat Spreader With An Exposed Exterior Surface And A Top Mold Gate

623	8,022,521	09/20/11	Package Failure Prognostic Structure And Method

624	8,026,587	09/27/11	Semicondcutor Package Including Top-Surface Terminals For Mounting Another Semiconductor Package

625	8,026,589	09/27/11	Reducted Profile Stackable Semiconductor Device

626	8,030,722	10/04/11	Peversible Top/Bottom MEMS Package

627	8,058,715	11/15/11	Package In Package Device For RF Transceiver Module

628	8,058,726	11/15/11	Semiconductor Device Having Redistribution Layer

629	8,067,821	11/29/11	Flat Semiconductor Package With Half Package Molding

630	8,072,050	12/06/11	Semiconductor Device With Increased I/O Leadframe Including Passive Device

631	8,072,058	12/06/11	Semicondcutor Package Having A Plurarity Input/Output Members

632	8,072,083	12/06/11	Stacked Electronic Component Package Having Film-On-wire Spacer

633	8,084,868	12/27/11	Semiconductor Package With Fast Power-Up Cycle And Method Of Making Same

634	8,089,141	01/03/12	Semiconductor Package Having Leadframe With Exposed Anchor Pads

635	8,089,145	01/03/12	Semicondcutor Device Including Increased Capacity Leadframe

636	8,089,148	01/03/12	Circuit Board And Semiconductor Device Having The Same

637	8,089,159	01/03/12	Semiconductor Package With Increased I/O Density And Method Of Making The Same

638	8,093,691	01/10/12	System And Method For RF Shielding Of A Semiconductor Package

639	8,102,032	01/24/12	System And Method For Confortment Shielding Of Stacked Packages

640	8,102,037	01/24/12	Leadframe For Semiconductor Package

641	8,110,909	02/07/12	Semicondcutor Package Including Top-Surface Terminals For Mounting Another Semiconductor Package

642	8,115,283	02/14/12	Reversible Top/Bottom MEMS Package

643	8,119,455	02/21/12	Wafer Level Package Fabrication Method

644	8,125,064	02/28/12	Increased I/O Semiconductor Package And Method Of Making Same

645	8,129,824	03/06/12	Shielding For A Semiconductor Package

646	8,129,849	03/06/12	Method Of Making Semiconductor Package With Adhering Portion

647	8,143,727	03/27/12	Adhesive On Wire Stacked Semiconductor Package

648	8,154,111	04/10/12	Near Chip Size Semiconductor Package

649	8,176,628	05/15/12	Protruding Post Substrate Package Structure And Method

650	8,183,678	05/22/12	Semiconductor Device Having An Interposer

651	8,183,683	05/22/12	Semiconductor Device And Fabricating Method Thereof

652	8,184,453	05/22/12	Increased Capacity Semiconductor Package

653	8,188,579	05/29/12	Semicondcutor Device Including Leadframe Having Power Bars and Increased I/O

654	8,188,584	05/29/12	Direct-Write Wafer Level Chip Scale Package

655	8,193,624	06/05/12	Semiconductor Device Having Improved Contact Interface Reliability And Method Therefor

656	8,198,738	06/12/12	Structure Of Bond Pad For Semiconductor Die And Method Therefor

657	8,199,518	06/12/12	Top Feature Package And Method

658	8,203,203	06/19/12	Stacked Redistribution Layer (RDL) Die Assembly Package

659	8,207,022	06/26/12	Exposed Die Overmolded Flip Chip Package Method

660	8,217,507	07/10/12	Edge Mount Semicondcutor Package

661	8,222,538	07/17/12	Stackable Via Package And Method

662	8,227,338	07/24/12	Semiconductor Package Including A Top-Surface Metal Layer For Implementing Circuit Features

663	8,227,905	07/24/12	Stackable Semiconductor Package

664	8,227,921	07/24/12	Semiconductor Package With Increased I/O Density And Method Of Making The Same

#	USPN	Issued	Title
665	8,237,460	08/07/12	Pogo Pin Inserting Device For Testing Semiconductor Devices And Method Therefor

666	8,258,613	09/04/12	Semiconductor Memory Card

667	8,263,486	09/11/12	Bumped Chip Package Fabrication Method And Structure

668	8,283,767	10/09/12	Dual Laminate Package Structure With Embedded Elements

669	8,294,265	10/23/12	Semiconductor Device For Improving Electrical And Mechanical Connectivity Of Conductive Pillers And Method Therefor

670	8,294,276	10/23/12	Semiconductor Device And Fabricating Method Thereof

671	8,298,866	10/30/12	Wafer Level Package And Fabricaton Method

672	8,299,602	10/30/12	Semiconductor Device Including Leadframe With Increased I/O

673	8,299,610	10/30/12	Semiconductor Device Having RF Shielding And Method Therefor

674	8,300,423	10/30/12	Stackable Treated Via Package And Method

675	8,304,866	11/06/12	Fusion Quad Flat Semiconductor Package

676	8,316,536	11/27/12	Multi-Level Circuit Substrate And Fabrication Method

677	8,318,287	11/27/12	Integrated Circuit Packae And Method Of Making The Same

678	8,319,338	11/27/12	Thin Stacked Interposer Package

679	8,322,030	12/04/12	Circuit-On-Foil Process For Manufacturing A Laminated Semiconductor Package Substrate Having Embedded Conductive Patterns

680	8,323,771	12/04/12	Straight Conductor Blind Via Capture Pad Structure And Fabrication Method

681	8,324,511	12/04/12	Through Via Nub Reveal Method And Structure

682	8,334,590	12/18/12	Semiconductor Device Having Insulating And Interconnection Layers

683	8,337,657	12/25/12	Mechanical Tape Separation Package And Method

684	8,338,229	12/25/12	Stackable Plasma Cleaned Via Package And Method

685	8,341,835	01/01/13	Buildup Dielectric Layer Having Metallization Pattern Semiconductor Package Fabrication Method

686	8,354,747	01/15/13	Conductive Polymer Lid For A Sensor Package And Method Therefor

687	8,362,597	01/29/13	Shielded Package Having Shield Lid

688	8,362,598	01/29/13	Semicondcutor Device With Electrmagnetic Interface Shielding

689	8,362,612	01/29/13	Semiconductor Device And Manufacturing Method Thereof

690	8,365,611	02/05/13	Bend Test Method And Apparatus For Flip Chip Devices

691	8,368,194	02/05/13	Exposed Die Overmolded Flip Chip Package

692	8,383,950	02/26/13	Metal Etch Stop Fabrication Method And Structure

693	8,390,116	03/05/13	Flip Chip Bump Structure And Fabrication Method

694	8,390,130	03/05/13	Through Via Recessed Reveal Structure And Method

695	8,399,348	03/19/13	A Semiconductor Device For Improving Electrical And Mechanical Connectivity Of Conductive Pillers And Method Therefor

696	8,410,585	04/02/13	Leadframe And Semiconductor Package Made Using The Leadframe

697	8,426,966	04/23/13	Bumped Chip Package

698	8,432,022	04/30/13	Shielded Embedded Elctronic Compoent Subsrate Fabrication Method

699	8,432,023	04/30/13	Increased I/O Leadframe And Semiconductor Package Including Same

700	8,440,554	05/14/13	Through Via Connected Backside Embedded Circuit Features Structure And Method

701	8,441,110	05/14/13	Side Leaded, Bottom Exposed Pad And Bottom Exposed Lead Fusion Quad Flat Semiconductor Package

702	8,441,120	05/14/13	Heat Spreader Package And Method

703	8,441,123	05/14/13	Semiconductor Device With Metal Dam And Fabrication Method

704	8,445,984	05/21/13	Micro-Optical Device Packaging System

705	8,446,017	05/21/13	Stackable Wafer Level Package And Fabricating Method Thereof

706	8,466,545	06/18/13	Stackable Semiconductor Package

707	8,471,154	06/25/13	Stackable Variable Height Via Package And Method

708	8,476,748	07/02/13	Exposed Die Overmolded Flip Chip Package and Fabrication Method

709	8,482,134	07/09/13	Stackable Package And Method

710	8,486,764	07/16/13	Wafer Level Package And Fabricaton Method

711	8,487,420	07/16/13	Package In Package Semiconductor Device With Film Over Wire

712	8,487,445	07/16/13	Semiconductor Device Having Through Electrodes Protruding From Dielectric Layer

#	USPN	Issued	Title
713	8,492,893	07/23/13	Semiconductor Device Capable Of Preventing Dielectric Layer From Cracking

714	8,501,543	08/06/13	Direct-Write Wafer Level Chip Scale Package

715	8,502,361	08/06/13	Concentrated Photovoltaic Receiver Package With Stacked Internal Support Features

716	8,508,023	08/13/13	System And Method For Lowering Contact Resistance Of The Radio Frequency (RF) Shield To Ground

717	8,525,318	09/03/13	Semiconductor Device And Fabricating Method Thereof

718	8,525,322	09/03/13	Semiconductor Package Having A Plurality Of Input/Output Members

719	8,535,961	09/17/13	Light Emitting Diode (LED) Package And Method

720	8,536,458	09/17/13	Fine Pitch Copper Pillar Package And Method

721	8,536,462	09/17/13	Flex Circuit Package And Method

722	8,536,663	09/17/13	Metal Mesh Lid MEMS Package And Method

723	8,541,260	09/24/13	Exposed Die Overmolded Flip Chip Package and Fabrication Method

724	8,551,820	10/08/13	Routable Single Layer Substrate And Semiconductor Package Including Same

725	8,552,517	10/08/13	Conductive Paste And Mold For Electrical Connection Of Photovoltaic Die To Substrate

726	8,552,539	10/08/13	Shielded Package Having Shield Lid

727	8,552,548	10/08/13	Conductive Pad On Producing Through Electrode Semiconductor Device And Method Of Manufacturing

728	8,552,556	10/08/13	Wafer Level Fan Out Package And Method Of Fabricating Wafer Level Fan Out Package

729	8,552,557	10/08/13	Electronic Component Package Fabrication Method And Structure

730	8,557,629	10/15/13	Semiconductor Device Having Overlapped Via Apertures

731	8,558,365	10/15/13	Package In Package Device For RF Transceiver Module

732	8,564,114	10/22/13	Semiconductor Package Thermal Tape Window Frame For Heat Sink Attachment

733	8,575,742	11/05/13	Semiconductor Device With Increased I/O Leadframe Including Power Bars

734	8,604,356	12/10/13	Electronic Assembly Having Increased Standoff Height

735	8,604,625	12/10/13	Semiconductor Device Having Conductive Pads To Prevent Solder Reflow

736	8,618,619	12/31/13	Top Port With Interposed MEMS Microphone Package And Method

737	8,618,658	12/31/13	Semiconductor Device And Fabricating Method Thereof

738	8,623,753	01/07/14	Stackable Protruding Via Package And Method

739	8,629,546	01/14/14	Stacked Redistribution Layer (RDL) Die Assembly Package

740	8,633,575	01/21/14	IC Package With Integrated Electrostatic Discharge Protection

741	8,633,598	01/21/14	Underfill Contacting Stacking Balls Package Fabrication Method And Structure

742	8,643,177	02/04/14	Wafers Including Patterned Back Side Layers Thereon

743	8,648,450	02/11/14	Semiconductor Device Including Leadframe With A Combination Of Leads And Lands

744	8,653,674	02/18/14	Electronic Component Package Fabrication Method And Structure

745	8,664,090	03/04/14	Electronic Component Package Fabrication Method And Structure

746	8,671,565	03/18/14	Blind Via Capture Pad Structure And Fabrication Method

747	8,674,485	03/18/14	Semiconductor Device Including Leadframe With Downsets

748	8,680,656	03/25/14	Leadframe Structure For Concentrated Photovoltaic Receiver Package

749	8,691,632	04/08/14	Wafer Level Package And Fabricaton Method

750	8,704,368	04/22/14	Stackable Via Package And Method

751	8,704,369	04/22/14	Flip Chip Bump Structure And Fabrication Method

752	8,710,649	04/29/14	Wafer Level Package And Fabricaton Method

753	8,717,775	05/06/14	Fingerprint Sensor Package And Method

754	8,729,682	05/20/14	Conformal Shiled On Punch QFN Semiconductor Package

755	8,729,710	05/20/14	Semiconductor Package With Patterning Layer And Method Of Making Same

756	8,753,730	06/17/14	Mechanical Tape Separation Package

757	8,786,075	07/22/14	Electric Circuit With Component-Accommodating Lid

758	8,791,501	07/29/14	Integrated Passive Device Structure And Method

#	USPN	Issued	Title
759	8,796,072	08/05/14	Method And System For A Semiconductor Device Package With A Die- To-Die First Bond

760	8,796,561	08/05/14	Fan Out Build Up Substrate Stackable Package And Method

761	8,802,494	08/12/14	Method Of Fabricating A Semiconductor Device Having An Interposer

762	8,802,499	08/12/14	Methods For Temporary Wafer Molding For Chip-On-Wafer Assembly

763	8,809,677	08/19/14	Molded Light Guide For Concentrated Photovoltaic Receiver Module

764	8,823,152	09/02/14	Semiconductor Device With Increased I/O Leadframe

765	8,826,531	09/09/14	Method For Making An Integrated Circuit Substrate Having Laminated Laser-Embedded Circuit Layers

766	8,828,802	09/09/14	Wafer Level Chip Scale Package And Method Of Fabricating Wafer Level Chip Scale Package

767	8,829,678	09/09/14	Semiconductor Package And Method For Manufacturing The Same

768	8,836,115	09/16/14	Stakced Inverted Flip Chip Package And Fabrication Method

769	8,841,547	09/23/14	Concentrated Photovoltaic Receiver Package With Built-in Connector

770	8,847,372	09/30/14	Exposed Die Overmolded Flip Chip Package and Fabrication Method

771	8,853,836	10/07/14	Integrated Circuit Packae And Method Of Making The Same

772	8,866,002	10/21/14	Through Wafer Via Structure For Concentrated Photovoltaic Cells

773	8,866,004	10/21/14	Frame Interconnect For Concentrated Photovoltaic Module

774	8,866,278	10/21/14	Semiconductor Device With Increased I/O And Method Of Making Same

775	8,872,329	10/28/14	Extended Landing Pad Substrate Package Structure And Method

776	8,878,527	11/04/14	Magnetic Field Simulation For Testing Singulated Or Multi-Site Strip Semiconductor Device And Method Therefor

777	8,890,329	11/18/14	Semiconductor Device

778	8,890,337	11/18/14	Column And Stacking Balls Package Fabricating Method And Structure

779	8,900,995	12/02/14	Semiconductor Device And Manufacturing Method Thereof

780	8,912,051	12/16/14	Design And Method For Controlling Molding Compound Geometry Around A Semiconductor Die

781	8,921,955	12/30/14	Semiconductor Device With Micro Electromechanical System Die

782	8,937,381	01/20/15	Thin Stackable Package And Method

783	8,940,587	01/27/15	Die Seal Design And Method And Apparatus For Integrated Circuit Production

784	8,941,050	01/27/15	Processing Soldebrace Using Light Wavelength Filter

785	8,941,250	01/27/15	Electronic Component Package Fabrication Method And Structure

786	8,946,883	02/03/15	Wafer Level Fan-Out Package With A Fiducial Die

787	8,946,886	02/03/15	Shielded Electronic Component Package And Method

788	8,946,891	02/03/15	Mushroom Shaped Bump On Repassivation

789	8,952,522	02/10/15	Wafer Level Package And Fabricaton Method

790	8,963,301	02/24/15	Integrated Circuit Packae And Method Of Making The Same

791	8,969,192	03/03/15	Low Stress Substrate And Formation Method

792	8,981,537	03/17/15	Reversible Top/Bottom MEMS Package

793	8,981,550	03/17/15	Semiconductor Pacakge And Method For Manufacturing The Same

794	8,981,572	03/17/15	Conductive Pad On Producing Through Electrode Semiconductor Device And Method Of Manufacturing

795	8,982,577	03/17/15	Electronic Component Package Having Bleed Channel Structure And Method

796	8,986,806	03/24/15	Warpage Control Stiffner Ring Package Fabrication Method

797	8,987,050	03/24/15	Method And System For Backside Dielectric Patterning For Wafer Warpage And Stress Control

798	8,994,860	03/31/15	Molded Image Sensor Package And Method

799	9,000,586	04/07/15	Semiconductor Device And Manufacturing Method Thereof

800	9,012,789	04/21/15	Stackable Via Package And Method

801	9,013,011	04/21/15	Stacked And Staggered Die MEMS Package And Method

802	9,018,741	04/28/15	Semiconductor Device And Manufacturing Method Thereof

803	9,018,743	04/28/15	Semiconductor Device

804	9,025,301	05/05/15	Wire Fence Fingerprint Sensor Package And Fabrication Method

805	9,029,962	05/12/15	Molded Cavity Sbstrate MEMS Package Fabrication Method And Structure

#	USPN	Issued	Title
806	9,029,992	05/12/15	Electronic Package Structure Having Exposed Lands And Method

807	9,040,349	05/26/15	Method And System For A Semiconductor Device Package With A Die To Interposer Wafer First Bond

808	9,041,229	05/26/15	Merged Fiducial For Semiconductor Packages

809	9,048,125	06/02/15	Semiconductor Device And Manufacturing Method Thereof

810	9,048,241	06/02/15	Semiconductor Device Utilizing Redistribution Layers To Couple Stakced Die

811	9,048,298	06/02/15	Backside Warpage Control Structure And Fabrication Method

812	9,054,089	06/09/15	Lead Frame Package And Method For Manufacturing The Same

813	9,054,117	06/09/15	Wafer Level Package And Fabricaton Method

814	9,056,765	06/16/15	Semiconductor Pacakge And Manufacturing Method Thereof

815	9,060,430	06/16/15	Shielded Trace Structure And Fabrication Method

816	9,061,884	06/23/15	Intergrated Circuit With Efficient MEMS Architecture

817	9,070,675	06/30/15	Plating Structure For Wafer Level Packages

818	9,082,833	07/14/15	Through Via Recessed Reveal Structure And Method

819	9,117,684	08/25/15	Semicondcutor Package Having A Plurarity Of Input/Output Members

820	9,123,543	09/01/15	Semiconductor Device And Manufacturing Method Thereof

821	9,123,718	09/01/15	Shielded Package Having Shield Lid

822	9,129,873	09/08/15	Package Of Finger Print Sensor And Fabricating Method Thereof

823	9,129,943	09/08/15	Embedded Component Package And Fabrication Method

824	9,129,975	09/08/15	Method Of Forming A Thin Substrate Chip Scale Package Device And Structure

825	9,136,159	09/15/15	Method And System For A Semiconductor Device Package With A Die- To-Packaging Substrate First Bond

826	9,153,543	10/06/15	Shielding Technique For Semiconductor Package Including Metal Lid And Metalized Contact Area

827	9,159,625	10/13/15	Semiconductor Device

828	9,159,672	10/13/15	Through Via Connected Backside Embedded Circuit Features Structure And Method

829	9,162,871	10/20/15	Metal Mesh Lid MEMS Package And Method

830	9,171,812	10/27/15	A Semiconductor Device Having Conductive Pads To Prevent Solder Reflow And Method Therefor

831	9,177,932	11/03/15	Semiconductor Device Having Overlapped Via Apertures

832	9,184,118	11/10/15	Micro Lead Frame Structure Having Reinforcing Portions And Method

833	9,184,148	11/10/15	Semiconductor Package And Method Therefor

834	9,190,370	11/17/15	Semiconductor Device Utilizing Redistribution Layers To Couple Stakced Die

835	9,196,601	11/24/15	Semiconductor Device

836	9,214,434	12/15/15	Fan-Out Semiconductor Package

837	9,219,042	12/22/15	Semiconductor Device And Manufacturing Method Thereof

838	9,224,676	12/29/15	Integrated Circuit Packae And Method Of Making The Same

839	9,230,883	01/05/16	Trace Stacking Structure And Method

840	9,245,862	01/26/16	Electronic Component Package Fabricating Method And Structure

841	9,269,872	02/23/16	Molded Electronic Package Geometry To Control Warpage And Die Stress

842	9,275,939	03/01/16	Semiconductor Device Including Leadframe With A Combination Of Leads And Lands And Method

843	9,287,229	03/15/16	Semiconductor Device With Redistribution Layers On Partial Encapsulation And Non-Photosensitive Passivation Layers

844	9,293,398	03/22/16	Land Structure For Semiconductor Package And Method Therefor

845	9,293,403	03/22/16	Semiconductor Package With Improved Redistribution Layer Design And Fabricating Method Thereof

846	9,324,614	04/26/16	Through Via Nub Reveal Method And Structure

847	9,332,164	05/03/16	Molded Semiconductor Package With Snap Lid

848	9,337,137	05/10/16	Method And System For Solder Shielding Of Ball Grid Arrays

849	9,343,427	05/17/16	Manufacturing Method Of Semiconductor Device And Semiconductor Device Manufactured Thereby

#	USPN	Issued	Title
850	9,346,668	05/24/16	Molded Cavity Substrate MEMS Package Fabrication Method And Structure

851	9,349,613	05/24/16	Electronic Package With Embedded Materials In A Molded Structure To Control Warpage And Stress

852	9,349,681	05/24/16	Method And System For A Semiconductor Device Package With A Die- To-Packaging Substrate First Bond

853	9,355,981	05/31/16	Semiconductor Device

854	9,359,191	06/07/16	Reversible Top/Bottom MEMS Package

855	9,362,209	06/07/16	Shielding Technique For Semiconductor Package Including Metal Lid

856	9,362,210	06/07/16	Leadframe And Semiconductor Package Made Using The Leadframe

857	9,362,437	06/07/16	Concentrated Photovoltaic Module With Improved Optical Light Guide Assembly

858	9,367,712	06/14/16	High Density Memory Card Using Folded Flex

859	9,368,361	06/14/16	Method Of Forming A Semiconductor Device

860	9,391,043	07/12/16	Semiconductor Device And Manufacturing Method Thereof

861	9,406,638	08/02/16	Semiconductor Device And Manufacturing Method Thereof

862	9,406,639	08/02/16	Semiconductor Packge And Manufacturing Method Thereof

863	9,406,645	08/02/16	Wafer Level Package And Fabricaton Method

864	9,412,729	08/09/16	Semiconductor Package And Fabricating Method Thereof

865	9,418,922	08/16/16	Semiconductor Device With Reduced Thickness

866	9,418,942	08/16/16	Semiconductor Device

867	9,420,378	08/16/16	Top Port MEMS Microphone Package And Method

868	9,431,323	08/30/16	Conductive Pad On Producing Through Electrode

869	9,431,334	08/30/16	Semiconductor Device Having Single Layer Substrate And Method

870	9,431,447	08/30/16	Package Of Finger Print Sensor And Fabricating Method Thereof

871	9,433,117	08/30/16	Shield Lid Interconnect Package And Method

872	9,437,575	09/06/16	Semiconductor Device Package Formed In a Chip-On-Wafer Last Process Using Thin Film Adhesives

873	9,449,890	09/20/16	Method For Temporary Bussing Of Semiconductor Package Substrates

874	9,449,946	09/20/16	Semiconductor Device And Manufacturing Method Thereof

875	9,462,690	10/04/16	Fine Pitch Copper Pillar Package And Method

876	9,462,704	10/04/16	Extended Landing Pad Substrate Package Structure And Method

877	9,466,545	10/11/16	Semiconductor Package In Package

878	9,466,580	10/11/16	Semiconductor Package And Manufacturing Method Thereof

879	9,472,494	10/18/16	Lead Frame Semiconductor Device

880	9,478,517	10/25/16	Electronic Device Package Structure And Method Fabricating The Same

881	9,484,291	11/01/16	Robust Pillar Structure Structure For Semiconductor Device Contacts

882	9,484,331	11/01/16	Semiconductor Device And Manufacturing Method Thereof

883	9,490,231	11/08/16	Manufacturing Method of Semiconductor Device And Semiconductor Device Thereof

884	9,496,210	11/15/16	Stackable Package And Method

885	9,502,375	11/22/16	Semiconductor Device With Plated Pillars And Leads

886	9,502,392	11/22/16	Semiconductor Device With Embedded Semiconductor Die And Substrate- To-Substrate Interconnects

887	9,508,631	11/29/16	Semiconductor Device Including Leadframe With A Combination Of Leads And Lands And Method

888	9,510,120	11/29/16	Apparatus And Method For Testing Sound Transducers

889	9,513,254	12/06/16	Microfluidic Sensor Package Structure And Method

890	9,524,906	12/20/16	Semiconductor Device And Manufacturing Method Thereof

891	9,536,858	01/03/17	Semiconductor Device And Manufacturing Method Thereof

892	9,543,235	01/10/17	Semiconductor Package And Method Therefor

893	9,543,242	01/10/17	Semiconductor Package And Fabricating Method Thereof

894	9,552,999	01/24/17	Packaged Electronic Device Having Reduced Parastic Effects And Method

895	9,553,041	01/24/17	Semicondcutor Device Package And Manufacturing Method Thereof

896	9,559,075	01/31/17	Semiconductor Product With Interlocking Metal-To-Metal Bonds And Method For Manufacturing Thereof

#	USPN	Issued	Title
897	9,565,774	02/07/17	Embedded Trace Substrate And Method Of Forming The Same

898	9,576,917	02/21/17	Embedded Die In Panel Method And Structure

899	9,607,890	03/28/17	Stress Relieving Through-Silicon Vias

900	9,607,919	03/28/17	Semiconductor Device With Thin Redistribution Layers

901	9,613,829	04/04/17	Method For Fabricating Semiconductor Package And Semiconductor Package Using The Same

902	9,627,348	04/18/17	Laser Assited Bonding For Semiconductor Die Interconnections

903	9,627,353	04/18/17	Method Of Manufacturing A Semiconductor Pakcage

904	9,627,368	04/18/17	Semiconductor Device Using EMC Wafer Support System And Fabricating Method Thereof

905	9,631,481	04/25/17	Semiconductor Device Including Leadframe With A Combination Of Leads And Lands And Method

906	9,633,932	04/25/17	Lead Frame Package And Method For Manufacturing The Same

907	9,633,939	04/25/17	Semiconductor Pacakge And Manufacturing Method Thereof

908	9,633,966	04/25/17	Stacked Semiconductor Pacakge And Manufacturing Method Therefor

909	9,653,336	05/16/17	Semiconductor Package And Manufacturing Method Thereof

910	9,653,428	05/16/17	Semiconductor Pacakge And Fabricating Method Thereof

911	9,670,445	06/06/17	Microfluidics Sensor Package Fabricating Method and Structure

912	9,673,122	06/06/17	Micro Lead Frame Structure Having Reinforcing Portions And Method

913	9,691,635	06/27/17	Buildup Dielectric Layer Having Metallization Pattern Semiconductor Package Fabrication Method

914	9,691,734	06/27/17	Mold Compound Lamination Electronic Component Package Formation Method

915	9,704,725	07/11/17	Semiconductor Device With Leadframe Configured To Facilitate Reduced Burr Formation

916	9,704,747	07/11/17	Semiconductor Device And Manufacturing Method Thereof

917	9,704,842	07/11/17	Interposer, Manufacturing Method Thereof, Semiconductor Package Using The Same, And Method For Fabricating The Semiconductor Package

918	9,711,484	07/18/17	Semiconductor Package With Semiconductor Die Directly Attached To Lead Frame And Method

919	9,711,485	07/18/17	Thin Bonded Interposer Package

920	9,716,071	07/25/17	Semiconductor Device Redistribution Layer With Narrow Trace Width Relatoive To Passivation Layer Opening

921	9,721,872	08/01/17	Methods And Structures For Increasing The Allowable Die Size In TMV Packages

922	9,728,476	08/08/17	Fingerprint Sensor And Manufacturing Method Thereof

923	9,728,514	08/08/17	Semiconductor Device And Manufacturing Method Thereof

924	9,730,327	08/08/17	Stackable Via Package And Method

925	9,735,191	08/15/17	Molded Semiconductor Package With Snap Lid

926	9,741,617	08/22/17	Encapsulated Semiconductor Package and Method of Manufacturing Thereof

927	9,741,701	08/22/17	Method Of Manufacturing Package-On-Package Type Semiconductor Package

928	9,748,154	08/29/17	Wafer Level Fan Out Semiconductor Device And Manufacturing Method Thereof

929	9,754,852	09/05/17	PACKAGING FOR FINGERPRINT SENSORS AND METHODS OF MANUFACTURE

930	9,758,372	09/12/17	MEMS Package With MEMS Die, Magnetic, And Window Substrate Fabrication Method And Structure

931	9,768,124	09/19/17	Semiconductor Package In Package

932	9,776,855	10/03/17	Reversible Top/Bottom MEMS Package

933	9,780,024	10/03/17	Semiconductor Pacakge And Manufacturing Method Thereof

934	9,780,074	10/03/17	Semiconductor Package Using A Coreless Signal Distribution Structure

935	9,793,180	10/17/17	Semiconductor Device And Manufacturing Method Thereof

936	9,799,592	10/24/17	A Semiconductor Device With Through-Silicon Via-Less Deep Wells

937	9,809,446	11/07/17	Semiconductor Package And Manufacturing Method Thereof

938	9,812,386	11/07/17	Elcapsulated Semiconductor Package

#	USPN	Issued	Title
939	9,818,684	11/14/17	Semiconductor Package And Manufacturing Method Thereof

940	9,818,685	11/14/17	A Semiconductor Device With Redistribution Layers On Partial Encapsulation

941	9,818,708	11/14/17	Semiconductor Device With Thin Redistribution Layers

942	9,818,721	11/14/17	Semiconductor Device And Manufacturing Method Thereof

943	9,831,282	11/28/17	Electronic Device Package And Fabricating Method Thereof

944	9,837,331	12/05/17	Semiconductor Device Having Overlapped Via Apertures

945	9,837,376	12/05/17	Semiconductor Device And Manufacturing Method Thereof

946	9,852,976	12/26/17	Semiconductor Package And Fabricating Method Thereof

947	9,859,203	01/02/18	Semiconductor Package And Fabricating Method Thereof

948	9,865,565	01/09/18	Transient Interface Gradient Conding For Metal Bonds

949	9,870,985	01/16/18	Semiconductor Package With Clip Alignment Notch And Related Methods

950	9,871,011	01/16/18	Semiconductor Package Using A Contact In A Plated Sidewall Encapsulated Opening

951	9,871,015	01/16/18	Wafer Level Package And Fabricaton Method

952	9,875,980	01/23/18	Copper Pillar Sidewall Protection

953	9,881,864	01/30/18	Method For Fabricating Semiconductor Package And Semiconductor Package Using The Same

954	9,892,990	02/13/18	Semiconductor Package Lid Thermal Interface Material Standoffs

955	9,905,440	02/27/18	Method Of Manufacturing an Electronic Device And Electronic Device Manufacturerd Thereby

956	9,911,685	03/06/18	Land Structure For Semiconductor Package And Method Therefor

957	9,916,989	03/13/18	System And Method For Laser Assisted Bonding Of Semicondcutor Die

958	9,917,039	03/13/18	Method Of Forming A Semiconductor Package With Conductive Interconnect Frame And Structure

959	9,917,063	03/13/18	Semiconductor Package Structure For Improving Die Warpage And Manufacturing Method Thereof

960	9,922,919	03/20/18	Electronic Package Structure Having Insulated Substrate With Lands And Conductive Patterns

961	9,929,075	03/27/18	Chip-Scale Electronic Package Structure With Conductive Connective Element Having Increases Surface Area And Laterally Spaced Connection Points For Improved Connectivity

962	9,929,113	03/27/18	Semiconductor Package And Manufacturing Method Thereof

963	9,932,221	04/03/18	Semiconductor Package With Multiple Compartments

964	9,935,083	04/03/18	Semiconductor Device And Manufacturing Method Thereof

965	9,941,180	04/10/18	Semiconductor Device And Manufacturing Method Thereof

966	9,947,623	04/17/18	Conductive Pad On Producing Through Electrode Semiconductor Device And Method Of Manufacturing

967	9,960,328	05/01/18	Semiconductor Device And Manufacturing Method Thereof

968	9,966,276	05/08/18	Semiconductor Device And Manufacturing Method Thereof

969	9,966,300	05/08/18	Semicondcutor Device Package And Manufacturing Method Thereof

970	9,966,652	05/08/18	Packaged Electronic Device Having Integrated Antenna And Locking Structure

971	9,978,644	05/22/18	Semiconductor Device And Manufacturing Method

972	9,978,695	05/22/18	Semiconductor Device Including Leadframe With A Combination Of Leads And Lands And Method

973	9,984,947	05/29/18	Fingerprint Sensor And Manufacturing Method Thereof

974	10,008,393	06/26/18	Semiconductor Device And Manufacturing Method Thereof

975	10,014,240	07/03/18	Embedded component package and fabrication method

976	9406580	8/2/2016	PACKAGING FOR FINGERPRINT SENSORS AND METHODS OF MANUFACTURE

977	9754852	9/5/2017	PACKAGING FOR FINGERPRINT SENSORS AND METHODS OF MANUFACTURE

#	USPN	Issued	Title
978	4,950,623	Dishon	Method of Building Solder Bumps and Resulting Structures

979	5,162,257	Yung	Solder Bump Fabrication Method

980	5,289,631	Koopman et al	Method of Testing, Burn-in, and/or Programming of Integrated Circuit Chips

981	5,293,006	Yung	Solder Bump Including Circular Lip

982	5,374,893	Koopman et al	Apparatus for Testing, Burn-in, and/or Programming of Integrated Circuit Chips and Placing Solder Bumps Thereon

983	5,381,946	Koopman et al	Method of Forming Differing Volume of Solder Bumps

984	5,447,264	Koopman et al	Recessed Via Apparatus for Testing , Burn-in and /or Programming of IC Chips

985	5,767,010	Mis, et al	Solder Bump Fabrication Methods and Structure Including a Titanium Barrier Layer

986	5,793,116	Rinne, et al	Microelectronic Packaging Using Arched Solder Columns

987	5,892,179	Rinne, et al	A Solder Bump Structure for a Microelectronic Substrate

988	5,902,686	Mis	Methods for Forming and Internetallic Region Between a Solder Bump and an Under Bump Metallurgy Layer and Related Structures

989	5,963,793	Rinne, et al	Microelectronic Packaging Using Arched Solder Columns

990	6,117,299	Rinne, et al	Methods of electroplating solder bump of uniform height on integrated circuit substrates

991	6,222,279	Mis, et al	Solder Bump Fabrication Methods and Structure Including a Titanium Barrier Layer

992	6,329,608	Rinne, et al	A Solder Bump Structure for a Microelectronic Substrate

993	6,388,203	Rinne, et al	Controll-shaped Solder Reserviors for Increasing the Volume of Solder Bumps and Structures Formed Thereby

994	6,389,691	Rinne, et al	A Solder Bump Structure for a Microelectronic Substrate

995	6,392,163	Rinne, et al	Controlled-Shape Solder Reservoirs for Increasing the Volume of Solder Bumps

996	6,418,033	Rinne	Microelectronic Packages in Which Second Microelectronic Substrates are Oriented Relative to First Microelectronic Substrates at Acute Angles

997	6,492,197	Rinne	Trilayer/Bilayer Solder Bumps and Fabrication Methods Therefor

998	6,666,368	Rinne	Methods and Systems for Positioning Substrates using Spring Force of Phase-Changeable bumps therebetween

999	6,762,122	Mis, et al	Methods of Forming Metallurgy Structures for Wire and Solder Bonding and Related Structures

1000	6,793,792	Jones, et al	Electroplating Methods Including Maintaining A Determined Electroplating Voltage and Related Systems

1001	6,863,209	Rinne, et al	Low Temperature Method of Bonding Components

1002	6,960,828	Nair et al	Electronic Structures Including Conductive Shunt Layers

1003	7,032,806	Rinne	Methods Of Positioning Components Using Liquid Prime Movers And Related Structures

1004	7,049,216	Rinne	Methods Of Providing Solder Structures For Out Plane Connections

1005	7,081,404	Jan et al	Methods Of Selectively Bumping Integrated Circuit Substrates And Related Structures

1006	7,156,284	Rinne et al	Low Temperature Method of Bonding Components And Pelated Structures

1007	7,213,740	Rinne	Optical Structure Including Liquid Bumps And Related Methods

1008	7,244,671	Mis et al	Methods Of Forming Conductive Structures Including Titanium-Tungsten Base Layers And Related Structures

1009	7,297,631	Nair et al	Methods Of Forming Electronic Structures Including Conductive Shunt Layers And Related Structures

1010	7,427,557	Rinne et al	Methods Of Forming Bumps Using Barrier Layers As Etch Masks And Related Structures

1011	7,495,326	Rinne	Stacked Electronic Structures Including Offset Substrates

1012	7,531,898	Batchelor et al	Non-Circular Via Holes For Bumping Pads And Related Structures

1013	7,547,623	Mis et al	Methods Of Forming Lead Free Solder Bumps And Related Structures

1014	7,550,849	Mis et al	Conductive Structures Including Titanium-Tungsten Base Layers

#	USPN	Issued	Title
1015	7,579,694	Jan et al	Electronic Devices Including Offset Conductive Bumps

1016	7,659,621	Rinne	Solder Structures For Out Of Plane Connections

1017	7,665,652	Mis et al	Electronic Devices Including Metallurgy Structures For Wire And Solder Bonding

1018	7,834,454	Rinne et al	Electronic Structures Including Barrier Layers Defining Lips

1019	7,839,000	Mis et al	Lead Free Solder Structures Including Barrier Layers With Nickel And/Or Copper

1020	7,879,715	Nair et al	Methods Of Forming Electronic Structures Including Conductive Shunt Layers And Related Structures

1021	8,294,269	Nair et al	Electronic Structures Including Conductive Layers Comprising Copper And Having A Thickness Of At Least 0.5 Micrometers

1022	8,487,432	Rinne et al	Electronic Structures Including Barrier Layers And/Or Oxidation Barriers Defining Lips And Related Methods

2.	Trademarks[2]

Matter	Reg. No.	Reg. Date
AMKOR	1,241,384	6/7/1983
POWERQUAD	1,754,474	2/23/1993
SUPERBGA	1,866,256	12/6/1994
CHIPARRAY	2,159,448	5/19/1998
AMKOR TECHNOLOGY	2,478,303	8/14/2001
AMKOR TECHNOLOGY	2,478,315	8/14/2001
CHIPARRAY	2,505,797	11/13/2001
POWERSOP	2,528,886	1/15/2002
TAPEARRAY	2,568,521	5/7/2002
MLF	2,737,520	7/15/2003
SUPERFC	2,743,074	7/29/2003
ENABLING A MICROELECTRONIC WORLD	2,762,388	9/9/2003
MICROLEADFRAME	2,764,509	9/16/2003
FUSIONQUAD	3,477,228	7/29/2008
AMKOR	3,573,029	2/10/2009
TMV	3,775,559	4/13/2010
FLIPSTACK	3,828,622	8/3/2010
SWIFT	5,161,677	3/14/2017
POSSUM	4724245	4/21/2015

3.	Copyrights[3]

Copyright	Reg. No.	Reg. Date
presentation of march 2010 slide 2 figure	VAu001221551	10/5/2015
Presentation of September 2010 Slide 8 Figure	VAu001221552	10/5/2015

[2]	All of scheduled trademarks are owned by Amkor Technology, Inc..
[3]	All of scheduled copyrights are owned by Amkor Technology, Inc..

Pending Patent Applications - Confidential

#	Serial No.	Filed on	Title
1	13/169,385	06/27/11	Integrated Shield Package And Method

2	13/292,794	11/09/11	Optical Pcakge

3	13/753,120	01/29/13	Semiconductor Device And Method Of Manufacturing Semiconductor Device

4	13/894,403	05/14/13	Semiconductor Device With Metal Dam And Fabrication Method

5	13/896,710	05/17/13	Stackable Variable Height Via Package And Method

6	13/918,679	06/14/13	Semicondcutor Package Including Top-Surface Terminals For Mounting Another Semiconductor Package

7	14/063,829	10/25/13	A Semiconductor Device With Plated Conductive Pillar Coupling

8	14/069,814	11/01/13	An Embedded Vibration Management System

9	14/172,611	02/04/14	A Thin Sandwich Embedded Package

10	14/255,726	04/17/14	A Singulated Unit Substrate For A Semiconductor Device

11	14/264,027	04/28/14	Flip Chip Self-Alignment Features For Substrate And Leadframe Applications

12	14/449,654	08/01/14	A Semiconductor Device With Redistribution Layers Formed Utilizing Dummy Substrates

13	14/452,933	08/06/14	A Semiconductor Package With Reduced Thickness

14	14/496,764	09/25/14	A Semiconductor Device With A Semiconductor Die Embedded Between An Extended Substrate And A Bottom Surface

15	14/538,018	11/11/14	Semiconductor Package Structure And Manufacturing Method Thereof

16	14/581,305	12/23/14	Elcapsulated Semiconductor Package

17	14/600,815	01/20/15	Thin Stackable Package And Method

18	14/686,725	04/15/15	Semiconductor Package With High Routing Density Patch

19	14/695,345	04/24/15	Merged Fiducial For Semiconductor Packages

20	14/739,345	06/15/15	Semiconductor Pacakge And Manufacturing Method Thereof

21	14/822,487	08/10/15	Method Of Manufacturing A Semiconductor Device

22	14/835,923	08/26/15	Semiconductor Device And Manufacturing Method Thereof

23	14/846,543	09/04/15	Embedded Component Package And Fabrication Method

24	14/931,112	11/03/15	Wafer-Level Stack Chip Package And Method Of Manufacturing The Same

25	14/935,912	11/09/15	Semiconductor Device And Manufacturing Method Thereof

26	14/965,617	12/10/15	Stiffener Package And Method Of Fabricating Stiffener Package

27	14/977,977	12/22/15	Semiconductor Device And Manufacturing Method Thereof

28	14/988,563	01/06/16	Trace Stacking Structure And Method

29	14/995,806	01/14/16	Semiconductor Device And Manufacturing Method Thereof

30	15/009,012	01/28/16	Semiconductor Package Using A Polymer Substrate

31	15/051,216	02/23/16	Molded Electronic Package Geometry To Control Warpage And Die Stress

32	15/069,416	03/14/16	Semiconductor Package And Manufacturing Method Thereof

33	15/078,474	03/23/16	Semiconductor Package And Manufacturing Method Thereof

34	15/092,183	04/06/16	Fingerprint Sensor And Manufacturing Method Thereof

35	15/131,967	04/18/16	Fingerprint Sensor And Manufacturing Method Thereof

36	15/133,081	04/19/16	Method For Fabricating Semiconductor Package Having A Multi-Layer Molded Conductive Substrate And Structure

37	15/148,747	05/06/16	Semiconductor Device And Manufacturing Method Thereof

38	15/149,038	05/06/16	Semiconductor Device And Manufacturing Method Thereof

39	15/149,054	05/06/16	Capacitor Of Semiconductor Integrated Circuit And Method For Manufacturing The Same

40	15/149,141	05/08/16	Semiconductor Device And Manufacturing Method Thereof

41	15/149,147	05/08/16	Semiconductor Device And Manufacturing Method Thereof

42	15/149,158	05/08/16	Semiconductor Device And Manufacturing Method Thereof

43	15/149,378	05/09/16	A Semiconductor Device With An Electromagnetic Inteference (EMI) Shield

44	15/149,436	05/09/16	A Semiconductor Device With Etched Grooves For Embedded Devices

45	15/173,116	06/03/16	Semiconductor Devicie And Manufacturing Method Thereof

46	15/173,281	06/03/16	Method for Fabricating Semiconductor Package Having A Multilayer Encapsulated Conductive Substrate And Structure

47	15/173,379	06/03/16	Method for Fabricating Semiconductor Package Having A Multilayer Encapsulated Conductive Substrate And Structure

48	15/203,245	07/05/16	Semiconductor Package Including Premold And Method Of Manufacturing The Same

49	15/211,534	07/15/16	Semiconductor Pacakge And Manufacturing Method Thereof

50	15/214,567	07/20/16	Top Port MEMS Microphone Package And Method

51	15/219,511	07/26/16	Semicondctor Device And Manufacturing Method Thereof

52	15/225,228	08/01/16	Semiconductor Device And Manufacturing Method Thereof

53	15/233,271	08/10/16	Method And System For Packing Optimization Of Semiconductor Devices

54	15/236,664	08/15/16	Shield Lid Interconnect Package And Method

#	Serial No.	Filed on	Title
55	15/284,242	10/03/16	Fine Pitch Copper Pillar Package And Method

56	15/285,110	10/04/17	A Robust Pillar Structure Structure For Semiconductor Device Contacts

57	15/285,225	10/04/16	Extended Landing Pad Substrate Package Structure And Method

58	15/297,365	10/19/16	Semiconductor Package and Manufacturing Method Thereof

59	15/340,785	11/01/16	Semiconductor Device And Manufacturing Method Thereof

60	15/347,545	11/09/16	Staclable Package And Method

61	15/350,647	11/14/16	Semiconductor Device And Manufacturing Method Thereof

62	15/351,026	11/14/16	Semiconductor Device And Manufacturing Method Thereof

63	15/357,551	11/21/16	A Semiconductor Device With Embedded Semiconductor Die And Substrate-To-Substrate Interconnects

64	15/368,583	12/03/16	Semiconductor Device Having Conductive Wire With Increased Attachment Angle And Method

65	15/373,713	12/09/16	Semiconductor Device And Method Of Manufacturing Thereof

66	15/383,923	12/19/16	Semiconductor Device And Manufacturing Method Thereof

67	15/387,016	12/21/16	Semiconductor Product With Interlocking Metal-To-Metal Bonds And Method For Manufacturing Thereof

68	15/390,568	12/26/16	Semiconductor Device With Through Mold Via

69	15/398,845	01/05/17	An Embedded Die In Panel Method And Structure

70	15/404,242	01/12/17	Semiconductor Package With EMI Shield and Fabricating Method Thereof

71	15/413,767	01/24/17	Semicondcutor Device Package And Manufacturing Method Thereof

72	15/429,591	02/10/17	Semiconductor Device And Manufacturing Method Thereof

73	15/445,568	02/28/17	Semiconductor Device and Method of Manufacturing Thereof

74	15/447,931	03/02/17	Semiconductor Package and Fabricating Method Thereof

75	15/460,032	03/15/17	Method Of Forming A Packaged Semiconductor Device Using Ganged Conductive Connective Assembly And Structure

76	15/465,307	03/21/17	Semiconductor Device and Method of Manufacturing Thereof

77	15/467,794	03/23/17	Semiconductor Device With Tiered Pillar And Manufacturing Method Thereof

78	15/468,433	03/24/17	Stress Relieving Through-Silicon Vias

79	15/469,008	03/24/17	Semiconductor Device And Method Of Manufacturing Thereof

80	15/479,223	04/04/17	Semiconductor Device With Leadframe Configured To Facilitate Reduced Burr Formation

81	15/487,024	04/13/17	Semiconductor Device And Manufacturing Method Thereof

82	15/489,978	04/18/17	A Semiconductor Device Package Formed In a Chip-On-Wafer Last Process Using Thin Film Adhesives

83	15/490,091	04/18/17	Semiconductor Device Using EMC Wafer Support System And Fabricating Method Thereof

84	15/591,416	05/10/17	Fingerprint Sensor And Manufacturing Method Thereof

85	15/597,313	05/12/17	Semiconductor Pacakge And Fabricating Method Thereof

86	15/596,351	05/16/17	Semiconductor Package And Manufacturing Method Thereof

87	15/615,769	06/06/17	Semiconductor Package Having Inspection Structure And Related Methods

88	15/632,335	06/24/17	Semiconductor Device Having EMI Shielding Structure And Related Methods

89	15/634,041	06/27/17	Elcapsulated Semiconductor Package

90	15/634,861	06/27/17	METHOD OF FORMING A PLURALITY OF ELECTRONIC COMPONENT PACKAGES

91	15/646,973	07/11/17	PACKAGING FOR FINGERPRINT SENSORS AND METHODS OF MANUFACTURE

92	15/650,205	07/14/17	A Thin Bonded Interposer Package

93	15/656,654	07/21/17	Wafer Level Fan Out Semiconductor Device And Manufacturing Method Thereof

94	15/663,024	07/28/17	Methods And Structures For Increasing The Allowable Die Size In TMV Packages

95	15/670,908	08/07/17	Stackable Via Package And Method

96	15/673,565	08/10/17	METHOD OF MANUFACTURING AN ELECTRONIC DEVICE AND ELECTRONIC DEVICE MANUFACTURED THEREBY

97	15/683,065	08/22/17	Method Of Manufacturing Package-On-Package Type Semiconductor Package

98	15/683,328	08/22/17	Encapsulated Semiconductor Package and Method of Manufacturing Thereof

99	15/689,714	08/29/17	Semiconductor Package Using A Coreless Signal Distribution Structure

100	15/695,478	09/05/17	PACKAGING FOR FINGERPRINT SENSORS AND METHODS OF MANUFACTURE

101	15/700,101	09/09/17	Method Of Forming A Packaged Semiconductor Device Having Enhanced Wettable Flank And Structure

#	Serial No.	Filed on	Title
102	15/706,688	09/16/17	Packaged Electronic Device Having Stepped Conductive Structure And Related Methods

103	15/707,646	09/18/17	SEMICONDUCTOR PACKAGE AND FABRICATING METHOD THEREOF

104	15/725,938	10/05/17	ELECTRONIC DEVICE WITH TOP SIDE PIN ARRAY AND MANUFACTURING METHOD THEREOF

105	15/799,941	10/31/17	SEMICONDUCTOR DEVICE AND METHOD OF MAKING A SEMICONDUCTOR DEVICE

106	15/806,074	11/07/17	Semiconductor Package And Manufacturing Method Thereof

107	15/812,202	11/14/17	A Semiconductor Device with Redistribution Layers on Partial Encapsulation and Non-Photosensitive Passivation Layers

108	15/812,741	11/14/17	A Semiconductor Device With Thin Redistribution Layers

109	15/812,953	11/14/17	Semiconductor Package And Manufacturing Method Thereof

110	15/815,243	11/16/17	SEMICONDUCTOR DEVICE AND MANUFACTURING METHOD THEREOF

111	15/823,987	11/28/17	Electronic Device Package And Fabricating Method Thereof

112	15/823,737	11/28/17	Land Structure For Semiconductor Package And Method Therefor

113	15/831,771	12/05/17	Semiconductor Device And Manufacturing Method Thereof

114	15/832,027	12/05/17	Semiconductor Package And Fabricating Method Thereof

115	15/837,917	12/11/17	SEMICONDUCTOR DEVICE HAVING AN ULTRA-THIN SUBSTRATE AND MANUFACTURING METHOD THEREOF

116	15/841,892	12/14/17	SEMICONDUCTOR DEVICE AND METHOD OF MANUFACTURING A SEMICONDUCTOR DEVICE

117	15/847,242	12/19/17	SEMICONDUCTOR DEVICE WITH INTEGRATED HEAT DISTRIBUTION AND MANUFACTURING METHOD THEREOF

118	15/847,329	12/19/17	SEMICONDUCTOR DEVICE AND MANUFACTURING METHOD THEREOF

119	15/854,095	12/26/17	Semiconductor Package And Fabricating Method Thereof

120	15/869,447	01/12/18	Method Of Forming A Semiconductor Device

121	18/871,617	01/15/18	Semiconductor Device And Manufacturing Method Thereof

122	15/872,397	01/16/18	Wafer Level Package And Fabricaton Method

123	15/874,602	01/18/18	Method For Fabricating Semiconductor Package And Semiconductor Package Using The Same

124	15/888,003	02/03/18	Method Of Forming A Molded Substrate Electronic Package And Structure

125	15/893,591	02/10/18	Electronic Package Structure

126	15/905,602	02/26/18	Method Of Manufacturing an Electronic Device And Electronic Device Manufacturerd Thereby

127	15/907,039	02/27/18	Method Of Forming An Electronic Device Structure Having An Electronic Component With An On-Edge Orientation And Related Structures

128	15/911,082	03/03/18	Packaged Electronic Device Having Integrated Antenna And Locking Structure

129	15/919,569	03/13/18	System And Method For Laser Assisted Bonding Of Semicondcutor Die

130	15/919,791	03/13/18	Semiconductor Package Structure For Improving Die Warpage And Manufacturing Method Thereof

131	15/934,267	03/23/18	Semiconductor Package With Multiple Compartments

132	15/936,877	03/27/18	Semiconductor Package And Manufacturing Method Thereof

133	15/937,423	03/27/18	ELECTRONIC DEVICE WITH ADAPTIVE VERTICAL INTERCONNECT AND FABRICATING METHOD THEREOF

134	15/943,097	04/02/18	EMBEDDED BALL LAND SUBSTRATE, SEMICONDUCTOR PACKAGE, AND MANUFACTURING METHODS

135	15/945,938	04/05/18	Semiconductor Device And Manufacturing Method Thereof

136	15/947,245	04/06/18	Semiconductor Device And Manufacturing Method Thereof

137	15/953,024	04/13/18	Conductive Pad On Producing Through Electrode Semiconductor Device And Method Of Manufacturing

138	15/953,591	04/16/18	SEMICONDUCTOR PACKAGE USING CAVITY SUBSTRATE AND MANUFACTURING METHODS

139	15/968,360	05/01/18	Method And System For Packing Optimization Of Semiconductor Devices

140	15/973,329	05/07/18	Semicondcutor Device Package And Manufacturing Method Thereof

141	15/973,799	05/08/18	Semiconductor Device And Manufacturing Method Thereof

142	15/987,075	05/23/18	Semiconductor Device And Method Of Manufacturing Semiconductor Device

143	15/988,940	05/24/18	SENSOR PACKAGE AND MANUFACTURING METHOD THEREOF

144	16/017,735	06/25/18	Semiconductor Device And Manufacturing Method Thereof

4.	Licenses

Name of the Obligor	Company	Title	Effective Date
Amkor Technology, Inc.	Tessera, Inc.	Limited TCC License Agreement	5/9/1996

Amkor Technology, Inc.	Sharp Corporation	Cross-License by and between Amkor Technology, Inc. and Sharp Corporation	10/8/1998

Amkor Technology, Inc.	Flip Chip Technologies, LLC	License Agreement	2/25/2000

Amkor Technology, Inc.	Flip Chip Technologies, LLC	License Agreement	6/5/2001

Amkor Technology, Inc.	St Assembly Test Services Ltd.	MicroLeadFrame License and Settlement Agreement	9/4/2001

Amkor Technology, Inc.	RF Micro Devices, Inc.	Integrated Inductor Lead Frame License Agreement	1/1/2003

Amkor Technology, Inc.	Ablestik Korea, a Division of National Starch and Chemical Korea Ltd.	Supplementary Agreement	3/4/2003

Amkor Technology, Inc.	RF Micro Devices, Inc.	Micro Lead Frame Evaluation and Sampling License Agreement	3/5/2003

Amkor Technology, Inc.	ASAT Holdings Limited	MicroLeadFrame and Leadless Plastic Chip Carrier Patent Cross License	11/1/2003

Amkor Technology, Inc.	IBM (International Business Machines) Corporation	License Agreement	5/31/2004

Amkor Technology, Inc.	PSi Technologies, Inc.	MicroLeadFrame Patent License Agreement	11/15/2004

Amkor Technology, Inc.	ASAT Holdings Limited	Flip Chip & Thin Array Plastic Package Technology Cross License Agreement	4/1/2005

Amkor Technology, Inc.	Unimicron Technology Corp.	Laser Embedded Substrate Technology License Agreement	4/22/2005

Amkor Technology, Inc.	Freescale Technology	Collaboration Agreement RCP Technology Transfer	5/4/2005

Amkor Technology, Inc.	Gem Services	MicroLeadFrame Patent License Agreement	8/8/2005

Amkor Technology, Inc.	Advanced Microdevices, Inc.	Lead Free Bumping Technology License Agreement	9/18/2006

Amkor Technology, Inc.	UTAC	MicroLeadFrame Patent License Agreement	1/1/2007

Amkor Technology, Inc.	TriQuint	Test Software License Agreement	1/18/2007

Amkor Technology, Inc.	IBM (International Business Machines) Corporation	License Agreement	4/27/2007

Amkor Technology, Inc.	Advanpack Solutions Pte. Ltd.	Copper Pillar Patent License Agreement	5/1/2007

Amkor Technology, Inc.	ASAT Holdings	FusionQuad License Agreement	7/1/2008

Amkor Technology, Inc.	St Assembly Test Services Ltd.	FusionQuad License Agreement	5/14/2009

Amkor Technology, Inc.	Intel Mobile Communications GmbH	License Agreement	5/17/2010

Amkor Technology, Inc.	IBM (International Business Machines) Corporation	License Agreement	6/4/2010

Amkor Technology, Inc.	GLOBALFOUNDRIES	Amended Lead Free Bumping Technology License Agreement	5/27/2011

Amkor Technology, Inc.	SHINKO ELECTRIC INDUSTRIES CO., LTD.	TMV License Agreement	1/6/2012

Amkor Technology, Inc.	Taiwan Semiconductor Manufacturing Company, Ltd.	COPPER PILLAR WAFER BUMP LICENSE AGREEMENT	1/25/2013

Amkor Technology, Inc.	Toshiba Corporation	Technical Assistance and License Agreement between Toshiba Corporation and Amkor Technology Inc. for Assembly and Test Technology	7/31/2013

Amkor Technology, Inc.	shinko ELECTRIC INDUSTRIES CO., LTD.	MCeP License Agreement	1/21/2014

Amkor Technology, Inc.	Toshiba Corporation	Technical Assistance and License Agreement for Shield Package Enhancement Technolgy	5/26/2014

Amkor Technology, Inc.	Globalfoundries Inc.	COPPER PILLAR WAFER BUMP LICENSE AGREEMENT	12/12/2014

Amkor Technology, Inc.	Tessera, Inc.	Settlement Agreement	1/15/2015

Amkor Technology, Inc.	Broadcom Corporation	Recon Development and License Agreement	2/12/2015

Amkor Technology, Inc.	Shinko ELECTRIC INDUSTRIES CO., LTD.	MCeP License Agreement #2	9/4/2015

Amkor Technology, Inc.	Sandia Corporation	NON-EXCLUSIVE PATENT LICENSE	10/21/2015

Amkor Technology, Inc.	Synaptics	Settlement, Release, IP License, and Patent Assignment Agreement	4/12/2017

SCHEDULE 9.1.14

to

Loan and Security Agreement

ENVIRONMENTAL MATTERS

NONE.

SCHEDULE 9.1.15

to

Loan and Security Agreement

RESTRICTIVE AGREEMENTS

1.	Senior Notes (2021) Indenture – that certain Indenture between Parent and U.S. Bank National Association, as Trustee, dated as of May 20, 2011, as such Indenture may be amended or supplemented from time to time, relating to Parent’s 6.625% Senior Notes due 2021.

2.	Senior Notes (2022) Indenture – that certain Indenture between Parent and U.S. Bank National Association, as Trustee, dated as of September 21, 2012, as such Indenture may be amended or supplemented from time to time, relating to Parent’s 6.375% Senior Notes due 2022.

SCHEDULE 9.1.16

to

Loan and Security Agreement

LITIGATION

NONE.

SCHEDULE 9.1.18

to

Loan and Security Agreement

ERISA

NONE.

SCHEDULE 9.1.20

to

Loan and Security Agreement

LABOR CONTRACTS

NONE.

SCHEDULE 9.1.21

to

Loan and Security Agreement

PRIOR NAMES AND LOCATIONS

Obligor	Former Location
Amkor Technology, Inc.	1900 South Price Road, Chandler AZ 85284

Amkor Technology, Inc.	1900 South Price Road, Chandler AZ 85284

SCHEDULE 10.2.2

to

Loan and Security Agreement

EXISTING LIENS

•	Cash collateral securing (i) the standby Letter of Credit bearing number 7420662 in the face amount of $147,404 issued for the benefit of Credit Suisse AG London Branch, (ii) the standby Letter of Credit bearing number 68101486 in the face amount of $257,541 issued for the benefit of Credit Suisse AG London Branch and (iii) the standby Letter of Credit bearing number 3096430 in the face amount of $127,652 issued for the benefit of Salt River Project Agricultural.

DEBTOR	SECURED PARTY	JURISDICTION	TYPE OF FILING AND FILING NUMBER	DESCRIPTION OF COLLATERAL
Amkor Technology, Inc.	MB Financial Bank, N.A.	Delaware	UCC-1 2017 4607195	Specific equipment

Amkor Technology, Inc.	MB Financial Bank, N.A.	Delaware	UCC-1 2017 5584955	Specific equipment

Amkor Technology, Inc.	MB Financial Bank, N.A.	Delaware	UCC-1 2017 7303904	Specific equipment